Filed pursuant to Rule 424(b)(5)
Registration No. 333-257399

Pricing Supplement (To Prospectus dated August 4, 2021 and Prospectus Supplement dated August 4, 2021) July 19, 2022

$10,000,000,000

Medium-Term Notes, Series N

$2,000,000,000 4.827% Fixed/Floating Rate Senior Notes, due July 2026

$3,000,000,000 4.948% Fixed/Floating Rate Senior Notes, due July 2028

$5,000,000,000 5.015% Fixed/Floating Rate Senior Notes, due July 2033

This pricing supplement describes three series of our senior notes that will be issued under our Medium-Term Note Program, Series N. We refer to our 4.827% Fixed/Floating Rate Senior Notes, due July 2026 as the “4-year fixed/floating rate notes,” to our 4.948% Fixed/Floating Rate Senior Notes, due July 2028 as the “6-year fixed/floating rate notes” and to our 5.015% Fixed/Floating Rate Senior Notes, due July 2033 as the “11-year fixed/floating rate notes.” We refer to the 4-year fixed/floating rate notes, the 6-year fixed/floating rate notes and the 11-year fixed/floating rate notes collectively as the “notes.”

The 4-year fixed/floating rate notes mature on July 22, 2026. We will pay interest on the 4-year fixed/floating rate notes (a) from, and including, July 22, 2022 to, but excluding, July 22, 2025, at a fixed rate of 4.827% per annum, payable semi-annually, and (b) from, and including, July 22, 2025 to, but excluding, the maturity date, at a floating rate per annum equal to compounded SOFR, plus 1.75%, payable quarterly. The 6-year fixed/floating rate notes mature on July 22, 2028. We will pay interest on the 6-year fixed/floating rate notes (a) from, and including, July 22, 2022 to, but excluding, July 22, 2027, at a fixed rate of 4.948% per annum, payable semi-annually, and (b) from, and including, July 22, 2027 to, but excluding, the maturity date, at a floating rate per annum equal to compounded SOFR, plus 2.04%, payable quarterly. The 11-year fixed/floating rate notes mature on July 22, 2033. We will pay interest on the 11-year fixed/floating rate notes (a) from, and including, July 22, 2022 to, but excluding, July 22, 2032, at a fixed rate of 5.015% per annum, payable semi-annually, and (b) from, and including, July 22, 2032 to, but excluding, the maturity date, at a floating rate per annum equal to compounded SOFR, plus 2.16%, payable quarterly.

We will have the option to redeem each series of the notes prior to the applicable stated maturity as described in this pricing supplement under the heading “—Optional Redemption” for each series of the notes.

The notes are unsecured and rank equally in right of payment with all of our other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law. We do not intend to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors Relating to the Notes” beginning on page S-9 of the accompanying prospectus supplement and “Risk Factors” beginning on page 8 of the accompanying prospectus.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of the notes or passed upon the adequacy or accuracy of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	4-Year Fixed/ Floating Rate Notes		6-Year Fixed/ Floating Rate Notes		11-Year Fixed/ Floating Rate Notes
	Per Note	Total	Per Note	Total	Per Note	Total
Public Offering Price	100.000%	$2,000,000,000	100.000%	$3,000,000,000	100.000%	$5,000,000,000
Selling Agents’ Commission	0.250%	$5,000,000	0.350%	$10,500,000	0.450%	$22,500,000

Proceeds (before expenses)	99.750%	$1,995,000,000	99.650%	$2,989,500,000	99.550%	$4,977,500,000

We expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company on July 22, 2022.

Sole Book-Runner

BofA Securities

AmeriVet Securities	Cabrera Capital Markets, LLC	CastleOak Securities, L.P.
C.L. King & Associates	Mischler Financial Group, Inc.	R. Seelaus & Co., LLC

Banco Sabadell	BBVA	BNY Mellon Capital Markets, LLC	Capital One Securities	CIBC Capital Markets
Citizens Capital Markets	Danske Markets	HSBC	Huntington Capital Markets	ING
Lloyds Securities	Mashreqbank psc	Mizuho Securities	MUFG	Natixis
NatWest Markets	Nomura	Nordea	PNC Capital Markets LLC	Scotiabank
SOCIETE GENERALE	SMBC Nikko	Standard Chartered Bank	SVB Securities	UniCredit Capital Markets

SPECIFIC TERMS OF THE NOTES

The descriptions of certain specific terms of the notes set forth below supplement, and should be read together with, the description of our Medium-Term Notes, Series N included in “Description of the Notes” in the accompanying prospectus supplement dated August 4, 2021 and the general description of our debt securities included in “Description of Debt Securities” in the accompanying prospectus also dated August 4, 2021.

If there is any inconsistency or conflict between the information in this pricing supplement and in the accompanying prospectus supplement or prospectus, the information in this pricing supplement will govern and control. Capitalized or other defined terms used, but not defined, in this pricing supplement have the same meanings as are given to them in the accompanying prospectus supplement or prospectus, as applicable.

Terms of the 4-Year Fixed/Floating Rate Notes

• Title of the Series:	4.827% Fixed/Floating Rate Senior Notes, due July 2026

• Type of Notes:	Fixed/floating rate notes

• Specified Currency:	U.S. dollars

• Issue Price:	100%

• Aggregate Principal Amount Initially Being Issued:	$2,000,000,000

• Issue Date:	July 22, 2022

• CUSIP No.:	06051GLA5

• ISIN:	US06051GLA57

• Maturity Date:	July 22, 2026

• Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000

• Ranking:	Senior

• Fixed Interest Rate:	4.827% per annum, payable semi-annually in arrears for each semi-annual Interest Period during the period from, and including, the Issue Date to, but excluding, July 22, 2025 (the “4-Year Fixed Rate Period”).

• Floating Interest Rate:	Base Rate plus the Spread per annum, payable quarterly in arrears for each quarterly Interest Period during the period from, and including, July 22, 2025 to, but excluding, the Maturity Date (the “4-Year Floating Rate Period”). During the 4-Year Floating Rate Period, the 4-year fixed/floating rate notes will be “compounded SOFR notes” as defined in the accompanying prospectus supplement.

• Base Rate:	Compounded SOFR, which is a compounded average of daily SOFR (the Secured Overnight Financing Rate) as determined for each quarterly Interest Period during the 4-Year Floating Rate Period as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA—

Determination of Compounded SOFR (Payment Delay)” in the accompanying prospectus supplement.

• Spread:	175 basis points

• Payment Delay Convention:	Applicable. During the 4-Year Floating Rate Period, accrued interest, Interest Periods, the interest rate and timing of interest payments for a particular Interest Period, among other terms and provisions of the 4-year fixed/floating rate notes, will be determined as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA” in the accompanying prospectus supplement.

• Interest Periods:

During the 4-Year Fixed Rate Period, each semi-annual period from, and including, an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) to, but excluding, the next Interest Payment Date (or, if the 4-year fixed/floating rate notes are redeemed earlier, the redemption date).

During the 4-Year Floating Rate Period, each quarterly period from, and including, an Interest Period Demarcation Date (or in the case of the first Interest Period during the 4-Year Floating Rate Period, the scheduled Interest Payment Date of July 22, 2025 (adjusted, if applicable, as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA—General Terms and Provisions Applicable to the Notes Using the Payment Delay Convention” in the accompanying prospectus supplement)) to, but excluding the next Interest Period Demarcation Date (or, in the case of the final Interest Period, the Maturity Date or, if the 4-year fixed/floating rate notes are redeemed earlier, the redemption date).

• Interest Period Demarcation Dates during the 4-Year Floating Rate Period:	The 22nd of each January, April, July and October, commencing October 22, 2025 and ending on the Maturity Date (or, if the 4-year fixed/floating rate notes are redeemed earlier, ending on the redemption date).

• Interest Payment Dates:

During the 4-Year Fixed Rate Period, January 22 and July 22 of each year, beginning January 22, 2023 and ending July 22, 2025.

During the 4-Year Floating Rate Period, the second Business Day following each Interest Period Demarcation Date; provided that the Interest Payment Date with respect to the final Interest Period will be the Maturity Date or, if the 4-year fixed/

floating rate notes are redeemed earlier, the redemption date.

• Rate Cut-Off Date:

The second U.S. government securities business day prior to the Maturity Date or redemption date, as applicable.

For purposes of calculating compounded SOFR with respect to the final Interest Period, the level of SOFR for each U.S. government securities business day in the period from, and including, the Rate Cut-Off Date to, but excluding, the Maturity Date or redemption date, as applicable, will be the level of SOFR in respect of such Rate Cut-Off Date.

• Optional Redemption:

We may redeem the 4-year fixed/floating rate notes at our option, (a) in whole, but not in part, on July 22, 2025, or (b) in whole at any time or in part from time to time, on or after June 18, 2026 and prior to the Maturity Date, in each case, upon at least 5 business days’ but not more than 60 calendar days’ prior written notice to holders of the 4-year fixed/floating rate notes being redeemed at a redemption price equal to 100% of the principal amount of the 4-year fixed/floating rate notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

In addition, we may redeem the 4-year fixed/floating rate notes at our option, in whole at any time or in part from time to time, on or after January 22, 2023 (or, if additional 4-year fixed/floating rate notes are issued after July 22, 2022, on or after the date that is six months after the issue date of such additional 4-year fixed/floating rate notes), and prior to July 22, 2025 (which is the last day of the “remaining term” of the 4-year fixed/floating rate notes for purposes of such redemption), upon at least 5 business days’ but not more than 60 calendar days’ prior written notice to the holders of the 4-year fixed/floating rate notes being redeemed, pursuant to a “make-whole redemption” at the applicable “make-whole” redemption price, in accordance with the applicable terms and provisions set forth in the accompanying prospectus supplement under the heading “Description of the Notes— Redemption—Make-Whole Redemption.” The applicable “spread” to be added to the treasury rate for the “make-whole” redemption price is 25 basis points.

Terms of the 6-Year Fixed/Floating Rate Notes

• Title of the Series:	4.948% Fixed/Floating Rate Senior Notes, due July 2028

• Type of Notes:	Fixed/floating rate notes

• Specified Currency:	U.S. dollars

• Issue Price:	100%

• Aggregate Principal Amount Initially Being Issued:	$3,000,000,000

• Issue Date:	July 22, 2022

• CUSIP No.:	06051GKW8

• ISIN:	US06051GKW86

• Maturity Date:	July 22, 2028

• Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000

• Ranking:	Senior

• Fixed Interest Rate:	4.948% per annum, payable semi-annually in arrears for each semi-annual Interest Period during the period from, and including, the Issue Date to, but excluding, July 22, 2027 (the “6-Year Fixed Rate Period”).

• Floating Interest Rate:	Base Rate plus the Spread per annum, payable quarterly in arrears for each quarterly Interest Period during the period from, and including, July 22, 2027 to, but excluding, the Maturity Date (the “6-Year Floating Rate Period”). During the 6-Year Floating Rate Period, the 6-year fixed/floating rate notes will be “compounded SOFR notes” as defined in the accompanying prospectus supplement.

• Base Rate:	Compounded SOFR, which is a compounded average of daily SOFR (the Secured Overnight Financing Rate) as determined for each quarterly Interest Period during the 6-Year Floating Rate Period as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA—Determination of Compounded SOFR (Payment Delay)” in the accompanying prospectus supplement.

• Spread:	204 basis points

• Payment Delay Convention:	Applicable. During the 6-Year Floating Rate Period, accrued interest, Interest Periods, the interest rate and timing of interest payments for a particular Interest Period, among other terms and provisions of the 6-year fixed/floating rate notes, will be determined as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA” in the accompanying prospectus supplement.

• Interest Periods:

During the 6-Year Fixed Rate Period, each semi-annual period from, and including, an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) to, but excluding, the next Interest Payment Date (or, if the 6-year fixed/floating rate notes are redeemed earlier, the redemption date).

During the 6-Year Floating Rate Period, each quarterly period from, and including, an Interest Period Demarcation Date (or in the case of the first Interest Period during the 6-Year Floating Rate Period, the scheduled Interest Payment Date of July 22, 2027 (adjusted, if applicable, as set forth under “Description of the Notes—Floating-Rate Notes— Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA—General Terms and Provisions Applicable to the Notes Using the Payment Delay Convention” in the accompanying prospectus supplement)) to, but excluding the next Interest Period Demarcation Date (or, in the case of the final Interest Period, the Maturity Date or, if the 6-year fixed/floating rate notes are redeemed earlier, the redemption date).

• Interest Period Demarcation Dates during the 6-Year Floating Rate Period:	The 22nd of each January, April, July and October, commencing October 22, 2027 and ending on the Maturity Date (or, if the 6-year fixed/floating rate notes are redeemed earlier, ending on the redemption date).

• Interest Payment Dates:

During the 6-Year Fixed Rate Period, January 22 and July 22 of each year, beginning January 22, 2023 and ending July 22, 2027.

During the 6-Year Floating Rate Period, the second Business Day following each Interest Period Demarcation Date; provided that the Interest Payment Date with respect to the final Interest Period will be the Maturity Date or, if the 6-year fixed/floating rate notes are redeemed earlier, the redemption date.

• Rate Cut-Off Date:

The second U.S. government securities business day prior to the Maturity Date or redemption date, as applicable.

For purposes of calculating compounded SOFR with respect to the final Interest Period, the level of SOFR for each U.S. government securities business day in the period from, and including, the Rate Cut-Off Date to, but excluding, the Maturity Date or redemption date, as applicable, will be the level of SOFR in respect of such Rate Cut-Off Date.

• Optional Redemption:

We may redeem the 6-year fixed/floating rate notes at our option, (a) in whole, but not in part, on July 22, 2027, or (b) in whole at any time or in part from time to time, on or after June 21, 2028 and prior to the Maturity Date, in each case, upon at least 5 business days’ but not more than 60 calendar days’ prior written notice to holders of the 6-year fixed/floating rate notes being redeemed at a redemption price equal to 100% of the principal amount of the 6-year fixed/floating rate notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

In addition, we may redeem the 6-year fixed/floating rate notes at our option, in whole at any time or in part from time to time, on or after January 22, 2023 (or, if additional 6-year fixed/floating rate notes are issued after July 22, 2022, on or after the date that is six months after the issue date of such additional 6-year fixed/floating rate notes), and prior to July 22, 2027 (which is the last day of the “remaining term” of the 6-year fixed/floating rate notes for purposes of such redemption), upon at least 5 business days’ but not more than 60 calendar days’ prior written notice to the holders of the 6-year fixed/floating rate notes being redeemed, pursuant to a “make-whole redemption” at the applicable “make-whole” redemption price, in accordance with the applicable terms and provisions set forth in the accompanying prospectus supplement under the heading “Description of the Notes— Redemption—Make-Whole Redemption.” The applicable “spread” to be added to the treasury rate for the “make-whole” redemption price is 30 basis points.

Terms of the 11-Year Fixed/Floating Rate Notes

• Title of the Series:	5.015% Fixed/Floating Rate Senior Notes, due July 2033

• Type of Notes:	Fixed/floating rate notes

• Specified Currency:	U.S. dollars

• Issue Price:	100%

• Aggregate Principal Amount Initially Being Issued:	$5,000,000,000

• Issue Date:	July 22, 2022

• CUSIP No.:	06051GKY4

• ISIN:	US06051GKY43

• Maturity Date:	July 22, 2033

• Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000

• Ranking:	Senior

• Fixed Interest Rate:	5.015% per annum, payable semi-annually in arrears for each semi-annual Interest Period during the period from, and including, the Issue Date to, but excluding, July 22, 2032 (the “11-Year Fixed Rate Period”).

• Floating Interest Rate:	Base Rate plus the Spread per annum, payable quarterly in arrears for each quarterly Interest Period during the period from, and including, July 22, 2032 to, but excluding, the Maturity Date (the “11-Year Floating Rate Period”). During the 11-Year Floating Rate Period, the 11-year fixed/floating rate notes will be “compounded SOFR notes” as defined in the accompanying prospectus supplement.

• Base Rate:	Compounded SOFR, which is a compounded average of daily SOFR (the Secured Overnight Financing Rate) as determined for each quarterly Interest Period during the 11-Year Floating Rate Period as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA—Determination of Compounded SOFR (Payment Delay)” in the accompanying prospectus supplement.

• Spread:	216 basis points

• Payment Delay Convention:	Applicable. During the 11-Year Floating Rate Period, accrued interest, Interest Periods, the interest rate and timing of interest payments for a particular Interest Period, among other terms and provisions of the 11-year fixed/floating rate notes, will be determined as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA” in the accompanying prospectus supplement.

• Interest Periods:

During the 11-Year Fixed Rate Period, each semi-annual period from, and including, an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) to, but excluding, the next Interest Payment Date (or, if the 11-year fixed/floating rate notes are redeemed earlier, the redemption date).

During the 11-Year Floating Rate Period, each quarterly period from, and including, an Interest Period Demarcation Date (or in the case of the first Interest Period during the 11-Year Floating Rate Period, the scheduled Interest Payment Date of

July 22, 2032 (adjusted, if applicable, as set forth under “Description of the Notes—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA—General Terms and Provisions Applicable to the Notes Using the Payment Delay Convention” in the accompanying prospectus supplement)) to, but excluding the next Interest Period Demarcation Date (or, in the case of the final Interest Period, the Maturity Date or, if the 11-year fixed/floating rate notes are redeemed earlier, the redemption date).

• Interest Period Demarcation Dates during the 11-Year Floating Rate Period:	The 22nd of each January, April, July and October, commencing October 22, 2032 and ending on the Maturity Date (or, if the 11-year fixed/floating rate notes are redeemed earlier, ending on the redemption date).

• Interest Payment Dates:

During the 11-Year Fixed Rate Period, January 22 and July 22 of each year, beginning January 22, 2023 and ending July 22, 2032.

During the 11-Year Floating Rate Period, the second Business Day following each Interest Period Demarcation Date; provided that the Interest Payment Date with respect to the final Interest Period will be the Maturity Date or, if the 11-year fixed/floating rate notes are redeemed earlier, the redemption date.

• Rate Cut-Off Date:

The second U.S. government securities business day prior to the Maturity Date or redemption date, as applicable.

For purposes of calculating compounded SOFR with respect to the final Interest Period, the level of SOFR for each U.S. government securities business day in the period from, and including, the Rate Cut-Off Date to, but excluding, the Maturity Date or redemption date, as applicable, will be the level of SOFR in respect of such Rate Cut-Off Date.

• Optional Redemption:	We may redeem the 11-year fixed/floating rate notes at our option, (a) in whole, but not in part, on July 22, 2032, or (b) in whole at any time or in part from time to time, on or after April 22, 2033 and prior to the Maturity Date, in each case, upon at least 5 business days’ but not more than 60 calendar days’ prior written notice to holders of the 11-year fixed/floating rate notes being redeemed at a redemption price equal to 100% of the principal amount of the 11-year fixed/floating rate notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

In addition, we may redeem the 11-year fixed/floating rate notes at our option, in whole at any time or in part from time to time, on or after January 22, 2023 (or, if additional 11-year fixed/floating rate notes are issued after July 22, 2022, on or after the date that is six months after the issue date of such additional 11-year fixed/floating rate notes), and prior to July 22, 2032 (which is the last day of the “remaining term” of the 11-year fixed/floating rate notes for purposes of such redemption), upon at least 5 business days’ but not more than 60 calendar days’ prior written notice to the holders of the 11-year fixed/floating rate notes being redeemed, pursuant to a “make-whole redemption” at the applicable “make-whole” redemption price, in accordance with the applicable terms and provisions set forth in the accompanying prospectus supplement under the heading “Description of the Notes— Redemption—Make-Whole Redemption.” The applicable “spread” to be added to the treasury rate for the “make-whole” redemption price is 30 basis points.

Terms Applicable to Each Series of the Notes

• Day Count Convention:	30/360 during the 4-Year Fixed Rate Period, the 6-Year Fixed Rate Period and the 11-Year Fixed-Rate Period; Actual/360 during the 4-Year Floating Rate Period, the 6-Year Floating Rate Period and the 11-Year Floating Rate Period.

• Business Days:	During the 4-Year Fixed Rate Period, the 6-Year Fixed Rate Period and the 11-Year Fixed Rate Period, New York/Charlotte; during the 4-Year Floating Rate Period, the 6-Year Floating Rate Period and the 11-Year Floating Rate Period, New York/Charlotte and U.S. government securities business day.

• Business Day Convention:	During the 4-Year Fixed Rate Period, the 6-Year Fixed Rate Period and the 11-Year Fixed Rate Period, following unadjusted business day convention; during the 4-Year Floating Rate Period, the 6-Year Floating Rate Period and the 11-Year Floating Rate Period, modified following business day convention (adjusted).

• Record Dates for Interest Payments:	For book-entry only notes, one business day prior to the applicable Interest Payment Date. If the notes are not held in book-entry only form, the record dates will be the fifteenth calendar day preceding the applicable Interest Payment Date as originally scheduled to occur.

• Repayment at Option of Holder:	None

• Listing:	None

• Calculation Agent:	For purposes of calculating the rate of interest on the notes during the 4-Year Floating Rate Period, the 6-Year Floating Rate Period and the 11-Year Floating Rate Period, we have entered into an agreement with The Bank of New York Mellon Trust Company, N.A. to act as calculation agent. We may remove the calculation agent at any time, and we may appoint a replacement calculation agent, which may be an affiliate of ours, without your consent and without notifying you of the change.

• Further Issuances:	We have the ability to “reopen,” or increase after the Issue Date, the aggregate principal amount of each series of the notes initially being issued without notice to the holders of existing notes of the relevant series by selling additional notes of that series having the same terms, provided that such additional notes of such series will be fungible for U.S. federal income tax purposes. However, any new notes of this kind may have a different offering price and may begin to bear interest on a different date.

SUPPLEMENTAL INFORMATION CONCERNING THE PLAN OF

DISTRIBUTION AND CONFLICTS OF INTEREST

On July 19, 2022, we entered into an agreement with the selling agents identified below for the purchase and sale of the notes (the “written terms agreement”). We have agreed to sell to each of the selling agents, and each of the selling agents has agreed to purchase from us, the principal amount of the notes shown opposite its name in the table below at the public offering price set forth above.

Selling Agent	Principal Amount of 4-Year Fixed/ Floating Rate Notes	Principal Amount of 6-Year Fixed/ Floating Rate Notes	Principal Amount of 11-Year Fixed/ Floating Rate Notes
BofA Securities, Inc.	$1,620,000,000	$2,430,000,000	$4,050,000,000
AmeriVet Securities, Inc.	$30,000,000	$45,000,000	$75,000,000
Cabrera Capital Markets, LLC	$30,000,000	$45,000,000	$75,000,000
CastleOak Securities, L.P.	$30,000,000	$45,000,000	$75,000,000
C.L. King & Associates, Inc.	$30,000,000	$45,000,000	$75,000,000
Mischler Financial Group, Inc.	$30,000,000	$45,000,000	$75,000,000
R. Seelaus & Co., LLC	$30,000,000	$45,000,000	$75,000,000
Banco de Sabadell, S.A.	$8,000,000	$12,000,000	$20,000,000
BBVA Securities Inc.	$8,000,000	$12,000,000	$20,000,000
BNY Mellon Capital Markets, LLC	$8,000,000	$12,000,000	$20,000,000
Capital One Securities, Inc.	$8,000,000	$12,000,000	$20,000,000
CIBC World Markets Corp.	$8,000,000	$12,000,000	$20,000,000
Citizens Capital Markets, Inc.	$8,000,000	$12,000,000	$20,000,000
Danske Markets Inc.	$8,000,000	$12,000,000	$20,000,000
HSBC Securities (USA) Inc.	$8,000,000	$12,000,000	$20,000,000
Huntington Securities, Inc.	$8,000,000	$12,000,000	$20,000,000
ING Financial Markets LLC	$8,000,000	$12,000,000	$20,000,000
Lloyds Securities Inc.	$8,000,000	$12,000,000	$20,000,000
Mashreqbank psc	$8,000,000	$12,000,000	$20,000,000
Mizuho Securities USA LLC	$8,000,000	$12,000,000	$20,000,000
MUFG Securities Americas Inc.	$8,000,000	$12,000,000	$20,000,000
Natixis Securities Americas LLC	$8,000,000	$12,000,000	$20,000,000
NatWest Markets Securities Inc.	$8,000,000	$12,000,000	$20,000,000
Nomura Securities International, Inc.	$8,000,000	$12,000,000	$20,000,000
Nordea Bank Abp	$8,000,000	$12,000,000	$20,000,000
PNC Capital Markets LLC	$8,000,000	$12,000,000	$20,000,000
Scotia Capital (USA) Inc.	$8,000,000	$12,000,000	$20,000,000
SG Americas Securities, LLC	$8,000,000	$12,000,000	$20,000,000
SMBC Nikko Securities America, Inc.	$8,000,000	$12,000,000	$20,000,000
Standard Chartered Bank	$8,000,000	$12,000,000	$20,000,000
SVB Securities LLC	$8,000,000	$12,000,000	$20,000,000
UniCredit Capital Markets LLC	$8,000,000	$12,000,000	$20,000,000

Total	$2,000,000,000	$3,000,000,000	$5,000,000,000

The obligations of the selling agents under the written terms agreement are several and not joint. The selling agents have agreed to purchase all of the notes if any of them are purchased. In the event of a default by any selling agent, the written terms agreement provides that, in certain circumstances, non-defaulting selling agents may increase their purchase commitments, or the written terms agreement may be terminated.

The selling agents may sell the notes to certain dealers at the public offering price, less a concession which will not exceed 0.150% of the principal amount of the 4-year fixed/floating rate notes, 0.200% of the principal amount of the 6-year fixed/floating rate notes and 0.270% of the principal amount of the 11-year fixed/floating rate notes, and the selling agents and those dealers may resell the notes to other dealers at a reallowance discount which will not exceed 0.100% of the principal amount of the 4-year fixed/floating rate notes, 0.150% of the principal amount of the 6-year fixed/floating rate notes and 0.180% of the principal amount of the 11-year fixed/floating rate notes.

After the initial offering of the notes, the concessions and reallowance discounts for the notes may change.

We estimate that the total offering expenses for the notes, excluding the selling agents’ commissions, will be approximately $1,660,000.

BofA Securities, Inc. is our wholly-owned subsidiary, and we will receive the net proceeds of the offering.

We expect that delivery of the notes will be made to investors on or about July 22, 2022, which is the third business day following the date of this pricing supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Some of the selling agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the selling agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The selling agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such selling agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The selling agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Nordea Bank Abp’s ability to engage in U.S. securities dealings is limited under the U.S. Bank Holding Company Act and it may not underwrite, offer or sell securities that are offered or sold in the United States. Nordea Bank Abp will only underwrite, offer and sell the notes that are part of its allotment solely outside the United States.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

To the extent any selling agent that is not a U.S. registered broker-dealer intends to effect any offers or sales of any notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

VALIDITY OF THE NOTES

In the opinion of McGuireWoods LLP, as counsel to Bank of America Corporation ( “BAC”), when the notes offered hereby have been completed and executed by BAC, and authenticated by the trustee in accordance with the provisions of the indenture governing the notes, and the notes have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus and prospectus supplement, all in accordance with the provisions of the indenture governing the notes, the notes will be the legal, valid and binding obligations of BAC, subject to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date of this pricing supplement. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes, the validity, binding nature and enforceability of the indenture governing the notes with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of McGuireWoods LLP dated June 25, 2021, which has been filed as an exhibit to BAC’s Registration Statement relating to the notes filed with the Securities and Exchange Commission on June 25, 2021.

Medium-Term Notes, Series N

We may offer from time to time our Bank of America Corporation Medium-Term Notes, Series N. The specific terms of any notes that we offer will be determined before each sale and will be described in a separate pricing supplement, prospectus addendum, product supplement and/or other prospectus supplement. Terms may include:

•	Priority: senior or subordinated

•	Interest rate:

¡	fixed-rate

¡	floating-rate

¡	fixed/floating rate

¡	fixed-rate reset

¡	non-interest bearing

•	Maturity: 365 days (one year) or more

•	Payments: U.S. dollars, euro, Canadian dollars, Australian dollars, pounds sterling or any other currency that we specify in the applicable supplement
•	Base rates for floating-rate notes:

¡	SOFR

¡	EURIBOR

¡	CDOR

¡	CORRA

¡	BBSW

¡	SONIA

¡	federal funds (effective) rate

¡	prime rate

¡	treasury (auction) rate

¡	any other rate we specify in the applicable supplement

•	Reset reference rates for fixed-rate reset notes:

¡	U.S. Treasury Rate

¡	UK Government Bond (Gilt) Rate

We may sell notes to the selling agents as principal for resale at varying or fixed offering prices or through the selling agents as agents using their best efforts on our behalf. We also may sell the notes directly to investors.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any notes. In addition, BofA Securities, Inc., or any of our other broker-dealer affiliates, may use this prospectus supplement and the accompanying prospectus in market-making transactions in any notes after their initial sale. Unless we or one of our selling agents informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the applicable supplement, the notes will not be listed or quoted on any securities exchange or quotation system.

Investing in the notes involves risks. See “Risk Factors Relating to the Notes” beginning on page S-9 and “Risk Factors” beginning on page 8 of the accompanying prospectus.

Certain capitalized or other defined terms that are used in this prospectus supplement have the specific meanings set forth herein. A listing of the pages on which certain of such terms are defined can be found under the Index of Certain Defined Terms at the end of this prospectus supplement. Capitalized or other defined terms used, but not defined, in this prospectus supplement have the same meanings as are given to them in the accompanying prospectus.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

Prospectus Supplement to Prospectus dated August 4, 2021

August 4, 2021

ABOUT THIS PROSPECTUS SUPPLEMENT

We have registered our Medium-Term Notes, Series N (the “notes”) on a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) under Registration No. 333-257399. From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement, prospectus addendum, product supplement and/or other prospectus supplement to offer the notes. You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of our debt securities that may be issued under the Indentures (as defined below), including the notes, contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

For each offering of notes, we will issue a pricing supplement, prospectus addendum and/or other prospectus supplement that will contain additional terms of the offering and specific terms and provisions of the notes being offered. Such pricing supplement, prospectus addendum or other prospectus supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of the amounts payable under the notes and the method of making payments under the notes. In this prospectus supplement, references to the “applicable supplement” mean this prospectus supplement, and any applicable pricing supplement, prospectus addendum or addenda, and/or any other supplement or supplements filed with the SEC pursuant to Rule 424 under the Securities Act, that describe the particular notes being offered to you. If there are any differences between the information contained in the applicable supplement or any document dated after the date of this prospectus supplement and incorporated by reference into the accompanying prospectus, the information contained in such applicable supplement or document will supersede the information in this prospectus supplement. If the applicable supplement for a series of notes includes terms and provisions that modify, conflict with or otherwise are inconsistent with the applicable terms and provisions of the notes set forth in this prospectus supplement, then, regardless of whether or not the applicable terms and provisions set forth below are stated to apply “unless otherwise specified in the applicable supplement,” such terms and provisions set forth in the applicable supplement shall govern and control with respect to such series of notes. We will state in the applicable supplement the interest rate, the base rate for floating-rate notes or the reset reference rate for fixed-rate reset notes, as applicable, the applicable spread (if any), issue price, the maturity date, interest payment dates, redemption, or repayment provisions, if any, and other relevant terms and provisions for each note at the time of issuance. An applicable supplement also may include a discussion of any risk factors or other special additional considerations that apply to a particular type of note. Each applicable supplement can be quite detailed and always should be read carefully.

IN CONNECTION WITH ANY OFFERING OF THE NOTES, WE MAY APPOINT A STABILIZING MANAGER, IN WHICH CASE THE STABILIZING MANAGER WILL BE IDENTIFIED IN THE APPLICABLE SUPPLEMENT. THE STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF), IF ANY, MAY OVER ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE APPLICABLE NOTES DURING THE STABILIZATION PERIOD AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION ACTION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE APPLICABLE SERIES OF NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH WE RECEIVE THE PROCEEDS OF THE APPLICABLE OFFERING OF NOTES, OR NO LATER

THAN 60 DAYS AFTER THE DATE OF ALLOTMENT OF THE APPLICABLE SERIES NOTES, WHICHEVER IS THE EARLIER. ANY STABILIZATION ACTION OR OVER ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES AND WILL BE UNDERTAKEN AT THE OFFICES OF THE STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF) AND ON THE APPLICABLE STOCK EXCHANGE ON WHICH THE APPLICABLE SERIES OF NOTES IS LISTED, IF ANY.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes may be restricted by law in some jurisdictions. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. See “Supplemental Plan of Distribution (Conflicts of Interest)—Selling Restrictions.”

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant Member State”) will be made under an exemption under Regulation (EU) No. 2017/1129 (the “EU Prospectus Regulation”), from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of any notes which are contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any selling agent to publish or supplement a prospectus for the purposes of the EU Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the EU Prospectus Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any of the selling agents to publish or supplement a prospectus for the purposes of the UK Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act of 2018 (the “EUWA”).

This prospectus supplement and the accompanying prospectus are only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on them.

IMPORTANT  —  EEA RETAIL INVESTORS  —  The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

IMPORTANT  —  UK RETAIL INVESTORS  —  The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notification under Section 309B(1) of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”)  —  Unless otherwise stated in the applicable supplement in respect of any notes, all notes issued or to be issued using this prospectus supplement and the accompanying prospectus shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

INVESTORS SHOULD NOTE THAT BANK OF AMERICA CORPORATION IS NOT LICENCED TO OPERATE AS A BANK IN ITALY.

Capitalized or other terms used, but not defined, in this prospectus supplement have the respective meanings as are given to them in the accompanying prospectus. Capitalized or other defined terms used and defined in this prospectus supplement are sometimes defined after their first use without a reference such as “as defined in this prospectus supplement.”

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries. In this prospectus supplement, references to “floating-rate notes” mean both floating-rate notes and fixed/floating rate notes at any time such fixed/floating rate notes bear interest at a floating rate.

When we refer to “you” or “investors” in this prospectus supplement, we mean those who invest in the notes being offered by this prospectus supplement, whether they are the registered holders or only indirect owners of those notes. When we refer to “your notes” in this prospectus supplement, we mean the notes in which you will hold a direct or indirect interest.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America; references to “C$,” “Canadian dollars” and “CAD” are to the currency of Canada; references to “A$,” “Australian dollars” and “AUD” are to the currency of the Commonwealth of Australia; references to “£,” “pounds sterling” and “GBP” are to the currency of the United Kingdom; and references to “€,” “euro” and “EUR” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

RISK FACTOR SUMMARY

Your investment in the notes will involve certain risks. Set forth below is a summary of the risks associated with an investment in the notes that are discussed in more detail in this prospectus supplement under “Risk Factors Relating to the Notes” below.

Risks Relating to the Floating-Rate Notes Generally

•	Floating-rate notes bear additional risks.

•	We or our affiliates may publish research reports that could affect the market value of the floating-rate notes.

•

If the applicable base rate for certain floating-rate notes is not available on a particular day, or has been discontinued and a replacement rate cannot be determined in accordance with applicable determination provisions, such unavailability or discontinuance may result in the effective application of a fixed rate of interest for such floating-rate notes.

•	Historical rates are not an indication of future rates.

Risks Relating to Notes Denominated in a Currency Other than the Investor’s Home Currency

•	An investment in a note denominated or payable in a currency other than your home currency involves currency-related risks.

•	Changes in currency exchange rates can be volatile and may adversely affect an investment in a note denominated or payable in a currency other than your home currency.

•	We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

•	Government policy can adversely affect foreign currency exchange rates and an investment in a note denominated or payable in a currency other than your home currency.

•	Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

•	An investor may bear currency exchange risk in a lawsuit for payment on a note denominated or payable in a currency other than U.S. dollars.

•	Information about currency exchange rates may not be indicative of future performance.

Risks Relating to the Secured Overnight Financing Rate and SOFR Notes Generally

•	The composition and characteristics of SOFR are not the same as those of USD LIBOR, and SOFR is not expected to be a comparable substitute, successor or replacement for USD LIBOR.

•	SOFR may be more volatile than other benchmark or market rates.

•	Any failure of SOFR to maintain market acceptance could adversely affect the return on or value of the SOFR notes and result in a limited secondary trading market for the SOFR notes.

•	SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for affected SOFR notes.

Risks Relating to the Sterling Overnight Index Average and SONIA Notes Generally

•	SONIA may be more volatile than other benchmark or market rates.

•	SONIA may be modified or discontinued, which could adversely affect the return on, value of or market for affected SONIA notes.

•	The market continues to develop in relation to SONIA as a base rate for floating-rate notes.

Risks Relating to Compounded SOFR Notes, Compounded SONIA Notes, Compounded CORRA Notes, Simple Average SOFR Notes and Simple Average SONIA Notes

•

The interest rate on a series of compounded notes or simple average notes will be based on a compounded or simple average, respectively, of the applicable daily rate. Such compounded and simple average rates are relatively new in the marketplace.

•	Interest payments due on a series of compounded notes or simple average notes will be determined only at the end of the relevant interest period.

•

With respect to a series of compounded notes using the payment delay convention, or simple average notes that do not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

•

With respect to a series of compounded notes using the rate cut-off convention or payment delay convention, or a series of simple average notes that employs a rate cut-off date, pursuant to the formula used to determine compounded SOFR, compounded SONIA, compounded CORRA, simple average SOFR or simple average SONIA, as applicable, for such notes for an applicable interest period, the applicable daily rate used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be such daily rate in respect of the relevant rate cut-off date.

•	Investors in a series of compounded notes using the payment delay convention will receive payments of interest on a delayed basis.

Risks Relating to USD Benchmark Transition Provisions

•	The selection of a USD Benchmark Replacement could adversely affect the return on, value of or market for affected SOFR notes.

Risks Relating to Non-USD Benchmark Transition Provisions

•	The selection of a Non-USD Benchmark Replacement could adversely affect the return on, value of or market for affected notes.

Risks Relating to the Euro Interbank Offered Rate and EURIBOR Notes Generally

•	Regulation, reform and the actual or potential discontinuation of EURIBOR may adversely affect the return on, value of and market for affected EURIBOR notes.

Risks Relating to the Bank Bill Swap Reference Rate and BBSW Notes Generally

•	Regulation, reform and the actual or potential discontinuation of BBSW may adversely affect the return on, value of and market for affected BBSW notes.

Risks Relating to the Canadian Dollar Bankers’ Acceptance Rate and CDOR Notes Generally

•	Regulation, reform, and the potential or actual discontinuation of CDOR may adversely affect the return on, value of and market for affected CDOR notes.

•	The Applicable Fallback Rate for CDOR notes may not be a suitable replacement for CDOR.

Risks Relating to the Canadian Overnight Repo Rate Average and Compounded CORRA Notes Generally

•	The composition and characteristics of CORRA are not the same as those of CDOR, and CORRA is not expected to be a comparable substitute or replacement for CDOR.

•	CORRA may be more volatile than other benchmark or market rates.

•

Any failure of CORRA to maintain market acceptance could adversely affect the return on or value of the compounded CORRA notes and result in a limited secondary trading market for the compounded CORRA notes.

•	CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for affected compounded CORRA notes.

•	The market continues to develop in relation to CORRA as a base rate for floating-rate notes.

Risks Relating to Fixed-Rate Reset Notes Generally

•	The interest rate on a series of fixed-rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

•	Historical rates are not an indication of future rates.

Risks Relating to Fixed-Rate Reset Notes with U.S. Treasury Rate as the Reset Reference Rate

•

The value of and return on any fixed-rate reset notes for which the reset reference rate is the U.S. Treasury Rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

•	We or our designee (after consulting with us) may make determinations with respect to the U.S. Treasury Rate that could affect the market value of your fixed-rate reset notes.

Risks Relating to Fixed-Rate Reset Notes with UK Government Bond (Gilt) Rate as the Reset Reference Rate

•	The selection of a Gilt Benchmark Replacement could adversely affect the return on, value of or market for affected notes.

RISK FACTORS RELATING TO THE NOTES

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below in this prospectus supplement relating to floating-rate notes, floating rates of interest, fixed-rate reset notes and fixed-rate reset rates of interest, and in the applicable supplement for the specific notes, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. For information regarding risks and uncertainties that may materially affect our business and results, please refer to the information under the captions “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in the accompanying prospectus, as well as those risks and uncertainties discussed in our subsequent filings that are incorporated by reference in the accompanying prospectus. You also should review the risk factors that will be set forth in other documents that we will file after the date of this prospectus supplement.

This discussion of risks uses a number of capitalized and other defined terms that are defined elsewhere in this prospectus supplement. A listing of the pages on which certain of such terms are defined can be found under the Index of Certain Defined Terms at the end of this prospectus supplement.

Risks Relating to the Floating-Rate Notes Generally

The following discussion of risks relates to the floating-rate notes generally. You should carefully consider the following discussion of risks before investing in floating-rate notes.

Floating-rate notes bear additional risks.

For notes that bear interest at a floating-rate, there will be additional significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the interest rates and the possibility that investors will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, floating-rate notes. Volatility of rates may adversely impact the return on or market value of such floating-rate notes.

We or our affiliates may publish research reports that could affect the market value of the floating-rate notes.

We or one or more of our affiliates, at present or in the future, may publish research reports with respect to movements in interest rates generally or any base rate that may be used for the floating-rate notes. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities could affect the market value of the floating-rate notes.

If the applicable base rate for certain floating-rate notes is not available on a particular day, or has been discontinued and a replacement rate cannot be determined in accordance with applicable determination provisions, such unavailability or discontinuance may result in the effective application of a fixed rate of interest for such floating-rate notes.

In the event that any of BBSW, CDOR or EURIBOR becomes unavailable, but has not been eliminated or discontinued, and the applicable provisions for a replacement rate have not been triggered, for a particular interest period, under the relevant “fallback” arrangements included in the terms and provisions of the floating-rate notes using these base rates, the base rate for the last preceding interest period may be used as the base rate for such particular interest period, or, if such base rate was not used for the preceding interest period (in the case of the first interest period during floating-rate period of a fixed/floating rate note), the most recent such base rate that could have been determined in accordance with the applicable terms and provisions. If BBSW, CDOR or EURIBOR become eliminated or discontinued and the applicable provisions for a replacement rate have been triggered, but a replacement rate cannot be determined under such provisions, then the use of the final fallback provisions may result in the effective application of a fixed rate of interest for the applicable floating-rate notes. In addition, if any of the federal funds (effective) rate, prime rate or treasury (auction) rate are unavailable, then the use of the final fallback provisions will result in the effective application of a fixed rate of interest for the applicable floating-rate notes.

Historical rates are not an indication of future rates.

In the past, the base rates that may be used for the floating-rate notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the base rates are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable base rate is not an indication that such base rate is more or less likely to increase or decrease at any time. Future levels of a base rate may bear little or no relation to the historical actual or historical indicative base rate data. Prior observed patterns, if any, in the behavior of market variables and their relation to the base rate, such as correlations, may change in the future. In addition, to the extent that any pre-publication historical data is published with respect to a base rate, production of such historical indicative data inherently involves assumptions, estimates and approximations. No future performance of any base rate may be inferred from any of the historical actual or historical indicative base rate data.

Risks Relating to Notes Denominated in a Currency Other than the Investor’s Home Currency

We may issue notes denominated in, or with respect to which principal, interest and/or other amounts payable are payable in, a currency other than the currency of the country in which you reside or the currency in which you conduct your business or activities (the “home currency”). If you intend to invest in notes denominated or payable in a currency other than your home currency, you should consult your own financial and legal advisors as to the currency risks related to your investment. Such notes are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of such notes, foreign currency transactions or financial matters in general.

An investment in a note denominated or payable in a currency other than your home currency involves currency-related risks.

An investment in a note denominated or payable in a currency other than your home currency entails significant risks that are not associated with a similar investment in a note that is payable solely in your home currency. These risks include possible significant changes in rates of exchange between your home currency and the applicable specified currency of the notes, and the imposition or modification of foreign exchange controls or other conditions by applicable governmental entities. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and may adversely affect an investment in a note denominated or payable in a currency other than your home currency.

In recent years, exchange rates between certain foreign currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in a note denominated or payable in a currency other than your home currency, and such changes in exchange rates may vary considerably during the life of that note. Depreciation of the applicable specified currency for a series of notes against your home currency could result in a decrease in your home currency equivalent value of payments on such notes, including the principal or other amounts payable at maturity or the redemption amount payable upon those notes. That in turn could cause the market value such notes to fall.

We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable supplement, we will not make any adjustment in or change to the terms of notes denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a series of notes, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy can adversely affect foreign currency exchange rates and an investment in a note denominated or payable in a currency other than your home currency.

Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. As a result, the amounts payable on and rate of return of a note denominated or payable in a currency other than your home currency could be affected significantly and unpredictably by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country or region issuing the specified currency for an applicable series of notes or elsewhere could result in significant and sudden changes in the exchange rate between your home currency and specified currency. Changes in exchange rates could affect the value of notes denominated or payable in a currency other than your home currency as participants in the global currency markets move to buy or sell the specified currency or your home currency in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the exchange or transfer of the specified currency, there may be limited availability of the specified currency for payment on notes denominated or payable in a currency other than your home currency at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

The terms of any series of notes denominated or payable in a currency other than U.S. dollars provide that we have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a note has been replaced by a new currency, we will have the option to choose whether we make payments on such note in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of our affiliates, to be appointed by us. As a result, the value of the payment in our home currency may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

See “Description of Debt Securities—Payment of Principal, Interest, and Other Amounts Payable—Payments Due in Other Currencies—Unavailability of Currencies and Replacement Currencies” in the accompanying prospectus. Any payment in respect of the notes so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “—Risks Relating to Notes Denominated in a Currency Other Than an Investor’s Home Currency.”

An investor may bear currency exchange risk in a lawsuit for payment on a note denominated or payable in a currency other than U.S. dollars.

Any notes issued under the Senior Indenture or the Subordinated Indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on notes denominated or payable in a currency other than U.S. dollars and governed by New York law would be required to render the judgment in such non-U.S. currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on notes denominated or payable in a non-U.S. currency and governed by New York law, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on notes denominated or payable in a non-U.S. currency in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information about currency exchange rates may not be indicative of future performance.

If we issue a note denominated or payable in a currency other than your home currency, we may include in the applicable supplement information about historical exchange rates for the relevant currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

Risks Relating to the Secured Overnight Financing Rate and SOFR Notes Generally

The following discussion of risks relates to the Secured Overnight Financing Rate (“SOFR”) and SOFR notes generally. In this discussion, references to “SOFR notes” mean a series of compounded SOFR notes or simple average SOFR notes. You should carefully consider the following discussion of risks before investing in SOFR notes.

The composition and characteristics of SOFR are not the same as those of USD LIBOR, and SOFR is not expected to be a comparable substitute, successor or replacement for USD LIBOR.

In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to the London Interbank Offered Rate for deposits in U.S. dollars (“USD LIBOR”). However, the composition and characteristics of SOFR are not the same as those of USD LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of USD LIBOR. While SOFR is a secured rate, USD LIBOR is an unsecured rate. And, while SOFR is an overnight rate, USD LIBOR is a forward-looking rate that represents interbank funding for a specified term. As a result, there can be no assurance that SOFR will perform in the same way as USD LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, SOFR is not expected to be a comparable substitute, successor or replacement for USD LIBOR. See also “—Any failure of SOFR to maintain market acceptance could adversely affect the return on or value of the SOFR notes and result in a limited secondary trading market for the SOFR notes” below.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as USD LIBOR, during corresponding periods. In addition, although changes in compounded SOFR and simple average SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the SOFR notes may fluctuate more than floating-rate debt securities with interest rates based on less volatile rates.

Any failure of SOFR to maintain market acceptance could adversely affect the return on or value of the SOFR notes and result in a limited secondary trading market for the SOFR notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to USD LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for USD LIBOR, which may, in turn, lead to lessened market acceptance of SOFR.

Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. To the extent market acceptance for SOFR as a benchmark for floating-rate notes declines, the return on and value of the SOFR notes and the price at which investors can sell the SOFR notes in the secondary market could be adversely affected. In addition, investors in the SOFR notes may not be able to sell the SOFR notes at all or may not be able to sell the SOFR notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating-rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating-rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should carefully consider how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the SOFR notes.

SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for affected SOFR notes.

SOFR is a relatively new rate, and the Federal Reserve Bank of New York (the “FRBNY”) (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, SOFR is published by the FRBNY based on data received from sources other than us, and we have no control over the methods of calculation, publication schedule, rate revision practices or availability of SOFR or the SOFR Index. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the SOFR notes, which may adversely affect the trading prices of the SOFR notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of investors in the SOFR notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. For purposes of the formula used to calculate interest with respect to a series of SOFR notes, SOFR in respect of a particular date will not be adjusted for any modifications or amendments to SOFR data that the administrator of SOFR may publish after the interest rate on SOFR notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable supplement.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to an investor in SOFR notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on a series of SOFR notes, which could adversely affect the return on, value of and market for such series of SOFR notes.

Risks Relating to the Sterling Overnight Index Average and SONIA Notes Generally

The following discussion of risks specifically relates to the Sterling Overnight Index Average rate (“SONIA”) and SONIA notes generally. In this discussion, references to “SONIA notes” mean a series of compounded SONIA notes or simple average SONIA notes. You should carefully consider the following discussion of risks before investing in SONIA notes.

SONIA may be more volatile than other benchmark or market rates.

Since the initial publication of SONIA, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates. In addition, although changes in compounded SONIA and simple average SONIA generally are not expected to be as volatile as changes in SONIA on a daily basis, the return on, value of and market for the SONIA notes may fluctuate more than floating-rate debt securities with interest rates based on less volatile rates.

SONIA may be modified or discontinued, which could adversely affect the return on, value of or market for affected SONIA notes.

SONIA is a relatively new rate, and the Bank of England (the “BoE”) (or a successor), as administrator of SONIA, may make methodological or other changes that could change the value of SONIA, including changes related to the method by which SONIA is calculated, eligibility criteria applicable to the transactions used to calculate SONIA, or timing related to the publication of SONIA (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SONIA). In addition, the BoE may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of investors in any SONIA notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SONIA. Because SONIA is published by the BoE based on data received from sources other than us, we have no control over the methods of calculation, publication schedule, rate revision practices or availability of SONIA or the SONIA Index at any time.

There can be no guarantee that SONIA will not be modified or discontinued in a manner that is materially adverse to an investor in SONIA notes. If the manner in which SONIA is calculated is changed or if SONIA is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on a series of SONIA notes, which could adversely affect the return on, value of and market for such series of SONIA notes.

The market continues to develop in relation to SONIA as a base rate for floating-rate notes.

The market continues to develop in relation to SONIA as a base rate as an alternative to the London Interbank Offered Rate for pounds sterling. In particular, market participants and relevant working groups still are exploring alternative reference rates based on the risk free rates, including for example term SONIA reference rates which seek to measure the market’s forward expectation of an average SONIA rate over a designated term. On August 3, 2020, the BoE began publishing the SONIA Compounded Index.

The market or a significant part thereof may adopt an application of SONIA that differs significantly from that set out and used in the terms and provisions relating to the SONIA notes. The use of the SONIA Compounded Index or the specific formula used to calculate compounded SONIA or simple average SONIA with respect to a series of notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market price of the applicable series of SONIA notes.

In the future, we may also issue notes referencing compounded SONIA or simple average SONIA that differ materially in terms of interest determination when compared with any previous notes referencing compounded SONIA or simple average SONIA, as applicable. The development of compounded SONIA or simple average SONIA as interest base rates for the Eurobond markets, as well as continued development of the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any SONIA notes.

As of the date of this prospectus supplement, there is no uniform market convention with respect to the implementation of SONIA as a base rate for floating-rate notes or other securities. The manner of adoption or application of SONIA in the Eurobond markets may differ materially compared with the application and adoption of SONIA in other markets, such as the derivative and loan markets. Investors should carefully consider how any mismatch between the adoption of SONIA in the bond, loan and derivatives markets may impact any hedging or other financial arrangement which they may put in place in connection with any acquisition, holding or disposal of SONIA notes.

Risks Relating to Compounded SOFR Notes, Compounded SONIA Notes, Compounded CORRA Notes, Simple Average SOFR Notes and Simple Average SONIA Notes

The following discussion of risks specifically relates to compounded SOFR notes, compounded SONIA notes, compounded CORRA notes, simple average SOFR notes and simple average SONIA notes (including, for the avoidance of doubt, compounded SOFR notes using the SOFR Index convention and compounded SONIA notes using the SONIA Compounded Index convention). In this discussion, references to “compounded notes” mean a series of compounded SOFR notes, compounded SONIA notes or compounded CORRA notes, as applicable, references to “simple average notes” mean a series of simple average SOFR notes or simple average SONIA notes, as applicable, references to “daily rate” mean SOFR, SONIA or CORRA, as applicable, and references to “compounded index” mean the SOFR Index or the SONIA Compounded Index, as applicable. You should carefully consider the following discussion of risks before investing in compounded notes.

The interest rate on a series of compounded notes or simple average notes will be based on a compounded or simple average, respectively, of the applicable daily rate. Such compounded and simple average rates are relatively new in the marketplace.

For each interest period, the interest rate on a series of compounded notes or simple average notes will be based on a compounded or simple average, respectively, of the applicable daily rate calculated as described under “Description of the Notes—Floating-Rate Notes”, in this prospectus supplement. For this and other reasons, the interest rate on a series of compounded notes or simple average notes during any interest period may not be the same as the interest rate on other instruments bearing interest at a rate based on SOFR, SONIA or CORRA, as applicable, that use an alternative method to determine the applicable interest rate. Further, if a daily rate in respect of a particular date during an interest period or observation period, if applicable, for a series of compounded notes or simple average notes is negative, the inclusion of such daily rate in the calculation of compounded notes or simple average notes for the applicable interest period will reduce the interest rate and the interest payable on such series of compounded notes or simple average notes, as applicable, for such interest period.

The method for calculating an interest rate based upon compounded SOFR, compounded SONIA, compounded CORRA, simple average SOFR or simple average SONIA (for example, payment delays, observation periods/lookbacks and/or lockout/suspension periods) in market precedents varies. This variation in the market could adversely affect the return on, value of and market for the compounded notes or simple average notes.

Interest payments due on a series of compounded notes or simple average notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of compounded notes or simple average notes will be determined only at the end of the relevant interest period. Therefore, investors in any series of compounded notes or simple average notes will not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such compounded notes or simple average notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period. In addition, some investors may be unwilling or unable to trade such compounded notes or simple average notes without changes to their information technology systems, which could adversely impact the liquidity and trading price of any series of compounded notes or simple average notes.

With respect to a series of compounded notes using the payment delay convention, or simple average notes that do not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

With respect to a series of compounded notes using the payment delay convention, or simple average notes that do not use a rate lookback, the applicable daily rate in respect of a given day is not published until the U.S. government securities business day, London banking day or Toronto banking day, as applicable, immediately following such day. As a result, it will not be possible to calculate accrued interest with respect to any period for such notes until after the end of such period, which may adversely affect your ability to trade such notes in the secondary market.

With respect to a series of compounded notes using the rate cut-off convention or payment delay convention, or a series of simple average notes that employs a rate cut-off date, pursuant to the formula used to determine compounded SOFR, compounded SONIA, compounded CORRA, simple average SOFR or simple average SONIA, as applicable, for such notes for an applicable interest period, the applicable daily rate used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be such daily rate in respect of the relevant rate cut-off date.

The formula used to determine the base rate for compounded notes using the payment delay convention employs a rate cut-off date for the final interest period with respect to any series of notes. In addition, the formulae used to determine the base rate for (i) any series of compounded notes for which the applicable supplement specifies that the rate cut-off convention applies and (ii) any series of simple average notes for which the applicable supplement specifies that a rate cut-off date applies, may employ a rate cut-off date for each interest period with respect to such series.

For the final interest period with respect to a series of compounded notes using the payment delay convention, the applicable daily rate used in the calculation of compounded SOFR, compounded SONIA or compounded CORRA, as applicable, for any day from, and including, the rate cut-off date to, but excluding, the maturity date or the redemption date, if applicable, will be the applicable daily rate in respect of the rate cut-off date. The rate cut-off date will be (1) for compounded SOFR, two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement), (2) for compounded SONIA, five London banking days (or such other number of London banking days as we may specify in the applicable supplement) or (3) for compounded CORRA, two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable supplement), prior to the applicable maturity date (or redemption date, if applicable).

For each interest period with respect to (i) any series of compounded SOFR notes using the rate cut-off convention and (ii) any series of simple average notes using a rate cut-off date, the applicable daily rate used in the calculation of compounded SOFR, simple average SOFR or simple average SONIA, as applicable, for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date or the maturity or redemption date, if applicable, will be the applicable daily rate in respect of the rate cut-off date. The rate cut-off date will be (1) for compounded SOFR, five U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement), (2) for simple average SOFR, two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement) or (3) for simple average SONIA, five London banking days (or such other number of London banking days as we may specify in the applicable supplement), prior to each interest payment date or the maturity date (or redemption date, if applicable).

As a result of the foregoing, a holder of a series of compounded notes using the payment delay convention, or simple average notes, using a rate cut-off date will not receive the benefit of any increase in the level of SOFR, SONIA or CORRA, as applicable, on any date subsequent to the applicable rate cut-off date in connection with the determination of the interest payable with respect to (i) the final interest period for an applicable series of compounded notes using the payment delay convention or (ii) each interest period for a series of simple average notes using a rate cut-off date, which could reduce the amount of interest that may be payable on the applicable series of notes.

Investors in a series of compounded notes using the payment delay convention will receive payments of interest on a delayed basis.

The interest payment dates for any series of compounded notes using the payment delay convention with respect to interest rate determination and interest payments will be two business days (or such other number of business days as we may specify in the applicable supplement) after the interest period demarcation date at the end of each interest period for such series. This convention differs from the interest payment convention that has been used historically for floating-rate notes with interest rates based on other benchmark or market rates, where interest typically has been paid on a fixed day that immediately follows the final day of the applicable interest period. As a result, investors in a series of compounded notes using the payment delay convention will receive payments of interest on a delayed basis as compared to traditional floating-rate notes without payment delay in which they previously may have invested.

Risks Relating to USD Benchmark Transition Provisions

The following discussion of risks specifically relates to USD benchmark transition provisions. You should carefully consider the following discussion of risks relating to USD benchmark transition provisions before investing in any SOFR notes. In this discussion, references to “SOFR notes” mean a series of compounded SOFR notes or simple average SOFR notes.

The selection of a USD Benchmark Replacement could adversely affect the return on, value of or market for affected SOFR notes.

If we or our designee, after consulting with us, determines that a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred with respect to a series of SOFR notes, the applicable USD Benchmark Replacement will replace the then-current USD Benchmark (which will be a rate based on SOFR at the original issue date of the relevant SOFR notes) for all purposes relating to such SOFR notes. If a particular USD Benchmark Replacement or USD Benchmark Replacement Adjustment cannot be determined, then the next-available USD Benchmark Replacement or USD Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the USD Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto or (iii) in certain circumstances, us or our designee (which may be our affiliate), after consulting with us.

In addition, the terms of the SOFR notes expressly authorize us or our designee (which may be our affiliate), after consulting with us, in connection with a USD Benchmark Replacement to make USD Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest and other administrative matters. The application of a USD Benchmark

Replacement and USD Benchmark Replacement Adjustment, and any implementation of USD Benchmark Replacement Conforming Changes, could result in adverse consequences to the interest rate or amount of interest payable on the SOFR notes, which could adversely affect the return on, value of and market for such SOFR notes and the price at which investors may be able to sell such SOFR notes.

Moreover, certain determinations, decisions and elections with respect to the USD Benchmark Replacement and any USD Benchmark Replacement Conforming Changes, or the occurrence or non-occurrence of a USD Benchmark Transition Event, may require the exercise of discretion and the making of subjective judgments by us or our designee (after consulting with us). Any determination, decision or election made by us or our designee pursuant to the USD benchmark transition provisions set forth in this prospectus supplement will, if made by us, be made in our sole discretion and, if made by our designee, be made after consultation with us and, in each case, will become effective without consent from the investors in the affected SOFR notes or any other party. We may designate an entity to make any determination, decision or election that we have the right to make in connection with the USD benchmark transition provisions set forth in this prospectus supplement. Any designee that we may appoint in connection with these determinations, decisions or elections may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee and investors in the SOFR notes and making such potentially subjective determinations may adversely affect the return on, value of and market for the SOFR notes. All determinations by us or our designee in our or its discretion will be conclusive for all purposes and binding on us and investors in the applicable SOFR notes absent manifest error.

Further, (i) the composition and characteristics of any USD Benchmark Replacement for a series of SOFR notes will not be the same as those of the applicable SOFR rate for a series of SOFR notes, the USD Benchmark Replacement will not be the economic equivalent of SOFR there can be no assurance that the USD Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the USD Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a USD Benchmark Transition Event could adversely affect the return on, value of and market for the applicable series of SOFR notes), (ii) any failure of the USD Benchmark Replacement to gain market acceptance could adversely affect the relevant series of SOFR notes, (iii) the USD Benchmark Replacement may have a very limited history and the future performance of the USD Benchmark Replacement may not be able to be predicted based on historical performance, (iv) the secondary trading market for debt securities linked to the USD Benchmark Replacement may be limited and (v) the administrator of the USD Benchmark Replacement may make changes that could change the value of the USD Benchmark Replacement or discontinue the USD Benchmark Replacement and would not have any obligation to consider the interests of investors in the relevant series of SOFR notes in doing so. For more information, see the USD benchmark transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR” below.

Risks Relating to Non-USD Benchmark Transition Provisions

The following discussion of risks specifically relates to the Non-USD benchmark transition provisions. You should carefully consider the following discussion of risks before investing in EURIBOR notes (as defined below) or SONIA notes. In this discussion, references to “notes” mean a series of EURIBOR notes, compounded SONIA notes or simple average SONIA notes.

The selection of a Non-USD Benchmark Replacement could adversely affect the return on, value of or market for affected notes.

If we or our designee, after consulting with us, determines that a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred with respect to a series of notes, the applicable Non-USD Benchmark Replacement will replace the then-current Non-USD Benchmark for all purposes relating to such notes. If a particular Non-USD Benchmark Replacement or Non-USD Benchmark Replacement Adjustment cannot be determined, then the next-available Non-USD Benchmark Replacement or Non-USD Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by the Non-USD Relevant Governmental Body or, in certain circumstances, us or our designee, after consulting with us.

In addition, the terms of the notes expressly authorize us or our designee, after consulting with us, in connection with implementation of a Non-USD Benchmark Replacement to make Non-USD Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest and other administrative matters. The application of a Non-USD Benchmark Replacement and Non-USD Benchmark Replacement Adjustment, and any implementation of Non-USD Benchmark Replacement Conforming Changes, could result in adverse consequences to the interest rate or the amount of interest payable on the notes, which could adversely affect the return on, value of and market for such notes and the price at which investors may be able to sell such notes.

Moreover, certain determinations, decisions and elections with respect to the Non-USD Benchmark Replacement and any Non-USD Benchmark Replacement Conforming Changes, or the occurrence or non-occurrence of a Non-USD Benchmark Transition Event, may require the exercise of discretion and the making of subjective judgments by us or our designee (after consulting with us). Any determination, decision or election made by us or our designee pursuant to the Non-USD benchmark transition provisions set forth in this prospectus supplement will, if made by us, be made in our sole discretion and, if made by our designee, be made after consultation with us and, in each case, will become effective without consent from the investors in the affected notes or any other party. We may designate an entity to make any determination, decision or election that we have the right to make in connection with the Non-USD benchmark transition provisions set forth in this prospectus supplement. Any designee that we may appoint in connection with these determinations, decisions or elections may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee and investors in the notes and making such potentially subjective determinations may adversely affect the return on, value of and market for the notes. All determinations by us or our designee in our or its discretion will be conclusive for all purposes and binding on us and investors in the applicable notes absent manifest error.

Further, (i) the composition and characteristics of any Non-USD Benchmark Replacement in respect of a series of notes will not be the same as those of EURIBOR or SONIA, as applicable, the Non-USD Benchmark Replacement will not be the economic equivalent of EURIBOR or SONIA, as applicable, there can be no assurance that the Non-USD Benchmark Replacement will perform in the same way as EURIBOR or SONIA, as applicable, would have at any time and there is no guarantee that the Non-USD Benchmark Replacement will be a comparable substitute for EURIBOR or SONIA, as applicable (each of which means that a Non-USD Benchmark Transition Event could adversely affect the return on, value of and market for the applicable series of notes), (ii) any failure of the Non-USD Benchmark Replacement to gain market acceptance could adversely affect the relevant series of notes, (iii) the Non-USD Benchmark Replacement may have a very limited history and the future performance of the Non-USD Benchmark Replacement may not be able to be predicted based on historical performance, (iv) the secondary trading market for debt securities linked to the Non-USD Benchmark Replacement may be limited and (v) the administrator of the Non-USD Benchmark Replacement may make changes that could change the value of the Non-USD Benchmark Replacement or discontinue the Non-USD Benchmark Replacement and would not have any obligation to consider the interests of investors in the relevant series of notes in doing so. For more information, see the Non-USD benchmark transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA” below.

Risks Relating to the Euro Interbank Offered Rate and EURIBOR Notes Generally

The following discussion of risks specifically relates to the Euro Interbank Offered Rate (“EURIBOR”) and EURIBOR notes generally. You should carefully consider the following discussion of risks before investing in EURIBOR notes.

Regulation, reform and the actual or potential discontinuation of EURIBOR may adversely affect the return on, value of and market for affected EURIBOR notes.

Previously certain interest rates which are deemed to be “benchmark” rates have been the subject of national, international and other regulatory guidance, reform and other actions. This has resulted in regulatory reform and changes to existing benchmarks. Such reform of benchmarks includes the Regulation (EU) 2016/1011 (as amended, the “EU Benchmarks Regulation”) of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17/EU and Regulation (EU) No 596/2014, and the EU Benchmarks Regulation as it forms part of UK domestic law by virtue of the UK European Union (Withdrawal) Act 2018 (the “UK Benchmarks Regulation” and, together with the EU Benchmarks Regulation, the “Benchmarks Regulations”), which apply to the provision of benchmarks, the contribution of input data to a benchmark and the use of a benchmark within the European Union (the “EU”) and the United Kingdom (the “UK”), respectively.

Among other things, the Benchmarks Regulations (i) require benchmark administrators to be authorized or registered (or, if non-EU-based or non-UK based, to be subject to an equivalent regime or otherwise recognized or endorsed) and (ii) prevent certain uses by EU and UK supervised entities, as applicable, of benchmarks of administrators that are not authorized or registered (or if non EU-based or UK-based, as applicable, not deemed equivalent or recognized or endorsed).

The Benchmarks Regulations could have a material impact on EURIBOR notes, in particular, if the methodology or other terms of EURIBOR are changed in order to comply with the requirements of the Benchmarks Regulations. Such changes could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of EURIBOR.

On September 21, 2017, the European Central Bank announced that it would be part of a new working group tasked with the identification and adoption of a “risk free overnight rate” to serve as a basis for an alternative to benchmarks used in a variety of financial instruments and contracts used in the euro area. On September 13, 2018, the working group on euro risk-free rates recommended the new euro short-term rate (“€STR”) as the new risk free rate for the euro area. €STR was published for the first time on October 2, 2019. In addition, in response to regulatory scrutiny and applicable legal requirements, the European Money Markets Institute (the “EMMI”), as administrator of EURIBOR, conducted a series of consultations on a proposed reformed hybrid methodology for EURIBOR. In July 2019, EMMI published its EURIBOR Benchmark Statement setting forth its reformed hybrid methodology and received regulatory authorization for the continued administration of EURIBOR. Although EURIBOR has been reformed in order to comply with the terms of the EU Benchmarks Regulation, its future remains uncertain. It is not known how long EURIBOR will continue in its current form. Any of these developments could have a material adverse effect on the value and the return on EURIBOR notes.

The euro risk-free rate working group for the euro area has published a set of guiding principles and high level recommendations for the fallback provisions in, among other things, new euro denominated cash products (including floating-rate notes) referencing EURIBOR. The guiding principles indicate, among other things, that continuing to reference EURIBOR in relevant contracts (without robust fallback provisions) may increase the risk to the euro area financial system. On May 11, 2021, the euro risk-free rate working group published its recommendations on EURIBOR fallback trigger events and €STR-based fallback rates. €STR has a different methodology and other important differences from EURIBOR and has little historical track record and may be subject to changes in its methodology.

In the future, EURIBOR could be subject to further regulatory scrutiny, reform efforts and/or other actions. Any such regulatory scrutiny, reform efforts and/or other actions could increase the costs and risks of administering or otherwise participating in the setting of EURIBOR and complying with applicable regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to EURIBOR, trigger changes in the rules or methodologies used in EURIBOR or lead to the elimination, discontinuance or obsolescence of EURIBOR. Following the implementation of reforms, the manner of administration of EURIBOR may change, with the result that EURIBOR may perform differently than in the past, or could be eliminated or discontinued entirely, or there could be other consequences that cannot be predicted. Even prior to the implementation of any changes, uncertainty as to the nature of potential alternative reference rates and as to the nature and effect of potential changes to EURIBOR may adversely affect EURIBOR during the term of a series of EURIBOR notes, as well as the value of, the return on and/or trading market for such series. Any of the foregoing consequences could have a material adverse effect on the interest rate on, value of, return on and trading market for any EURIBOR notes.

With respect to any series of EURIBOR notes, if we or our designee, after consulting with us, determines that a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred with respect to EURIBOR, the applicable Non-USD Benchmark Replacement will replace EURIBOR for all purposes relating to such notes. See “Risks Relating to Non-USD Benchmark Transition Provisions” above. This may, among other things, result in the application of backward-looking €STR compounded in arrears, whereas EURIBOR is expressed on the basis of a forward-looking term and includes a risk element based on interbank lending.

Furthermore, if EURIBOR is discontinued or ceases to be published, there can be no assurances that we and other market participants will be adequately prepared for such discontinuance or cessation, which may have an unpredictable impact on contractual mechanics (including, but not limited to, the interest rate with respect to particular series of EURIBOR notes), among other adverse consequences.

Risks Relating to the Bank Bill Swap Reference Rate and BBSW Notes Generally

The following discussion of risks specifically relates to the Bank Bill Swap Reference Rate (“BBSW”) and BBSW notes generally. You should carefully consider the following discussion of risks before investing in BBSW notes.

Regulation, reform and the actual or potential discontinuation of BBSW may adversely affect the return on, value of and market for affected BBSW notes.

Interest rate benchmarks, including BBSW, have been and continue to be the subject of regulatory guidance and proposals for reform in Australia and internationally. These reforms may cause such benchmarks to perform differently than in the past, to disappear entirely, or have other consequences which cannot be predicted. Any such consequence as it relates to BBSW could have a material adverse effect on BBSW notes. In Australia, examples of reforms that are already effective include the replacement of the Australian Financial Markets Association as BBSW administrator with the Australian Securities Exchange, changes to the methodology for calculation of BBSW, and amendments to the Corporations Act 2001 (Cth) made by the Treasury Laws Amendment (2017 Measures No. 5) Act 2018 (Cth) which, among other things, enable the Australian Securities and Investment Commission (“ASIC”) to make rules relating to the generation and administration of financial benchmarks. On June 6, 2018, ASIC designated BBSW as a “significant financial benchmark” and made the ASIC Financial Benchmark (Administration) Rules 2018 and the ASIC Financial Benchmarks (Compelled) Rules 2018.

Although many of the Australian reforms were designed to support the reliability and robustness of BBSW, it is not possible to predict with certainty whether, and to what extent, BBSW will continue to be supported or the extent to which related regulations, rules, practices or methodologies may be amended going forward. This may cause BBSW to perform differently than it has in the past, and may have other consequences which cannot be predicted. For example, it is possible that these changes could cause BBSW to cease to exist, to become commercially or practically unworkable, or to become more or less volatile or liquid. Any such changes could have a material adverse effect on the BBSW notes.

In March 2021, the Reserve Bank of Australia (“RBA”) expressed a view that calculations of BBSW using tenors of three months or six months are robust. The RBA, with the support of the Australian Prudential Regulation Authority and ASIC, has also recently recommended Australian institutions to adhere to the 2020 IBOR Fallbacks Protocol and associated Supplement to the 2006 ISDA Definitions which were launched by ISDA on October 23, 2020, where suitable for the relevant security. However, reference to a specific risk free rate as a fallback for BBSW has not yet been settled at an industry level in Australia or adopted. There is therefore risk of inconsistency in the application of potential risk free fallback rates across different products. However the RBA is actively promoting, as of the date of this prospectus supplement, a coordinated industry-agreed position on the relevant fallback rate for BBSW.

For the purposes of determining payments of interest on the BBSW notes, investors should be aware that the relevant terms and provisions provide for a fallback arrangement in the event that BBSW cannot be determined for an interest period. Any such fallback rates may also, at the relevant time, be difficult to calculate, be more volatile than originally anticipated or not reflect the funding cost or return anticipated by investors.

Investors should consult their own independent advisers and make their own assessment about the potential risks imposed by BBSW reforms and the potential for BBSW to be discontinued in making any investment decision with respect to any BBSW notes.

Risks Relating to the Canadian Dollar Bankers’ Acceptance Rate and CDOR Notes Generally

The following discussion of risks specifically relates to the Canadian dollar Bankers’ Acceptance Rate (“CDOR”) and CDOR notes generally. You should carefully consider the following discussion of risks before investing in CDOR notes.

Regulation, reform, and the potential or actual discontinuation of CDOR may adversely affect the return on, value of and market for affected CDOR notes.

CDOR and certain other rates or indices which are deemed to be “benchmarks” are the subject of ongoing regulatory guidance and proposals for reform in Canada and internationally. Some of these reforms are already effective, while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past or to be discontinued entirely and may have other consequences that cannot be predicted. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to CDOR that may be implemented. In particular, on July 15, 2021, the Canadian Securities Administrators introduced Multilateral Instrument 25-102—Designated Benchmarks and Benchmark Administrators (“MI 25-102”). Among other things, MI 25-102 implements a regime for the designation and regulation of benchmarks and persons and companies that administer such benchmarks and the regulation of certain users of designated benchmarks who are already regulated in some capacity under Canadian securities legislation. MI 25-102 will regulate CDOR and its administrator, Refinitiv Benchmark Services (UK) Limited. These regulations could have a material impact on CDOR, in particular, if the methodology or other terms of CDOR are changed in order to comply with the requirements of MI 25-102. Such changes could have the effect of reducing, increasing or otherwise affecting the volatility of CDOR and could result in other consequences that cannot be predicted.

If we or our designee (after consulting with us) determines that an Index Cessation Event has occurred with respect to CDOR, we or our designee will determine an Applicable Fallback Rate and related adjustments to such rate and other terms and provisions of the applicable series of CDOR notes in accordance with the terms and provisions set forth under “Description of the Notes—Floating-Rate Notes—Floating-Rate Notes without Payment Delay—Determination of Base Rates—CDOR Notes,” which shall be binding on us, the trustee, the investors in an applicable series of CDOR notes and the beneficial owners of interests in the notes. In so acting, we or our designee would assume no obligations or relationship of agency or trust, including, but not limited to, any fiduciary duties or obligations, for or with any of the investors in the notes. Any of the factors noted above could adversely affect the rate of interest on the notes, which could adversely affect the return on, value of and market for the CDOR notes.

The Applicable Fallback Rate for CDOR notes may not be a suitable replacement for CDOR.

The terms of the CDOR notes provide for a waterfall of alternative rates to be used to determine the rate of interest on the CDOR notes if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to the applicable CDOR rate. The first alternative rate in the waterfall is Fallback Rate (CORRA), which is a term-adjusted rate calculated by reference to the Canadian Overnight Repo Rate Average (“CORRA”), compounded-in-arrears and adjusted by a spread relating to CDOR. Fallback Rate (CORRA) is to be provided by Bloomberg Index Services Limited or a successor. Fallback Rate (CORRA) may not be a suitable replacement or successor for the applicable CDOR rate. If Fallback Rate (CORRA) is not available at the time of an Index Cessation Event and related Index Cessation Effective Date, the second alternative rate in the waterfall is term-adjusted CORRA compounded-in-arrears, plus a spread relating to CDOR, calculated by the calculation agent for the notes. Uncertainty with respect to market conventions related to the calculation of these CORRA-based rates and whether either alternative reference rate is a suitable replacement or successor for the applicable CDOR rate may adversely affect the return on, value of and market for the CDOR notes.

The additional alternative rates for the CDOR notes are also uncertain. In particular, the CAD Recommended Rate, which is the rate set by a committee officially endorsed or convened by the Bank of Canada at the time of a Fallback Index Cessation Event and related Fallback Index Cessation Effective Date, has not been established as of the date hereof.

There is no assurance that the characteristics of any of the alternative rates for CDOR will be similar to those of the applicable CDOR rate, or that any such alternative rate will produce the economic equivalent of the applicable CDOR rate as a reference rate for interest on the notes during the floating-rate period. Although the CDOR fallback provisions provide for term and spread adjustments to CORRA based and other rates in order to attempt to make the resulting rate comparable to the applicable CDOR rate, such adjustments will not necessarily make the alternative rate equivalent to the applicable CDOR rate.

Risks Relating to the Canadian Overnight Repo Rate Average and Compounded CORRA Notes Generally

The following discussion of risks relates to the Canadian Overnight Repo Rate Average (“CORRA”) and compounded CORRA notes generally. You should carefully consider the following discussion of risks before investing in compounded CORRA notes.

The composition and characteristics of CORRA are not the same as those of CDOR, and CORRA is not expected to be a comparable substitute or replacement for CDOR.

In October 2020, the mandate of the Canadian Alternative Reference Rate working group (“CARR”) of the Bank of Canada was expanded to contemplate a primary objective of supporting the adoption of, and transition to, CORRA as a key financial benchmark for Canadian derivatives and securities, and to analyze the current status of the Canadian Dollar Offered Rate (“CDOR”). The composition and characteristics of CORRA are not the same as those of CDOR. CORRA measures the cost of overnight general collateral funding in Canadian dollars using Government of Canada treasury bills and bonds as collateral for repurchase transactions. CORRA is not the economic equivalent of CDOR. While CORRA is a secured rate, CDOR is an unsecured rate. And, while CORRA currently is an overnight rate only, CDOR is a committed bank lending rate or “executable rate” at which contributing banks are obligated to lend funds to corporate borrowers with existing committed credit facilities referencing CDOR, and which is calculated using submitted rates from a panel of contributor banks. As a result, there can be no assurance that CORRA will perform in the same way as CDOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, CORRA is not expected to be a comparable substitute or replacement for CDOR. See also “—Any failure of CORRA to maintain market acceptance could adversely affect the return on or value of the compounded CORRA notes and result in a limited secondary trading market for the compounded CORRA notes” below.

CORRA may be more volatile than other benchmark or market rates.

Daily changes in CORRA have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as CDOR, during corresponding periods. In addition, although changes in compounded CORRA generally are not expected to be as volatile as changes in CORRA on a daily basis, the return on, value of and market for the compounded CORRA notes may fluctuate more than floating-rate debt securities with interest rates based on less volatile rates.

Any failure of CORRA to maintain market acceptance could adversely affect the return on or value of the compounded CORRA notes and result in a limited secondary trading market for the compounded CORRA notes.

As a rate based on transactions secured by Government of Canada treasury bills and bonds, CORRA does not measure unsecured corporate credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of corporations. This may mean that market participants would not consider CORRA a suitable substitute or successor for CDOR, which may, in turn, lead to lessened market acceptance of CORRA.

To the extent market acceptance for CORRA as a benchmark for floating-rate notes declines, the return on and value of the compounded CORRA notes and the price at which investors can sell the compounded CORRA notes in the secondary market could be adversely affected. In addition, investors in the compounded CORRA notes may not be able to sell the compounded CORRA notes at all or may not be able to sell the compounded CORRA notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Multiple market conventions with respect to the implementation of CORRA as a base rate for floating-rate notes or other securities may develop. The manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in floating-rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in other markets, such as the derivatives and loan markets. Investors should carefully consider how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on CORRA across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the compounded CORRA notes.

CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for affected compounded CORRA notes.

The Bank of Canada has been the administrator of CORRA for a relatively short time, since June 2020. The Bank of Canada may make methodological or other changes that could change the value of CORRA, including changes related to the method by which CORRA is calculated, eligibility criteria applicable to the transactions used to calculate CORRA, or timing related to the publication of CORRA. In addition, CORRA is published by the Bank of Canada based on data received from sources other than us, and we have no control over the methods of calculation, publication schedule, rate revision practices or availability of CORRA. If the manner in which CORRA is calculated is changed, that change may result in a reduction of the amount of interest payable on the compounded CORRA notes, which may adversely affect the trading prices of the compounded CORRA notes. The administrator of CORRA may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of CORRA in its sole discretion and without notice and has no obligation to consider the interests of investors in the compounded CORRA notes in calculating, withdrawing, modifying, amending, suspending or discontinuing CORRA. For purposes of the formula used to calculate interest with respect to a series of compounded CORRA notes, CORRA in respect of a particular date will not be adjusted for any modifications or amendments to CORRA data that the administrator of CORRA may publish after the interest rate on compounded CORRA notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable supplement.

There can be no guarantee that CORRA will not be modified or discontinued in a manner that is materially adverse to an investor in compounded CORRA notes. If the manner in which CORRA is calculated is changed or if CORRA is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on a series of compounded CORRA notes, which could adversely affect the return on, value of and market for such series of compounded CORRA notes.

The market continues to develop in relation to CORRA as a base rate for floating-rate notes.

The market continues to develop in relation to CORRA as a base rate for floating-rate notes. In particular, market participants and relevant working groups still are exploring alternative reference rates based on the risk free rates.

The market or a significant part thereof may adopt an application of CORRA that differs significantly from that set out and used in the terms and provisions relating to the compounded CORRA notes. The use of the specific formula used to calculate compounded CORRA with respect to a series of notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market price of the applicable series of compounded CORRA notes.

In the future, we may also issue notes referencing compounded CORRA that differ materially in terms of interest determination when compared with any previous notes referencing compounded CORRA. The development of compounded CORRA as interest base rates for the Canadian bond markets, as well as continued development of the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any compounded CORRA notes.

There currently is no uniform market convention with respect to the implementation of risk free rates as a base rate for floating-rate notes or other securities. The manner of adoption or application of CORRA in the Canadian bond market may differ materially compared with the application and adoption of CORRA in other markets, such as the derivative and loan markets. Investors should carefully consider how any mismatch between the adoption of CORRA in the bond, loan and derivatives markets may impact any hedging or other financial arrangement which they may put in place in connection with any acquisition, holding or disposal of compounded CORRA notes.

Risks Relating to Fixed-Rate Reset Notes Generally

The following discussion of risks relates to the fixed-rate reset notes generally. You should carefully consider the following discussion of risks before investing in fixed-rate reset notes.

The interest rate on a series of fixed-rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

The interest on a series of fixed-rate reset notes will reset periodically and the interest or rate for each interest period will equal the reset reference rate specified in the applicable supplement plus a spread, as applicable. Therefore, after the interest rate resets, the interest rate could be less than the fixed rate for the initial interest period and any subsequent interest rate, if applicable, may be less than a prior rate. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.

Historical rates are not an indication of future rates.

In the past, the reset reference rates that may be used for the fixed-rate reset notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the reset reference rates are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable reset reference rate is not an indication that such reset reference rate is more or less likely to increase or decrease at any time, and you should not take the historical reset reference rate levels as an indication of future levels.

Risks Relating to Fixed-Rate Reset Notes with U.S. Treasury Rate as the Reset Reference Rate

The following discussion of risks relates to the fixed-rate reset notes with the U.S. Treasury Rate as the reset reference rate. You should carefully consider the following discussion of risks before investing in fixed-rate reset notes with the U.S. Treasury Rate as the reset reference rate.

The value of and return on any fixed-rate reset notes for which the reset reference rate is the U.S. Treasury Rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

Under the circumstances described herein under “Description of the Notes—Fixed-Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate,” the interest rate for a series of fixed-rate reset notes for which the reset reference rate is the U.S. Treasury Rate will be determined using an alternative method to determine the applicable U.S. Treasury Rate or, if a rate substitution event has occurred with respect to the applicable U.S. Treasury Rate, using a replacement rate. If the interest rate on such a series of notes is determined by using such an alternative method or replacement rate, such alternative method or replacement rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on such notes if the reset reference rate had been determined using the first method for determining the applicable U.S. Treasury Rate specified under “Description of the Notes—Fixed-Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate.” If a rate substitution event has occurred and it is determined there is no industry-accepted successor rate to the applicable U.S. Treasury Rate (or then-applicable replacement rate), the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

We or our designee (after consulting with us) may make determinations with respect to the U.S. Treasury Rate that could affect the market value of your fixed-rate reset notes.

If we or our designee, after consulting with us, determines that the applicable U.S. Treasury Rate cannot be determined in the manner set forth under “Description of the Notes—Fixed-Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate,” the terms of the applicable fixed-rate reset notes expressly authorize us or our designee, after consulting with us, to determine whether there is an industry-accepted successor rate to the applicable U.S. Treasury Rate and, if applicable, to determine and make certain adjustments with respect to such industry-accepted successor rate and the use thereof as the rate used to determine the interest rate on such fixed-rate reset notes. If we or our designee, after consulting with us, determines that there is no such industry-accepted successor rate, then the interest rate for the applicable reset period will be (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period, and such rate could remain in effect for so long as such fixed-rate reset notes are outstanding.

Certain of these determinations, and other related determinations described in this prospectus supplement, may require the exercise of discretion and the making of subjective judgments by us or our designee, after consulting with us. In making these potentially subjective determinations, we or our designee may have economic interests that are adverse to interests of investors in fixed-rate reset notes, and such determinations may adversely affect the return on, value of and market for the fixed-rate reset notes.

Risks Relating to Fixed-Rate Reset Notes with UK Government Bond (Gilt) Rate as the Reset Reference Rate

The following discussion of risks relates to the fixed-rate reset notes with the UK Government Bond (Gilt) Rate as the reset reference rate. You should carefully consider the following discussion of risks before investing in fixed-rate reset notes with the UK Government Bond (Gilt) Rate as the reset reference rate.

The selection of a Gilt Benchmark Replacement could adversely affect the return on, value of or market for affected notes.

If we or our designee, after consulting with us, determines that a Gilt Benchmark Transition Event and related Gilt Benchmark Replacement Date have occurred with respect to a series of fixed-rate reset notes for which the reset reference rate is specified in the applicable supplement to be the UK Government Bond (Gilt) Rate, the applicable Gilt Benchmark Replacement will replace the then-current Gilt Benchmark for all purposes relating to such notes. If a particular Gilt Benchmark Replacement or Gilt Benchmark Replacement Adjustment cannot be determined, then the next-available Gilt Benchmark Replacement or Gilt Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by the Gilt Relevant Governmental Body or, in certain circumstances, us or our designee, after consulting with us.

In addition, the terms of fixed-rate reset notes for which the reset reference rate is specified in the applicable supplement to be the UK Government Bond (Gilt) Rate expressly authorize us or our designee, after consulting with us, in connection with implementation of a Gilt Benchmark Replacement to make Gilt Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest and other administrative matters. The application of a Gilt Benchmark Replacement and Gilt Benchmark Replacement Adjustment, and any implementation of Gilt Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on such notes, which could adversely affect the interest rate, the return on, value of and market for such notes and the price at which investors may be able to sell such notes.

Moreover, certain determinations, decisions and elections with respect to the Gilt Benchmark Replacement and any Gilt Benchmark Replacement Conforming Changes, or the occurrence or non-occurrence of a Gilt Benchmark Transition Event, may require the exercise of discretion and the making of subjective judgments by us or our designee, after consulting with us. Any determination, decision or election made by us or our designee pursuant to the Gilt benchmark transition provisions set forth in this prospectus supplement under the heading “Description of the Notes—Fixed-Rate Reset Notes—Effect of a Gilt Transition Event and Related Gilt Replacement Date” will, if made by us, be made in our sole discretion and, if made by our designee, be made after consultation with us and, in each case, will become effective without consent from the investors in the affected notes or any other party. We may designate an entity to make any determination, decision or election that we have the right to make in connection with the Gilt benchmark transition provisions set forth in this prospectus supplement. Any designee that we may appoint in connection with these determinations, decisions or elections may be our affiliate. When performing such functions, potential conflicts of interest may exist between us or our designee and investors in the affected notes. All determinations by us or our designee in our or its discretion will be conclusive for all purposes and binding on us and investors in the applicable notes absent manifest error. In making these potentially subjective determinations, we, or our designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the return on, value of and market for the applicable notes.

Further, (i) the composition and characteristics of any Gilt Benchmark Replacement in respect of a series of affected notes will not be the same as those of the applicable UK Government Bond

(Gilt) Rate, as applicable, the Gilt Benchmark Replacement will not be the economic equivalent of the applicable UK Government Bond (Gilt) Rate, there can be no assurance that the Gilt Benchmark Replacement will perform in the same way as the applicable UK Government Bond (Gilt) Rate would have at any time and there is no guarantee that the Gilt Benchmark Replacement will be a comparable substitute for the applicable UK Government Bond (Gilt) Rate (each of which means that a Gilt Benchmark Transition Event could adversely affect the return on, value of and market for the applicable series of notes), (ii) any failure of the Gilt Benchmark Replacement to gain market acceptance could adversely affect the relevant series of notes, (iii) the Gilt Benchmark Replacement may have a very limited history and the future performance of the Gilt Benchmark Replacement may not be able to be predicted based on historical performance, (iv) the secondary trading market for debt securities linked to the Gilt Benchmark Replacement may be limited and (v) the administrator of the Gilt Benchmark Replacement, if applicable, may make changes that could change the value of the Gilt Benchmark Replacement or discontinue the Gilt Benchmark Replacement and would not have any obligation to consider the interests of investors in the relevant series of notes in doing so. For more information, see the Gilt benchmark transition provisions set forth under “Description of the Notes—Fixed-Rate Reset Notes—Effect of a Gilt Transition Event and Related Gilt Replacement Date” below in this prospectus supplement.

DESCRIPTION OF THE NOTES

This section describes general terms and provisions of the notes, which may be senior or subordinated medium-term notes. This section supplements, and should be read together with, the general description of our debt securities, and terms and provisions thereof, included in “Description of Debt Securities” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement will supersede the information in the accompanying prospectus.

The terms and provisions of the notes set forth in this prospectus supplement will apply to a series of notes, to the extent applicable as set forth below, unless otherwise specified in the applicable supplement. If the applicable supplement for a series of notes includes terms and provisions that modify, conflict with or otherwise are inconsistent with the applicable terms and provisions set forth below, then, regardless of whether or not the applicable terms and provisions set forth below are stated to apply “unless otherwise specified in the applicable supplement,” such terms and provisions set forth in the applicable supplement shall govern and control with respect to such series of notes.

Certain capitalized or other defined terms that are used in this section “Description of the Notes” have the specific meanings set forth herein. A listing of the pages on which certain of such terms are defined can be found under the Index of Certain Defined Terms at the end of this prospectus supplement.

General

We will issue the notes as part of a series of debt securities under the Senior Indenture or the Subordinated Indenture, as applicable, which are contracts between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. In this prospectus supplement, we refer to The Bank of New York Mellon Trust Company, N.A. and any successor trustee under the Senior Indenture or the Subordinated Indenture, as applicable, as the “trustee,” and we refer to the Senior Indenture and the Subordinated Indenture, each as may be supplemented from time to time, individually as an “Indenture” and together as the “Indentures.” In addition to the following summary of general terms of the notes and the Indentures, you should review the forms of the global note certificates and the specific provisions of the Senior Indenture and the Subordinated Indenture, as applicable, which we have filed with the SEC.

The Indentures are subject to, and governed by, the Trust Indenture Act of 1939.

Our senior debt securities, which we refer to in this prospectus supplement as our “senior notes,” will be issued under the Senior Indenture and will rank equally in right of payment with our other unsecured and unsubordinated obligations. Our subordinated debt securities, which we refer to in this prospectus supplement as our “subordinated notes,” will be issued under the Subordinated Indenture and will be subordinate and junior in right of payment.

We and the selling agents, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities—The Indentures” in the accompanying prospectus for more information about the Indentures and the functions of the trustee.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The Indentures do not limit the amount of indebtedness that we may incur. We may issue other debt securities under the Indentures from time to time in one or more series up to the aggregate principal amount of the then-existing grant of authority by our board of directors.

Unless otherwise provided in the applicable supplement, the minimum denomination of the notes will be $1,000 and integral multiples of $1,000 in excess of $1,000 (or the equivalent in other currencies).

We may issue the following types of notes: fixed-rate notes, floating-rate notes, fixed/floating rate notes and fixed-rate reset notes. For more information on these types of notes, see below under “—Fixed-Rate Notes,” “—Floating-Rate Notes,” “—Fixed/Floating Rate Notes” and “—Fixed-Rate Reset Notes.” In addition, we may issue notes that do not bear interest.

Ranking

Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under senior notes or subordinated notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. In addition, the senior notes and the subordinated notes will be unsecured and therefore in a bankruptcy or similar proceeding will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations. See “Risk Factors—Risks Relating to Debt Securities Generally” in the accompanying prospectus.

Senior Notes

The senior notes will be unsecured and will rank equally in right of payment with all our other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law.

The Senior Indenture and the senior notes do not contain any limitation on the amount of obligations that we may incur in the future.

Subordinated Notes

Our indebtedness evidenced by the subordinated notes, including the principal and any premium, interest, and other amounts payable, will be unsecured and will be subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding to the extent and in the manner provided in the Subordinated Indenture. The subordinated notes will rank equally in right of payment with all our other unsecured and subordinated indebtedness, other than unsecured and subordinated indebtedness that by its terms is subordinated to the subordinated notes. Due to differing subordination provisions in various series of subordinated debt securities issued by us and our predecessors, in the event of a dissolution, winding up, liquidation, reorganization, insolvency, receivership or other proceeding, investors in subordinated notes may receive more or less, ratably, than investors in some other series of our outstanding subordinated debt securities. Payment of principal of our subordinated indebtedness, including any subordinated notes, may not be accelerated if there is a default in the payment of amounts payable under, or a default in any of our other covenants applicable to, our subordinated indebtedness.

The Subordinated Indenture and the subordinated notes do not contain any limitation on the amount of obligations ranking senior to the subordinated notes, or the amount of obligations ranking equally with the subordinated notes, that we may incur in the future.

Unless we specify otherwise in the applicable supplement, the subordinated notes will not be guaranteed by us or any of our affiliates and will not be subject to any other arrangement that legally or economically enhances the ranking of the subordinated notes. For more information about our subordinated notes, see “Description of Debt Securities—Subordination” in the accompanying prospectus.

Fixed-Rate Notes

We may issue notes that bear interest at a fixed rate as set forth in the applicable supplement, which we refer to as “fixed-rate notes.” Unless we specify otherwise in the applicable supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable supplement, until the principal is paid or made available for payment.

Unless we specify otherwise in the applicable supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable supplement (each such day being an “interest payment date” for a fixed-rate note) and at the maturity date or earlier redemption date, as applicable. Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date, the maturity date or earlier redemption date, as the case may be, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date, the maturity date or earlier redemption date, as the case may be (each such period, an “interest period”). The amount of accrued interest on a fixed-rate note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count convention that applies with respect to such determination. Unless we specify otherwise in the applicable supplement, the factor resulting from the day count convention will be (a) with respect to fixed-rate notes denominated in U.S. dollars, computed on the basis of a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention, (b) with respect to fixed-rate notes denominated in Australian dollars, computed on the basis of the actual number of days in the relevant period divided by 365, or if any portion of the relevant period falls in a leap year, the sum of (i) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, which we may refer to as the “Actual/Actual” day count convention, (c) with respect to fixed-rate notes denominated in pounds sterling or euro, computed on the basis of an Actual/Actual (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention, which we may refer to as the “Actual/Actual (ICMA)” day count convention and (d) with respect to fixed-rate notes denominated in Canadian dollars, computed on the basis of (i) the 30/360 day count convention when calculating interest for a full semi-annual interest period and (ii) the actual number of days in the relevant period divided by 365, when calculating interest for any period that is shorter than a full semi-annual interest period, which we may refer to together as the “Actual/Actual (Canadian Compound Method)” day count convention. We will make payments on fixed-rate notes as described below under “—Payment of Principal, Interest, and Other Amounts Payable” and in the accompanying prospectus under the heading “Description of Debt Securities—Payment of Principal, Interest, and Other Amounts Payable.”

We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the note. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The applicable supplement for an amortizing note will include a table setting forth repayment information.

Fixed/Floating Rate Notes

We may issue notes with elements of each of the fixed-rate notes described above and floating-rate notes described below. For example, a note may bear interest at a fixed rate for some periods and at a floating rate in others. We will describe the determination of interest for any of these notes in the applicable supplement.

Floating-Rate Notes

We may issue notes that will bear interest at a floating interest rate determined in accordance with the applicable terms and provisions set forth in this section and the applicable supplement. We refer to these notes as “floating-rate notes.” The terms and provisions of floating-rate notes set forth in this prospectus supplement will apply, to the extent applicable as set forth below, unless otherwise specified in the applicable supplement.

Overview of Base Rates and Floating-Rate Note Provisions

The interest rate for each series of floating-rate notes will be determined by reference to a “base rate” specified in the applicable supplement. The “base rate” for a floating-rate note will, if so specified in the applicable supplement, be one or more of the following, or may be any other base rate as may be specified in the applicable supplement:

•	the Australian dollar Bank Bill Swap Reference Rate, in which case the note will be a “BBSW note”;

•	the Canadian dollar Bankers’ Acceptance Rate, in which case the note will be a “CDOR note”;

•	the euro interbank offered rate, in which case the note will be a “EURIBOR note”;

•	the federal funds (effective) rate, in which case the note will be a “federal funds (effective) rate note”;

•	the prime rate, in which case the note will be a “prime rate note”;

•	the treasury (auction) rate, in which case the note will be a “treasury (auction) rate note”;

•	compounded SOFR, calculated by reference to the Secured Overnight Financing Rate, in which case the note will be a “compounded SOFR note”;

•	compounded SONIA, calculated by reference to the Sterling Overnight Index Average, in which case the note will be a “compounded SONIA note”;

•	compounded CORRA, calculated by reference to the Canadian Overnight Repo Rate Average, in which case the note will be a “compounded CORRA note”;

•	simple average SOFR, calculated by reference to the Secured Overnight Financing Rate, in which case the note will be a “simple average SOFR note”; and

•	simple average SONIA, calculated by reference to the Sterling Overnight Index Average, in which case the note will be a “simple average SONIA note.”

The description of the terms and provisions of floating-rate notes in this prospectus supplement generally is divided into (i) a description of floating-rate notes that use a “payment delay convention” with respect to interest accrual and payment and (ii) a description of floating-rate notes that do not use such convention, and is summarized as follows:

•

Floating-Rate Notes with Payment Delay. Compounded SOFR, compounded SONIA or compounded CORRA may be the base rate for floating-rate notes that use the “payment delay convention.” For such notes, accrued interest is calculated and paid with respect to interest periods that run from, and including, each interest period demarcation date specified in the applicable supplement (or, in the case of the initial interest period, the issue date) to, but excluding, the next following interest period demarcation date (or, in the case of the final interest period, the maturity date or, if the floating-rate notes are redeemed earlier, the redemption date). Interest will be paid on interest payment dates falling a specified number of days after the interest period demarcation date at the end of each interest period, as set forth under “—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA” below or in the applicable supplement. Compounded SOFR, compounded SONIA or compounded CORRA, as applicable, for an interest period will be determined on the basis of a compounded average of SOFR, SONIA or CORRA, as applicable, calculated in arrears at the end of each applicable interest period in accordance with the applicable formula set forth below under “—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA.” The full terms and provisions with respect to floating-rate notes using the “payment delay convention” are set forth below under “—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA,” which sets forth general terms and provisions applicable to all series of floating-rate notes using the “payment delay convention” and specific terms and provisions for the determination of compounded SOFR, compounded SONIA and compounded CORRA. The terms and provisions set forth in such section will govern and control with respect to such notes.

•

Floating-Rate Notes without Payment Delay. The base rate for floating-rate notes not using the “payment delay convention” may be any of the base rates set forth above, as specified in the applicable supplement, or any other base rate as may be specified in the applicable supplement. For such notes, accrued interest is calculated and paid with respect to interest periods that run from, and including, each interest payment date specified in the applicable supplement (or, in the case of the initial interest period, the issue date) to, but excluding, the next following interest payment date (or, in the case of the final interest period, the maturity date or, if the floating-rate notes are redeemed earlier, the redemption date). Interest will be paid on the interest payment dates specified in the applicable supplement. The base rate for such notes may be determined either in advance, at or prior to the beginning of each interest period, or in arrears near the end of each interest period, summarized as follows:

•

Determination of Base Rate in Advance. If the base rate for a series of floating-rate notes is BBSW, CDOR, EURIBOR, federal funds (effective) rate, prime rate, or the treasury (auction) rate (each, an “In Advance Base Rate”), the applicable base rate will be determined for an interest period in advance by reference to such base rate as observed at a specified time on an interest determination date occurring on or prior to the commencement of such interest period, all as set forth in this prospectus supplement and/or in the applicable supplement. Such base rate as so determined will apply for the entirety of the interest period commencing on or directly after the applicable interest determination date, and will reset on the interest reset date falling at the end of such interest period.

•

Determination of Base Rate in Arrears. If the base rate for a series of floating-rate notes is compounded SOFR, compounded SONIA, compounded CORRA, simple average SOFR or simple average SONIA (each, an “In Arrears Base Rate”), the applicable base rate for an interest period will be determined on the basis of a compounded or simple average of SOFR, SONIA or CORRA, as applicable, calculated in arrears at or near the end of each applicable interest period in accordance with the formula or the terms and provisions for such calculation set forth in the applicable section of “—Floating-Rate Notes without Payment Delay—Determination of Base Rates.” Such base rates may be calculated in accordance with a number of different calculation conventions that are described more fully under the applicable section of “—Floating-Rate Notes without Payment Delay—Determination of Base Rates.” The applicable supplement will specify which calculation convention applies with respect to calculation of the base rate for an applicable series of floating-rate notes.

The full terms and provisions with respect to floating-rate notes not using the “payment delay convention” are set forth below under “—Floating Rate Notes without Payment Delay,” which sets forth general terms and provisions applicable to all such series of floating-rate notes without payment delay and specific terms and provisions for the determination of each base rate. The terms and provisions set forth in such section will govern and control with respect to such notes.

Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA

Accrued interest, interest periods, the interest rate and/or timing of interest payments for a particular interest period, among other terms and provisions of compounded SOFR notes, compounded SONIA notes and compounded CORRA notes, will be determined in accordance with a “payment delay convention,” if so specified in the applicable supplement. The terms and provisions of such notes relating to accrued interest, interest periods, the interest rate and/or timing of interest payments for a particular interest period, among other terms and provisions of the notes, differ from the terms and provisions that generally are applicable to notes that do not use a payment delay convention.

If the applicable supplement for a series of compounded SOFR notes, compounded SONIA notes or compounded CORRA notes specifies that the “payment delay convention” applies, then the following terms and provisions will apply to such series. References to “notes” in this section “—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA” are to compounded SOFR notes, compounded SONIA notes or compounded CORRA notes, as applicable, using the payment delay convention.

General Terms and Provisions Applicable to the Notes Using the Payment Delay Convention

Each series of the notes will accrue interest from the original issue date of such series until the principal amount is paid or made available for payment at a rate per annum equal to compounded SOFR, compounded SONIA or compounded CORRA, as specified in the applicable supplement, plus or minus the spread (if any), or multiplied by the spread multiplier (if any), as may be specified in the applicable supplement. The “spread” is the number of basis points we may specify to be added to or subtracted from the applicable base rate. The “spread multiplier” is the percentage (or number) we may specify by which the specified base rate is multiplied in order to calculate the applicable interest rate.

The interest rate for a series of the notes also may be subject to (i) a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest or other applicable period; and/or (ii) a minimum interest rate limit, or floor, on the interest that may accrue during any interest or other applicable period.

The interest rate for a series of the notes will be determined by reference to compounded SOFR, compounded SONIA or compounded CORRA, calculated in respect of each interest period in accordance with the formula set forth under “—Determination of Compounded SOFR (Payment Delay),” “—Determination of Compounded SONIA (Payment Delay)” or “—Determination of Compounded CORRA (Payment Delay)” below, and the terms and provisions of the notes set forth under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR” and “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA,” as applicable.

We will pay interest on a series of the notes on each interest payment date with respect to such series of notes. Each interest payment due on an interest payment date, the maturity date or the redemption date, as applicable, will include interest accrued from, and including, the most recent interest period demarcation date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest period demarcation date (or, in the case of the final interest period, the maturity date or, if such notes are redeemed earlier, the redemption date) (each such period, an “interest period” for such series of notes). The applicable supplement for a series of notes will specify, among other terms and provisions, the “interest period demarcation dates” with respect to such series.

We will pay interest on each series of the notes in arrears, on the second business day (or such other number of business days we may specify in the applicable supplement) following each interest period demarcation date (each such day being an “interest payment date” for such notes); provided that the interest payment date with respect to the final interest period for a series of the notes will be the maturity date for such series or, if the notes are redeemed earlier, the redemption date. On each interest payment date, we will pay accrued interest for the most recently completed interest period.

If an interest period demarcation date other than the final interest period demarcation date otherwise would fall on a day that is not a business day, then such interest period demarcation date will be postponed to the next day that is a business day, except that, if the next succeeding business day falls in the next calendar month, then such interest period demarcation date will be advanced to the immediately preceding day that is a business day. If the scheduled final interest period demarcation date (which will be the maturity date or, if we elect to redeem the notes earlier, the redemption date) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, and such final interest period demarcation date will be postponed to such succeeding business day. In each case, the related interest periods also will be adjusted for non-business days.

With respect to any series of fixed/floating rate notes for which compounded SOFR, compounded SONIA or compounded CORRA is specified to be the base rate for the applicable floating-rate period and for which the payment delay convention is specified to be applicable, notwithstanding anything to the contrary in the applicable terms and provisions of the notes, and provided that such series of notes is not redeemed prior to the commencement of the floating-rate period, if the final interest payment date falling in the fixed-rate period otherwise would fall on a day that is not a business day, then such interest payment date will be postponed to the next day that is a business day, and the related interest period also will be adjusted for non-business days. If such final interest payment date during the fixed-rate period is so postponed, the first day of the initial interest period during the floating-rate period will be adjusted accordingly.

The calculation agent will determine compounded SOFR, compounded SONIA or compounded CORRA, as applicable, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the interest period demarcation date at the end of such interest period (or, in the case of the final interest period, the rate cut-off date) and prior to the relevant interest payment date and will notify us of compounded SOFR, compounded SONIA or compounded CORRA, as applicable, and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

All amounts resulting from any calculation on a note will be rounded to the nearest cent, in the case of U.S. dollars and Canadian dollars, or to the nearest pence, in the case of pounds sterling, with one-half cent or pence, as applicable, being rounded upward. All percentages resulting from any calculation with respect to a note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

Determination of Compounded SOFR (Payment Delay)

The calculation agent will determine “compounded SOFR” for a series of the notes for each interest period in accordance with the formula set forth below. For purposes of calculating compounded SOFR in accordance with such formula with respect to the final interest period, SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be SOFR in respect of such rate cut-off date. The “rate cut-off date” will be the second U.S. government securities business day (or such other number of U.S. government securities business days as we may specify in the applicable supplement) prior to the maturity date or the redemption date, as applicable.

where:

“d0”, for any interest period, is the number of U.S. government securities business days in such interest period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such interest period;

“SOFRi” for any U.S. government securities business day “i” in such interest period, is equal to SOFR in respect of that day, determined by the calculation agent; provided that, for purposes of calculating compounded SOFR with respect to the final interest period, SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be SOFR in respect of such rate cut-off date;

“ni” for U.S. government securities business day “i” in such interest period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d” is the number of calendar days in such interest period.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“SOFR” means, with respect to any U.S. government securities business day prior to a USD Benchmark Replacement Date:

(1)

the Secured Overnight Financing Rate published for such U.S. government securities business day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. government securities business day; or

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred prior to the applicable USD Benchmark Reference Time in respect of any determination of SOFR on any date as described under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR” below, then the USD benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the USD benchmark transition provisions, after a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the USD Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR.”

“SOFR Administrator” means the FRBNY (or a successor administrator of the Secured Overnight Financing Rate).

“SOFR Administrator’s Website” means the website of the FRBNY, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Determination of Compounded SONIA (Payment Delay)

The calculation agent will determine “compounded SONIA” for a series of the notes for each interest period in accordance with the formula set forth below. For purposes of calculating compounded SONIA in accordance with such formula with respect to the final interest period, SONIA for each London banking day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be SONIA in respect of such rate cut-off date. The “rate cut-off date” will be the fifth London banking day (or such other number of London banking days as we may specify in the applicable supplement) prior to the maturity date or the redemption date, as applicable.

where:

“d0”, for any interest period, is the number of London banking days in such interest period;

“i” is a series of whole numbers from one to d0, each representing the relevant London banking days in chronological order from, and including, the first London banking day in such interest period;

“SONIAi” means, in relation to any London banking day “i” in such interest period, SONIA in respect of that day, determined by the calculation agent; provided that, for purposes of calculating compounded SONIA with respect to the final interest period, SONIA for each London banking day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be SONIA in respect of such rate cut-off date;

“ni” means, in relation to any London banking day “i” in such interest period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day; and

“d” is the number of calendar days in such interest period.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“SONIA” means, in relation to any London banking day, the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the SONIA Screen Page or, if the SONIA Screen Page is unavailable, as otherwise published by such authorized distributors in each case at 12:00 p.m., London time, on the London banking day immediately following such London banking day; provided that if, in respect of any London banking day, the calculation agent determines that the SONIA rate is not available on the SONIA Screen Page or has not otherwise been published by the relevant authorized distributors, such SONIA rate shall be:

(1)

(i) the BoE’s Bank Rate (the “Bank Rate”) prevailing at 5:00 p.m., London time, (or, if earlier, close of business) on the relevant London banking day; plus (ii) the mean of the spread of the SONIA rate to the Bank Rate over the previous five days on which a SONIA rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or

(2)

if the Bank Rate is not published by the BoE at 5:00 p.m., London time, (or, if earlier, close of business) on the relevant London banking day, the SONIA rate published on the SONIA Screen Page (or otherwise published by the relevant authorized distributors) for the first preceding London banking day on which the SONIA rate was published on the SONIA Screen Page (or otherwise published by the relevant authorized distributors).

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred prior to the applicable Non-USD Benchmark Reference Time in respect of any determination of SONIA on any date as described under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA” below, then the Non-USD benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the Non-USD benchmark transition provisions, after a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the Non-USD Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA.”

Notwithstanding the foregoing provisions, in the event the BoE publishes guidance as to (i) how SONIA is to be determined or (ii) any rate of interest that is to replace the SONIA rate, the calculation agent shall, in consultation with us, follow such guidance in order to determine the SONIA rate for so long as the SONIA rate is not available or has not been published by the authorized distributors.

“SONIA Screen Page” means Reuters Screen SONIA Page or such other page, section or other part as may replace it as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to SONIA.

Determination of Compounded CORRA (Payment Delay)

The calculation agent will determine “compounded CORRA” for a series of the notes for each interest period in accordance with the formula set forth below. For purposes of calculating compounded CORRA in accordance with such formula with respect to the final interest period, CORRA for each Toronto banking day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be CORRA in respect of such rate cut-off date. The “rate cut-off date” will be the second Toronto banking day (or such other number of Toronto banking days as we may specify in the applicable supplement) prior to the maturity date or the redemption date, as applicable.

where:

“d0”, for any interest period, is the number of Toronto banking days in such interest period;

“i”, for such interest period, is a series of whole numbers from one to d0, each representing the relevant Toronto banking days in chronological order from, and including, the first Toronto banking day in such interest period;

“CORRAi” means, in respect of any Toronto banking day “i” in such interest period, CORRA in respect of that day, determined by the calculation agent; provided that, for purposes of calculating compounded CORRA with respect to the final interest period, CORRA for each Toronto banking day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be CORRA in respect of such rate cut-off date;

“ni” for Toronto banking day “i” in such interest period, is the number of calendar days from, and including, such Toronto banking day “i” to, but excluding, the following Toronto banking day; and

“d” is the number of calendar days in such interest period.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“CORRA” means, in respect of any Toronto banking day:

(1)

a reference rate equal to the daily Canada Overnight Repo Rate Average for such Toronto banking day as provided by the Bank of Canada (or any successor administrator of such rate) as administrator of CORRA to authorized distributors and as then published on the Bank of Canada’s website, or any successor website designated by the Bank of Canada or any successor administrator, at any time the Bank of Canada (or such successor administrator) is administrator of CORRA, or such other source or page as is specified in the applicable supplement or, if the Bank of Canada’s website or such other source or page as is specified in the applicable supplement, as applicable, is unavailable, as otherwise published by such authorized distributors (in each case, at approximately 11:00 a.m., Toronto time (or such other time as is specified in the applicable supplement), on the Toronto banking day immediately following such Toronto banking day); or

(2)

if, in respect of any applicable Toronto banking day, the calculation agent determines that CORRA is not available in accordance with (1) above or has not otherwise been published by the relevant authorized distributors, the calculation agent will determine CORRA for such applicable Toronto banking day as being CORRA in respect of the most recent Toronto banking day for which CORRA was published in accordance with (1) above or as otherwise published by the relevant authorized distributors.

Notwithstanding the foregoing, upon the occurrence of an Index Cessation Event, the terms and provisions set forth in (i) and (ii) below will apply, in the order set forth below, with respect to an applicable series of compounded CORRA notes. In addition, in connection with the implementation of an Applicable Fallback Rate, we or our designee (after consulting with us) may make such changes or adjustments to (1) the Applicable Fallback Rate or the applicable fallback spread, (2) any observation period, interest payment date, other relevant date, business day convention or interest period, (3) the manner, timing and frequency of determining rates and amounts of interest that are payable on the compounded CORRA notes and the conventions relating to such determination, (4) the timing and frequency of making payments of interest, (5) rounding conventions, (6) tenors, and (7) any other terms or provisions of the relevant series of compounded CORRA notes and related definitions, in each case that we or our designee (after consulting with us) determines, from time to time, and notifies to the calculation agent, are consistent with accepted market practice or applicable regulatory or legislative action or guidance for the use of such Applicable Fallback Rate for debt obligations comparable to the relevant series of compounded CORRA notes in such circumstances.

(i)

Index Cessation Effective Date with respect to CORRA. If an Index Cessation Effective Date occurs with respect to CORRA, then the base rate for an applicable interest period in respect of which the final day of the related observation period occurs on or after the Index Cessation Effective Date with respect to CORRA will be the CAD Recommended Rate plus a fallback spread (which may be positive or negative or zero). If there is a CAD Recommended Rate before the end of the first Toronto Banking Day following the Index Cessation Effective Date with respect to CORRA but neither the administrator nor authorized distributors provide or publish the CAD Recommended Rate and an Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

(ii)

No CAD Recommended Rate or Index Cessation Effective Date with respect to CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto Banking Day following the Index Cessation Effective Date with respect to CORRA, or there is a CAD Recommended Rate and an Index Cessation Effective Date subsequently occurs with respect to such CAD Recommended Rate, then the base rate for an applicable interest period in respect of which the final day of the related observation period occurs on or after the Index Cessation Effective Date with respect to CORRA or the Index Cessation Effective Date with respect to the CAD Recommended Rate, as applicable, will be Bank of Canada’s Target for the Overnight Rate as set by the Bank of Canada and published on the Bank of Canada’s website (the “BOC Target Rate”) plus a fallback spread (which may be positive or negative or zero). If neither the administrator nor authorized distributors provide or publish the BOC Target Rate, then, in respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate.

As used in the foregoing terms and provisions relating to the determination of CORRA:

“Applicable Fallback Rate” means the CAD Recommended Rate, or the BOC Target Rate, as applicable;

“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor;

“Index Cessation Effective Date” means, in respect of an Index Cessation Event, the first date on which CORRA or the Applicable Fallback Rate, as applicable, is no longer provided. If CORRA or the Applicable Fallback Rate, as applicable, ceases to be provided on the same day that it is required to determine the base rate for an interest period pursuant to the terms of an applicable series of compounded CORRA notes but it was provided at the time at which it is to be observed pursuant to the terms and provisions of such series of compounded CORRA notes (or, if no such time is specified in the terms and provisions of such series, at the time at which it is ordinarily published), then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published;

“Index Cessation Event” means:

(A)

a public statement or publication of information by or on behalf of the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, announcing that it has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable; or

(B)

a public statement or publication of information by the regulatory supervisor for the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, a resolution authority with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, or a court or an entity with similar insolvency or resolution authority over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, which states that the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable.

Floating-Rate Notes without Payment Delay

With respect to any series of notes listed below, the applicable terms and provisions of and other information with respect to the notes set forth in this section “—Floating-Rate Notes without Payment Delay” will apply to such series, as and to the extent set forth in this section:

•	BBSW notes;

•	CDOR notes;

•	EURIBOR notes;

•	federal funds (effective) rate notes;

•	prime rate notes;

•	treasury (auction) rate notes;

•	compounded SOFR notes (other than compounded SOFR notes using the payment delay convention);

•	compounded SONIA notes (other than compounded SONIA notes using the payment delay convention);

•	compounded CORRA notes (other than compounded CORRA notes using the payment delay convention);

•	simple average SOFR notes; and

•	simple average SONIA notes.

References to “notes” or “floating-rate notes” in this section “—Floating-Rate Notes without Payment Delay” are to an applicable series of such notes.

General Terms and Provisions Applicable to the Notes

Determination of Interest Rates

The interest rate for a floating-rate note will be determined by reference to:

•

the specified base rate (based on the specified index maturity, if applicable) for each interest or other applicable period determined in accordance with the applicable provisions set forth in this prospectus supplement and/or the applicable supplement;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

The “index maturity,” if applicable, is the period to maturity of the instrument for which the base rate is calculated and will be specified in the applicable supplement. The “spread” is the number of basis points we may specify in the applicable supplement to be added to or subtracted from the applicable base rate. The “spread multiplier” is the percentage (or number) we may specify in the applicable supplement by which the specified base rate is multiplied in order to calculate the applicable interest rate.

Interest rates for a floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest or other applicable period; and/or

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest or other applicable period.

Accrual of Interest, Interest Payment Dates and Interest Periods

Each floating-rate note will accrue interest from its original issue date or from the most recent date to which interest on the floating-rate note has been paid or made available for payment. Interest will accrue on the principal amount of a floating-rate note at the applicable per annum floating interest rate until the principal amount is paid or made available for payment. We will pay accrued interest on any floating-rate note monthly, quarterly, semi-annually or annually (or for such other period as we may specify in the applicable supplement), as applicable, in arrears, on the dates set forth in the applicable supplement (each such day being an “interest payment date” for such floating-rate note) and at the maturity date or earlier redemption date, as applicable. Each interest payment due on an interest payment date, the maturity date or earlier redemption date, as the case may be, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date or earlier redemption date, as the case may be (each such period, an “interest period”). Interest payment dates and interest periods for floating-rate notes may be adjusted in accordance with the business day convention (as described below under “—Payment of Principal, Interest, and Other Amounts Payable—Business Day Conventions”) specified in the applicable supplement.

Interest Reset Dates and Interest Determination Dates for In Advance Base Rates

The terms and provisions set forth below in this section will apply to any series of notes for which the base rate is specified in the applicable supplement to be BBSW, CDOR, EURIBOR, federal funds (effective) rate, prime rate, the treasury (auction) rate or any other base rate as may be specified in the applicable supplement as an In Advance Base Rate, but will not apply to series of notes for which the base rate is specified in the applicable supplement to be compounded SOFR, compounded SONIA, compounded CORRA, simple average SOFR or simple average SONIA.

The interest rate in effect from, and including, the original issue date of a series of floating-rate notes to, but excluding, the first interest reset date for such notes will be the initial interest rate set forth in the applicable supplement or determined as set forth in the applicable supplement. The interest rate of a series of floating-rate notes may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, or at any other interval, as we specify in the applicable supplement. If so specified in the applicable supplement, a single interest period may contain multiple interest reset dates, in which case the interest rate with respect to the applicable series of notes will reset on each such interest reset date in accordance with the terms and provisions set forth in this section or as otherwise set forth in the applicable supplement, and interest will accrue on such series of notes at the interest rate in effect from time to time during such interest period. We refer to each date on which the interest rate for a floating-rate note will reset as an “interest reset date.” We will specify the interest reset dates in the applicable supplement. Interest reset dates may be adjusted in accordance with the applicable business day convention (as described below under “—Payment of Principal, Interest, and Other Amounts Payable—Business Day Conventions”) specified in the applicable supplement.

The calculation agent will determine the interest rate for an interest period on the corresponding interest determination date. The “interest determination date” in respect of any interest reset date is the day to which the calculation agent will refer when determining the interest rate at which the applicable floating interest rate will reset. Unless we specify otherwise in the applicable supplement, the interest determination date for an interest reset date will be:

•	for a BBSW note, the first day of the relevant interest period;

•	for a CDOR note, the first Toronto Banking Day of the relevant interest period;

•	for a EURIBOR note, the second TARGET Settlement Date preceding the interest reset date;

•	for a federal funds (effective) rate note or a prime rate note, the business day immediately preceding the interest reset date;

•	for a treasury (auction) rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) would normally be auctioned; and

•

for a floating-rate note with two or more base rates, the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

With respect to treasury (auction) rate notes, Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury (auction) rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date. If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day unless we specify otherwise in the applicable supplement.

In determining the base rate that applies to a EURIBOR note or a treasury (auction) rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described below under “—Determination of Base Rates” and/or in the applicable supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant notes, and its affiliates, and they may include our affiliates.

Determination of Base Rates

The terms and provisions set forth below with respect to the determination of the base rate for BBSW notes, CDOR notes, EURIBOR notes, federal funds (effective) rate notes, prime rate notes, treasury (auction) rate notes, compounded SOFR notes (other than compounded SOFR notes using the payment delay convention), compounded SONIA notes (other than compounded SONIA notes using the payment delay convention), compounded CORRA notes (other than compounded CORRA notes using the payment delay convention), simple average SOFR notes and simple average SONIA notes will apply to applicable series of floating-rate notes.

BBSW Notes

BBSW, for any interest determination date, will mean the rate for prime bank eligible securities having a tenor closest to the index maturity specified in the applicable supplement which is designated as the “AVG MID” on the Refinitiv Screen BBSW Page (or any designation which replaces that designation on that page, or any replacement page, as applicable), or such other Relevant Screen Page as may be specified in the applicable supplement, at the Publication Time on the interest determination date. However, if such rate does not appear on the Refinitiv Screen BBSW Page (or any replacement page) by 10:45 a.m., Sydney time, on such interest determination date (or such other time that is 15 minutes after the then prevailing Publication Time), or if it does appear but the calculation agent determines that there is an obvious error in that rate, then BBSW means such other substitute, successor or replacement base rate that a reputable Australian financial institution appointed by us or our designee (upon our written direction) determines, in its sole discretion, is most comparable to BBSW and is consistent with industry accepted practices, which rate is notified in writing to the calculation agent (with a copy to us) by such alternate financial institution. The rate determined by such alternate financial institution and notified in writing to the calculation agent (with a copy to us) will be expressed as a percentage rate per annum. If BBSW cannot be determined as described above on any interest determination date, then BBSW for the applicable interest determination date will be equal to BBSW in effect for the previous interest period or, if BBSW was not used as the base rate in the previous interest period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph.

Notwithstanding the foregoing, if we or our designee (after consulting with us) determines that (i) BBSW is permanently or indefinitely discontinued or (ii) the regulatory supervisor for the administrator of BBSW has issued a public statement or published information announcing that BBSW is no longer representative or otherwise is not appropriate for use as a base rate for Australian dollar-denominated floating-rate notes as of the relevant interest determination date, in each case prior to an interest determination date, then BBSW means such substitute, successor or replacement base rate that we or a reputable Australian financial institution or investment bank appointed by us as described below (after consulting with us) (we or such financial institution or investment bank, as applicable, the “Determining Party”), determines is most comparable to BBSW and that is consistent with industry-accepted practices for Australian-dollar denominated floating-rate notes, which rate is notified in writing to the calculation agent (with a copy to us) if the Determining Party is not the calculation agent or us, as applicable, together with such spread adjustment (which may be positive or negative or zero) that the Determining Party determines in its sole discretion is reasonable to produce in the aggregate a rate that is an industry-accepted substitute, successor or replacement rate for Australian-dollar denominated floating-rate notes at such time. In connection with the implementation of such substitute, successor or replacement rate, we or our designee (after consulting with us) will have the right to make BBSW Conforming Changes. We may, in our sole discretion, appoint a reputable Australian financial institution or investment bank to assist in determination of an appropriate substitute, successor or replacement base rate and adjustments thereto (including spread adjustment) and the applicable BBSW Conforming Changes. If the Determining Party determines that there is no such substitute, successor or replacement base rate as so provided above, BBSW for the applicable interest determination date will be equal to BBSW in effect for the previous interest period or, if BBSW was not used as the base rate in the previous interest period, the most recent rate that could have been determined in accordance with the first sentence of the preceding paragraph.

“Relevant Screen Page” means the Bloomberg (or any successor or replacement service) or Refinitiv (or any successor or replacement service) screen page specified as such in the applicable supplement, in each case or such other page as may replace such specified screen page on the applicable information service (or any successor or replacement service).

“Publication Time” means approximately 10:30 a.m., Sydney time (or such other time at which such rate customarily appears on that page, including, if corrected, recalculated or republished by the relevant administrator).

“BBSW Conforming Changes” means, in connection with the implementation of such substitute, successor or replacement rate, changes to (1) any interest determination date, interest payment date, other relevant date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the BBSW notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) tenors, and (6) any other terms or provisions of the relevant series of notes, in each case that we or our designee (after consulting with us) determines, from time to time, to be reasonable to reflect the implementation of such substitute, successor or replacement rate giving due consideration to any industry-accepted market practice for Australian-dollar denominated floating-rate notes.

CDOR Notes

CDOR, for any interest determination date, will mean the average bid rate of interest (expressed as an annual percentage rate) rounded to the nearest one-hundred-thousandth of one percent (with 0.000005 percent being rounded up) for Canadian dollar bankers’ acceptances having the index maturity specified in the applicable supplement which appears on the Reuters Screen CDOR Page as of approximately 10:15 a.m., Toronto time on such interest determination date.

If, by 10:15 a.m., Toronto time (or the amended publication time for CDOR, if any, as specified by the CDOR benchmark administrator in the CDOR benchmark methodology) on such interest determination date, CDOR for the applicable index maturity in respect of such day has not been published on the Reuters Screen CDOR Page and an Index Cessation Effective Date has not occurred, then the rate for such interest determination date will be CDOR for the applicable index maturity in respect of such day, as provided by the administrator of CDOR and published by an authorized distributor or by the administrator of CDOR itself. If by noon, Toronto time (or one hour and forty-five minutes after the amended publication time for CDOR), on such interest determination date, neither the administrator of CDOR nor an authorized distributor has provided or published CDOR for the applicable index maturity in respect of such day and an Index Cessation Effective Date has not occurred, then the rate for such interest determination date will be a rate formally recommended for use by the administrator of CDOR during the period of non-publication of CDOR and for so long as an Index Cessation Effective Date has not occurred. If no such rate is available, then CDOR for such interest determination date will be the most recent rate that could have been determined in accordance with the preceding paragraph.

If we or our designee (after consulting with us) determines that an Index Cessation Event has occurred with respect to CDOR, the terms and provisions set forth in (i) through (iv) below will apply, in the order set forth below, with respect to an applicable series of CDOR notes. For the purposes of such terms and provisions (including the definition of “Fallback Observation Day”), references to an “Original IBOR Rate Record Day” are to that term as used on the Fallback Rate (CORRA) Screen. In addition, in connection with the implementation of an Applicable Fallback Rate, we or our designee (after consulting with us) may make such changes or adjustments to (1) the Applicable Fallback Rate or the spread thereon, (2) any interest determination date, interest payment date, other relevant date, business day convention or interest period, (3) the manner, timing and frequency of determining rates and amounts of interest that are payable on the CDOR notes and the conventions relating to such determination, (4) the timing and frequency of making payments of interest, (5) rounding conventions, (6) tenors, and (7) any other terms or provisions of the relevant series of CDOR notes and related definitions (including the Fallback Observation Day), in each case that we or our designee (after consulting with us) determines, from time to time, and notifies to the calculation agent, are consistent with accepted market practice or applicable regulatory or legislative action or guidance for the use of such Applicable Fallback Rate for debt obligations comparable to the relevant series of CDOR notes in such circumstances.

(i)

Index Cessation Effective Date with respect to CDOR. If we or our designee (after consulting with us) determines that an Index Cessation Event has occurred, the rate for an interest determination date occurring on or after the Index Cessation Effective Date will be determined as if references to CDOR for the applicable index maturity were references to Fallback Rate (CORRA) for the ‘Original IBOR Rate Record Day’ that corresponds to the applicable interest determination date, as most recently provided or published as at 11:30 a.m., Toronto time on the related Fallback Observation Day. If neither Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) provides, nor authorized distributors publish, Fallback Rate (CORRA) for that ‘Original IBOR Rate Record Day’ at, or prior to, 11:30 a.m., Toronto time on the related Fallback Observation Day and a Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) has not occurred, then the rate for such interest determination date will be Fallback Rate (CORRA) as most recently provided or published at that time for the most recent ‘Original IBOR Rate Record Day,’ notwithstanding that such day does not correspond to such interest determination date.

(ii)

Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA). If we or our designee (after consulting with us) determines that a Fallback Index Cessation Event has occurred with respect to Fallback Rate (CORRA), the rate for an interest determination date which relates to an applicable interest period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) will be Compounded CORRA based on the Canadian Overnight Repo Rate Average (“CORRA”) administered by the Bank of Canada (or any successor administrator), to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of “Fallback Rate (CORRA)” after making such adjustments to Compounded CORRA as we or our designee (after consulting with us) determines to be necessary to account for any difference in term structure or tenor of Compounded CORRA by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book and notifies to the calculation agent. If neither the administrator nor authorized distributors provide or publish CORRA and a Fallback Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

(iii)

Fallback Index Cessation Effective Date with respect to CORRA. If a Fallback Index Cessation Effective Date occurs with respect to each of Fallback Rate (CORRA) and CORRA, then the rate for an interest determination date which relates to an applicable interest period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the Fallback Index Cessation Effective Date with respect to CORRA) will be the CAD Recommended Rate, to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of “Fallback Rate (CORRA)” after making such adjustments to the CAD Recommended Rate as we or our designee (after consulting with us) determines to be necessary to account for any difference in term structure or tenor of the CAD Recommended Rate by comparison to Fallback Rate (CORRA) or Compounded CORRA, as applicable, and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book and notifies to the calculation agent. If there is a CAD Recommended Rate before the end of the first Toronto Banking Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the end of the first Toronto Banking Day following the Fallback Index Cessation Effective Date with respect to CORRA) but neither the administrator nor authorized distributors provide or publish the CAD Recommended Rate and a Fallback Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

(iv)

No CAD Recommended Rate or Fallback Index Cessation Effective Date with respect to CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto Banking Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the end of the first Toronto Banking Day following the Fallback Index Cessation Effective Date with respect to CORRA); or there is a CAD Recommended Rate and a Fallback Index Cessation Effective Date subsequently occurs with respect to such CAD Recommended Rate, then the rate for any interest determination date which relates to an applicable interest period in respect of which the Fallback Observation Date occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the Fallback Index Cessation Effective Date with respect to CORRA) or the Fallback Index Cessation Effective Date with respect to the CAD Recommended Rate, as applicable, will be Bank of Canada’s Target for the Overnight Rate as set by the Bank of Canada and published on the Bank of Canada’s website (the “BOC Target Rate”), to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of “Fallback Rate (CORRA)” after making such adjustments to the BOC Target Rate as we or our designee (after consulting with us) determined to be necessary to account for any difference in term structure or tenor of the BOC Target Rate by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book and notifies to the calculation agent. If neither the administrator nor authorized distributors provide or publish the BOC Target Rate, then, in respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate.

As used in the foregoing terms and provisions relating to the determination of CDOR:

“Applicable Fallback Rate” means one of Fallback Rate (CORRA), CORRA, the CAD Recommended Rate, or the BOC Target Rate, as applicable;

“Bloomberg IBOR Fallback Rate Adjustments Rule Book” means the IBOR Fallback Rate Adjustments Rule Book published by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) as updated from time to time in accordance with its terms;

“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor;

“Compounded CORRA” means term-adjusted CORRA compounded-in-arrears, calculated by the calculation agent in accordance with the methodology pursuant to which Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time (“BISL”)) calculated Fallback Rate (CORRA), by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book.

“Fallback Index Cessation Effective Date” means, in respect of a Fallback Index Cessation Event, the first date on which the Applicable Fallback Rate is no longer provided. If the Applicable Fallback Rate ceases to be provided on the same day that it is required to determine the base rate for an interest period pursuant to the terms of an applicable series of CDOR notes but it was provided at the time at which it is to be observed pursuant to the terms and provisions of such series of CDOR notes (or, if no such time is specified in the terms and provisions of such series, at the time at which it is ordinarily published), then the Fallback Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published.

“Fallback Index Cessation Event” means:

(A)

a public statement or publication of information by or on behalf of the administrator or provider of the Applicable Fallback Rate announcing that it has ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate; or

(B)	if the Applicable Fallback Rate is:

(1)

Fallback Rate (CORRA), a public statement or publication of information by the regulatory supervisor for the administrator of Fallback Rate (CORRA), the Bank of Canada, an insolvency official with jurisdiction over the administrator for Fallback Rate (CORRA), a resolution authority with jurisdiction over the administrator for Fallback Rate (CORRA) or a court or an entity with similar insolvency or resolution authority over the administrator for Fallback Rate (CORRA), which states that the administrator of Fallback Rate (CORRA) has ceased or will cease to provide the Fallback Rate (CORRA) permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide Fallback Rate (CORRA); or

(2)

CORRA, the CAD Recommended Rate, or the BOC Target Rate, a public statement or publication of information by the regulatory supervisor for the administrator or provider of the Applicable Fallback Rate, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for the Applicable Fallback Rate, a resolution authority with jurisdiction over the administrator or provider for the Applicable Fallback Rate or a court or an entity with similar insolvency or resolution authority over the administrator or provider for the Applicable Fallback Rate, which states that the administrator or provider of the Applicable Fallback Rate has ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate.

“Fallback Observation Day” means, in respect of an interest determination date and the interest period to which such interest determination date relates, the day that is two Business Days preceding the related interest payment date for such interest period.

“Fallback Rate (CORRA)” means the term-adjusted CORRA compounded-in-arrears plus the spread relating to CDOR, in each case, for the applicable index maturity provided by BISL, as the provider of term adjusted CORRA and the spread, on the Fallback Rate (CORRA) Screen (or by other means) or provided to, and published by, authorized distributors;

“Fallback Rate (CORRA) Screen” means the Bloomberg Screen corresponding to the Bloomberg ticker for the fallback for CDOR for the applicable index maturity accessed via the Bloomberg

Screen <FBAK> <GO> Page (or, if applicable, accessed via the Bloomberg Screen <HP><GO>) or any other published source designated by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time);

“Index Cessation Effective Date” means, in respect of one or more Index Cessation Events, the first date on which CDOR is no longer provided. If CDOR ceases to be provided on the Relevant Original Fixing Date but it was provided at the time at which it is to be observed pursuant to the terms and provisions of the applicable series of CDOR notes, then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published;

“Index Cessation Event” means:

(A)

a public statement or publication of information by or on behalf of the administrator of CDOR announcing that it has ceased or will cease to provide CDOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide CDOR; or

(B)

a public statement or publication of information by the regulatory supervisor for the administrator of CDOR, the Bank of Canada, an insolvency official with jurisdiction over the administrator for CDOR, a resolution authority with jurisdiction over the administrator for CDOR or a court or an entity with similar insolvency or resolution authority over the administrator for CDOR, which states that the administrator of CDOR has ceased or will cease to provide CDOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide CDOR;

“Relevant Original Fixing Date” means, unless otherwise agreed, the day on which CDOR would have been observed.

EURIBOR Notes

EURIBOR, for any interest determination date, will mean the rate for deposits in euro as sponsored, calculated, and published by the EMMI having the index maturity specified in the applicable supplement, as that rate appears on the Designated EURIBOR Page, as of 11:00 a.m., Brussels time on such interest determination date.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If no offered rate appears on the Designated EURIBOR Page on an interest determination date at approximately 11:00 a.m., Brussels time, then the calculation agent will request four major banks in the Eurozone interbank market selected and identified by us to provide a quotation of the rate at which deposits in euro having the index maturity specified in the applicable supplement are offered to prime banks in the Eurozone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the average of those quotations.

•

If fewer than two quotations are provided, then the calculation agent will request four major banks in the Eurozone interbank market selected and identified by us to provide a quotation of the rate offered by them, at approximately 11:00 a.m., Brussels time, on the interest determination date, for loans in euro to prime banks in the Eurozone interbank market for a period of time equivalent to the index maturity specified in the applicable supplement commencing on the reset date to which such interest determination date relates and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the average of those quotations.

•

If three quotations are not provided, EURIBOR for that interest determination date will be equal to EURIBOR for the immediately preceding interest period or, if EURIBOR was not used as the base rate in the previous interest period, the most recent rate that could have been determined in accordance with the first paragraph of this EURIBOR Notes section.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred prior to the applicable Non-USD Benchmark Reference Time in respect of any determination of EURIBOR on any date as described under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA” below, then the Non-USD benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the Non-USD benchmark transition provisions, after a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the Non-USD Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA.”

As used in the foregoing terms and provisions relating to the determination of EURIBOR:

“Designated EURIBOR Page” means the display on the page specified in the applicable supplement for the purpose of displaying the Eurozone interbank rates of major banks for the euro; provided, however, that if no such page is specified in the applicable supplement, the display on Reuters on the EURIBOR01 page (or any other page as may replace such page on such service) shall be used.

“Eurozone” means the region comprised of member states of the European Union that adopted the single currency in accordance with the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992) and the Treaty of Amsterdam (signed in Amsterdam on October 2, 1997).

Federal Funds (Effective) Rate Notes

“Federal funds (effective) rate,” for any interest determination date, will be the rate for that date as displayed on the Reuters Screen Page FEDFUNDS1 (or any successor service or any other page that replaces that page on that service) under the heading “EFFECT” on that date. With respect to any interest determination date, if such rate is not displayed on Reuters Screen Page FEDFUNDS1 by 5:00 p.m., New York City time, on that date the federal funds (effective) rate for such interest determination date will be the federal funds (effective) rate for such interest determination date, as published on that date in H.15 Daily Update under the heading “Federal Funds (Effective).” If such rate is not published in H.15 Daily Update by 5:00 p.m., New York City time, on that date, the federal funds (effective) rate for such interest determination date will be the federal funds (effective) rate as published for the first preceding New York banking day for which the federal funds (effective) rate can be determined in accordance with the first sentence of this paragraph.

As used in the foregoing terms and provisions relating to the determination of the federal funds (effective) rate:

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“New York banking day” means a day of the work week other than a holiday observed by the FRBNY.

Prime Rate Notes

The “prime rate” for any interest determination date will be the prime rate or base lending rate on that date, as published in H.15 Daily Update by 5:00 p.m., New York City time, on the related calculation date, under the heading “Bank prime loan” (or in another recognized electronic source determined by us or our designee (after consulting with us)).

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15 Daily Update by 5:00 p.m., New York City time, on the related calculation date, then the prime rate will be the rate as published in any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan” (or in another recognized electronic source determined by us or our designee (after consulting with us)).

•

If the alternative rate described above is not published in another recognized electronic source by 5:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters page USPRIME1 for that interest determination date, by 5:00 p.m., New York City time, then the calculation agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by us.

•	If the banks selected by us are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

As used in the foregoing terms and provisions relating to the determination of the Federal funds (effective) rate:

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Federal Reserve, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury (Auction) Rate Notes

The “treasury (auction) rate” for any interest determination date will be the rate from the auction held on such interest determination date, of direct obligations of the United States, referred to as “Treasury bills,” having the index maturity specified in the applicable supplement, as such rate appears under the caption “INVEST RATE” on Reuters (or any successor service) page USAUCTION10 or page USAUCTION11 (or any other page as may replace either such page on such service or as otherwise specified in the applicable supplement).

The following procedures will be followed in the order set forth below if the treasury (auction) rate cannot be determined as described above:

•

If the rate is not displayed on Reuters (or any successor service) by 5:00 p.m., New York City time, on the related calculation date, the treasury (auction) rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as of the applicable interest determination date, as announced by the U.S. Department of the Treasury.

•

If the alternative rate described in the bullet immediately above is not announced by the U.S. Department of the Treasury, the treasury (auction) rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source (as determined by us or our designee (after consulting with us)) used for the purpose of displaying the applicable rate, under the caption “U.S. government securities/Treasury bills/(secondary market).”

•

If the alternative rate described in the bullet immediately above is not published by 5:00 p.m., New York City time, on the related calculation date, the treasury (auction) rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that interest determination date, of three primary U.S. government securities dealers, which may include our affiliates selected by us or our designee, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

•

If the dealers selected by us or our designee are not quoting as described in the bullet immediately above, the treasury (auction) rate will be the treasury (auction) rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield	=	D x N	x 100
360 – (D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

As used in the foregoing terms and provisions relating to the determination of the treasury (auction) rate:

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Federal Reserve, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Compounded SOFR Notes (Other than Compounded SOFR Notes Using the Payment Delay Convention)

For a series of compounded SOFR notes not using the payment delay convention, compounded SOFR will be determined in accordance with an “observation period convention,” a “rate cut-off convention” or a “SOFR Index convention” in accordance with the terms and provisions applicable to such convention as set forth below. The applicable supplement relating to a series of compounded SOFR notes will specify whether the “observation period convention,” the “rate cut-off convention” or the “SOFR Index convention” applies to such compounded SOFR notes.

The calculation agent will determine compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the last day of the applicable observation period, and in any event on or prior to the business day immediately preceding the relevant interest payment date, and will notify us of compounded SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

With respect to a series of compounded SOFR notes using the “observation period convention,” the “rate cut-off convention” or the “SOFR Index convention,” the following terms will have the meanings set forth below:

“observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement) preceding the interest payment date for such interest period.

“SOFR” means, with respect to any U.S. government securities business day prior to a USD Benchmark Replacement Date:

(1)

the Secured Overnight Financing Rate published for such U.S. government securities business day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. government securities business day; or

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred prior to the applicable USD Benchmark Reference Time in respect of any determination of SOFR on any date as described under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR” below, then the USD benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the USD benchmark transition provisions, after a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the USD Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR.”

“SOFR Administrator” means the FRBNY (or a successor administrator of the Secured Overnight Financing Rate).

“SOFR Administrator’s Website” means the website of the FRBNY, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Observation Period Convention

If the applicable supplement for a series of compounded SOFR notes specifies that the “observation period convention” applies, then “compounded SOFR” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below with respect to the observation period relating to such interest period:

where:

“d0”, for any observation period, is the number of U.S. government securities business days in such observation period;

“i”, for such observation period, is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such observation period;

“SOFRi” for any U.S. government securities business day “i” in such observation period, is equal to SOFR in respect of that day, determined by the calculation agent;

“ni” for U.S. government securities business day “i” in such observation period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d”, for such observation period, is the number of calendar days in such observation period.

Rate Cut-Off Convention

If the applicable supplement for a series of compounded SOFR notes specifies that the “rate cut-off convention” applies, then “compounded SOFR” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below. For purposes of calculating compounded SOFR in accordance with such formula with respect to any interest period for an applicable series of compounded SOFR notes, SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the interest payment date in respect of such interest period (or, in the case of the final interest period, the maturity date or redemption date, as applicable), will be SOFR in respect of such rate cut-off date. With respect to each applicable interest period, the “rate cut-off date” will be the fifth U.S. government securities business day (or such other number of U.S. government securities business days as we may specify in the applicable supplement) prior to the interest payment date in respect of such interest period (or, in the case of the final interest period, the maturity date or redemption date, as applicable).

where:

“d0”, for any interest period, is the number of U.S. government securities business days in such interest period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such interest period;

“SOFRi” for any U.S. government securities business day “i” in such interest period, is equal to SOFR in respect of that day, determined by the calculation agent; provided that, for purposes of calculating compounded SOFR with respect to any interest period, SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the interest payment date in respect of such interest period (or, in the case of the final interest period, the maturity date or redemption date, as applicable), will be SOFR in respect of such rate cut-off date;

“ni” for U.S. government securities business day “i” in such interest period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d” is the number of calendar days in such interest period.

SOFR Index Convention

If the applicable supplement for a series of compounded SOFR notes specifies that the “SOFR Index convention” applies, then “compounded SOFR” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below with respect to the observation period relating to such interest period:

where:

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement) preceding the interest payment date relating to such interest period;

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement) preceding the first day of the relevant interest period;

“d” is the number of calendar days in the applicable observation period;

“SOFR” means the daily Secured Overnight Financing Rate as provided by the SOFR Administrator on the SOFR Administrator’s Website; and

“SOFR Index,” with respect to any U.S. Government Securities Business Day, means:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on such U.S. government securities business day (the “SOFR Index Determination Time”); or

(2)	if a SOFR Index value specified in (1) above does not so appear at the SOFR Index Determination Time, then:

(i)

if a USD Benchmark Transition Event and its related USD Benchmark Replacement Date have not occurred with respect to SOFR, then compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below; or

(ii)

if a USD Benchmark Transition Event and its related USD Benchmark Replacement Date have occurred with respect to SOFR, then compounded SOFR shall be the rate determined in accordance with the terms and provisions set forth under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR” below.

SOFR Index Unavailability Provisions – If SOFR IndexStart or SOFR IndexEnd is not published or otherwise is not available on the relevant interest determination date and a USD Benchmark Transition Event and its related USD Benchmark Replacement Date have not occurred with respect to SOFR, “compounded SOFR” will mean, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula set forth above under “—Observation Period Convention” as if the applicable supplement had specified “observation period convention” to be applicable to the notes, rather than “SOFR Index convention.”

Compounded SONIA Notes (Other than Compounded SONIA Notes Using the Payment Delay Convention)

For a series of compounded SONIA notes not using the payment delay convention, compounded SONIA will be determined in accordance with an “observation period convention,” “lookback convention” or “SONIA Compounded Index convention” in accordance with the terms and provisions applicable to such convention as set forth below. The applicable supplement relating to a series of compounded SONIA notes will specify whether the “observation period convention,” “lookback convention” or “SONIA Compounded Index convention” applies to such compounded SONIA notes.

The calculation agent will determine compounded SONIA, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after (a) the last day of the applicable observation period (if “observation period convention” or “SONIA Compounded Index convention” has been specified in the applicable supplement) or (b) the date falling “p” London banking days prior to the final London banking day in an applicable interest period (if “lookback convention” has been specified in the applicable supplement), and in any event on or prior to the business day immediately preceding the relevant interest payment date, and will notify us of compounded SONIA and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the relevant interest payment date.

With respect to a series of compounded SONIA notes using the “observation period convention,” the “lookback convention” or the “SONIA Compounded Index convention,” the following terms will have the meanings set forth below:

“observation period” means, in respect of each interest period, the period from, and including, the date that is five London banking days (or such other number of London banking days as we may specify in the applicable supplement) preceding the first date in such interest period to, but excluding, the date that is five London banking days (or such other number of London banking days as we may specify in the applicable supplement) preceding the interest payment date for such interest period; and

“SONIA” means, in relation to any London banking day, the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the SONIA Screen Page or, if the SONIA Screen Page is unavailable, as otherwise published by such authorized distributors in each case at 12:00 p.m., London time, on the London banking day immediately following such London banking day; provided that if, in respect of any London banking day, the calculation agent determines that the SONIA rate is not available on the SONIA Screen Page or has not otherwise been published by the relevant authorized distributors, such SONIA rate shall be:

(1)

(i) the BoE’s Bank Rate (the “Bank Rate”) prevailing at 5:00 p.m., London time, (or, if earlier, close of business) on the relevant London banking day; plus (ii) the mean of the spread of the SONIA rate to the Bank Rate over the previous five days on which a SONIA rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or

(2)

if the Bank Rate is not published by the BoE at 5:00 p.m., London time (or, if earlier, close of business) on the relevant London banking day, the SONIA rate published on the SONIA Screen Page (or otherwise published by the relevant authorized distributors) for the first preceding London banking day on which the SONIA rate was published on the SONIA Screen Page (or otherwise published by the relevant authorized distributors).

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred prior to the applicable Non-USD Benchmark Reference Time in respect of any determination of SONIA on any date as described under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA” below, then the Non-USD benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the Non-USD benchmark transition provisions, after a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the Non-USD Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA.”

Notwithstanding the foregoing provisions, in the event the BoE publishes guidance as to (i) how SONIA is to be determined or (ii) any rate of interest that is to replace the SONIA rate, the calculation agent shall, in consultation with us, follow such guidance in order to determine the SONIA rate for so long as the SONIA rate is not available or has not been published by the authorized distributors.

“SONIA Screen Page” means Reuters Screen SONIA Page or such other page, section or other part as may replace it as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to SONIA.

Observation Period Convention

If the applicable supplement for a series of compounded SONIA notes specifies that the “observation period convention” applies, then “compounded SONIA” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below with respect to the observation period relating to such interest period:

where:

“d0”, for any observation period, is the number of London banking days in such observation period;

“i”, for such observation period, is a series of whole numbers from one to d0, each representing the relevant London banking days in chronological order from, and including, the first London banking day in such observation period;

“SONIAi” means, in relation to any London banking day “i” in such observation period, SONIA in respect of that day, determined by the calculation agent;

“ni” means, in relation to any London banking day “i” in such observation period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day; and

“d”, for such observation period, is the number of calendar days in such observation period.

Lookback Convention

If the applicable supplement for a series of compounded SONIA notes specifies that the “lookback convention” applies, then “compounded SONIA” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below:

where:

“d0”, for any interest period, is the number of London banking days in such interest period;

“i”, for such interest period, is a series of whole numbers from one to d0, each representing the relevant London banking days in chronological order from, and including, the first London banking day in such interest period;

“SONIAi-pLBD” means, in relation to any London banking day “i” in such interest period, SONIA in respect of the London banking day falling “p” London banking days prior to such London banking day “i”, determined by the calculation agent;

“ni” means, in relation to any London banking day “i” in such interest period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day;

“d”, for such interest period, is the number of calendar days in such interest period; and

“p” means the number of London banking days specified in the applicable supplement (or, if no such number is specified, five London banking days).

SONIA Compounded Index Convention

If the applicable supplement for a series of compounded SONIA notes specifies that the “SONIA Compounded Index convention” applies, then “compounded SONIA” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below with respect to the observation period relating to such interest period:

where:

“SONIA Compounded IndexEnd” is the SONIA Compounded Index value for the day which is five London banking days (or such other number of London banking days as we may specify in the applicable supplement) preceding the interest payment date relating to such interest period;

“SONIA Compounded IndexStart” is the SONIA Compounded Index value for the day which is five London banking days (or such other number of London banking days as we may specify in the applicable supplement) preceding the first day of the relevant interest period; and

“d” is the number of calendar days in the applicable observation period.

“SONIA Compounded Index” means, with respect to any London banking day, the SONIA Compounded Index value as published at 10:00 a.m., London time, by the BoE (or a successor administrator thereof), on the BoE’s Interactive Statistical Database, or any successor source, on such London banking day. If SONIA Compounded IndexStart or SONIA Compounded IndexEnd is not published or otherwise is not available on the relevant interest determination date, “compounded SONIA” will mean, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula set forth above under “—Observation Period Convention” as if the applicable supplement had specified “observation period convention” to be applicable to the notes, rather than “SONIA Compounded Index convention.”

Compounded CORRA Notes (Other than Compounded CORRA Notes Using the Payment Delay Convention)

With respect to a series of compounded CORRA notes not using the payment delay convention, the calculation agent will determine “compounded CORRA” for each applicable interest period in accordance with the formula set forth below, and with respect to the observation period relating to such interest period. Compounded CORRA, the interest rate and accrued interest for each interest period will be determined by the calculation agent in arrears as soon as reasonably practicable on or after the last day of the applicable observation period, and in any event on or prior to the business day immediately preceding the relevant interest payment date. The calculation agent will notify us of compounded CORRA and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the relevant interest payment date.

where:

“d0”, for any observation period, is the number of Toronto banking days in such observation period;

“i”, for such observation period, is a series of whole numbers from one to d0, each representing the relevant Toronto banking days in chronological order from, and including, the first Toronto banking day in such observation period;

“CORRAi” means, in respect of any Toronto banking day “i” in such observation period, CORRA in respect of that day, determined by the calculation agent;

“ni” for Toronto banking day “i” in such observation period, is the number of calendar days from, and including, such Toronto banking day “i” to, but excluding, the following Toronto banking day; and

“d” is the number of calendar days in such observation period.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“observation period” means, in respect of each interest period, the period from, and including, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable supplement) preceding the first date in such interest period to, but excluding, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable supplement) preceding the interest payment date for such interest period.

“CORRA” means, in respect of any Toronto banking day:

(1)

a reference rate equal to the daily Canada Overnight Repo Rate Average for such Toronto banking day as provided by the Bank of Canada (or any successor administrator of such rate) as administrator of CORRA to authorized distributors and as then published on the Bank of Canada’s website, or any successor website designated by the Bank of Canada or any successor administrator, at any time the Bank of Canada (or such successor administrator) is administrator of CORRA, or such other source or page as is specified in the applicable supplement or, if the Bank of Canada’s website or such other source or page as is specified in the applicable supplement, as applicable, is unavailable, as otherwise published by such authorized distributors (in each case, at approximately 11:00 a.m., Toronto time (or such other time as is specified in the applicable supplement), on the Toronto banking day immediately following such Toronto banking day); or

(2)

if, in respect of any applicable Toronto banking day, the calculation agent determines that CORRA is not available in accordance with (1) above or has not otherwise been published by the relevant authorized distributors, the calculation agent will determine CORRA for such applicable Toronto banking day as being CORRA in respect of the most recent Toronto banking day for which CORRA was published in accordance with (1) above or as otherwise published by the relevant authorized distributors.

Notwithstanding the foregoing, upon the occurrence of an Index Cessation Event, the terms and provisions set forth in (i) and (ii) below will apply, in the order set forth below, with respect to an applicable series of compounded CORRA notes. In addition, in connection with the implementation of an Applicable Fallback Rate, we or our designee (after consulting with us) may make such changes or adjustments to (1) the Applicable Fallback Rate or the applicable fallback spread, (2) any observation period, interest payment date, other relevant date, business day convention or interest period, (3) the manner, timing and frequency of determining rates and amounts of interest that are payable on the compounded CORRA notes and the conventions relating to such determination, (4) the timing and frequency of making payments of interest, (5) rounding conventions, (6) tenors, and (7) any other terms or provisions of the relevant series of compounded CORRA notes and related definitions, in each case that we or our designee (after consulting with us) determines, from time to time, and notifies to the calculation agent, are consistent with accepted market practice or applicable regulatory or legislative action or guidance for the use of such Applicable Fallback Rate for debt obligations comparable to the relevant series of compounded CORRA notes in such circumstances.

(i)

Index Cessation Effective Date with respect to CORRA. If an Index Cessation Effective Date occurs with respect to CORRA, then the base rate for an applicable interest period in respect of which the final day of the related observation period occurs on or after the Index Cessation Effective Date with respect to CORRA will be the CAD Recommended Rate plus a fallback spread (which may be positive or negative or zero). If there is a CAD Recommended Rate before the end of the first Toronto Banking Day following the Index Cessation Effective Date with respect to CORRA but neither the administrator nor authorized distributors provide or publish the CAD Recommended Rate and an Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

(ii)

No CAD Recommended Rate or Index Cessation Effective Date with respect to CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto Banking Day following the Index Cessation Effective Date with respect to CORRA, or there is a CAD Recommended Rate and an Index Cessation Effective Date subsequently occurs with respect to such CAD Recommended Rate, then the base rate for an applicable interest period in respect of which the final day of the related observation period occurs on or after the Index Cessation Effective Date with respect to CORRA or the Index Cessation Effective Date with respect to the CAD Recommended Rate, as applicable, will be Bank of Canada’s Target for the Overnight Rate as set by the Bank of Canada and published on the Bank of Canada’s website (the “BOC Target Rate”) plus a fallback spread (which may be positive or negative or zero). If neither the administrator nor authorized distributors provide or publish the BOC Target Rate, then, in respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate.

As used in the foregoing terms and provisions relating to the determination of CORRA:

“Applicable Fallback Rate” means the CAD Recommended Rate, or the BOC Target Rate, as applicable;

“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor;

“Index Cessation Effective Date” means, in respect of an Index Cessation Event, the first date on which CORRA or the Applicable Fallback Rate, as applicable, is no longer provided. If CORRA or the Applicable Fallback Rate, as applicable, ceases to be provided on the same day that it is required to determine the base rate for an interest period pursuant to the terms of an applicable series of compounded CORRA notes but it was provided at the time at which it is to be observed pursuant to the terms and provisions of such series of compounded CORRA notes (or, if no such time is specified in the terms and provisions of such series, at the time at which it is ordinarily published), then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published;

“Index Cessation Event” means:

(A)

a public statement or publication of information by or on behalf of the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, announcing that it has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable; or

(B)

a public statement or publication of information by the regulatory supervisor for the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable,, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable,, a resolution authority with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, or a court or an entity with similar insolvency or resolution authority over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable,, which states that the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable.

Simple Average SOFR Notes

“Simple average SOFR” means, for each applicable interest period, a rate equal to the sum of the daily base rate for each calendar day in such interest period divided by the number of calendar days in such interest period, calculated in accordance with the terms and provisions set forth below.

Subject to the provisions below relating to a “rate lookback” or “rate cut-off date,” as applicable, the “daily base rate” with respect to each calendar day in a relevant interest period will be SOFR in respect of such day; provided that for any calendar day in an interest period that is not a U.S. government securities business day, SOFR in respect of such calendar day will be SOFR for the U.S. government securities business day in such interest period immediately preceding such calendar day.

If the applicable supplement specifies that a “rate lookback” applies, then, notwithstanding the terms and provisions set forth in the preceding paragraph: (i) the “daily base rate” with respect to each U.S. government securities business day in a relevant interest period will be SOFR in respect of the U.S. government securities business day falling two U.S. government securities business days (or such other number of U.S. government securities business days as may be specified in the applicable supplement) prior to such U.S. government securities business day (such number of days, the “lookback period”); and (ii) the “daily base rate” with respect to each calendar day in a relevant interest period that is not a U.S. government securities business day will be equal to the daily base rate in effect for the immediately preceding U.S. government securities business day.

If the applicable supplement specifies that a “rate cut-off date” applies then, notwithstanding the terms and provisions set forth in the second preceding paragraph, for each calendar day in an interest period falling after the rate cut-off date for such interest period, the “daily base rate” for each such calendar day will be SOFR in respect of such rate cut-off date. Unless we specify otherwise in the applicable supplement, the “rate cut-off date” for an interest period, if applicable, will be the second U.S. government securities business day (or such other number of U.S. government securities business days as we may specify in the applicable supplement) prior to the interest payment date for such interest period.

The calculation agent will determine simple average SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable prior to the relevant interest payment date and will notify us of simple average SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“SOFR” means, with respect to any U.S. government securities business day prior to a Benchmark Replacement Date:

(1)

the Secured Overnight Financing Rate published for such U.S. government securities business day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. government securities business day; or

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred prior to the applicable USD Benchmark Reference Time in respect of any determination of SOFR on any date as described under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR” below, then the USD benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the USD benchmark transition provisions, after a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the USD Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR.”

“SOFR Administrator” means the FRBNY (or a successor administrator of the Secured Overnight Financing Rate).

“SOFR Administrator’s Website” means the website of the FRBNY, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Simple Average SONIA Notes

“Simple average SONIA” means, for each applicable interest period, a rate equal to the sum of the daily base rate for each calendar day in such interest period divided by the number of calendar days in such interest period, calculated in accordance with the terms and provisions set forth below.

Subject to the provisions below relating to “rate lookback” or “rate cut-off date,” as applicable, the “daily base rate” with respect to each calendar day in a relevant interest period will be SONIA in respect of such day; provided that for any calendar day in an interest period that is not a London banking day, SONIA in respect of such calendar day will be SONIA for the London banking day in such interest period immediately preceding such calendar day.

If the applicable supplement specifies that a “rate lookback” applies, then, notwithstanding the terms and provisions set forth in the preceding paragraph: (i) the “daily base rate” with respect to each London banking day in a relevant interest period will be SONIA in respect of the London banking day falling five London banking days (or such other number of London banking days as may be specified in the applicable supplement) prior to such London banking day (such number of days, the “lookback period”); and (ii) the “daily base rate” with respect to each calendar day in a relevant interest period that is not a London banking day will be equal to the daily base rate in effect for the immediately preceding London banking day.

If the applicable supplement specifies that a “rate cut-off date” applies then, notwithstanding the terms and provisions set forth in the second preceding paragraph, for each calendar day in an interest period falling after the rate cut-off date for such interest period, the “daily base rate” for each such calendar day will be SONIA in respect of such rate cut-off date. Unless we specify otherwise in the applicable supplement, the “rate cut-off date” for an interest period, if applicable, will be the five London banking days (or such other number of London banking days as we may specify in the applicable supplement) prior to the interest payment date for such interest period.

The calculation agent will determine simple average SONIA, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable prior to the relevant interest payment date and will notify us of simple average SONIA and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the London banking day immediately prior to the interest payment date.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“SONIA” means, in relation to any London banking day, the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the SONIA Screen Page or, if the SONIA Screen Page is unavailable, as otherwise published by such authorized distributors in each case at 12:00 p.m., London time, on the London banking day immediately following such London banking day; provided that if, in respect of any London banking day, the calculation agent determines that the SONIA rate is not available on the SONIA Screen Page or has not otherwise been published by the relevant authorized distributors, such SONIA rate shall be:

(1)

(i) the BoE’s Bank Rate (the “Bank Rate”) prevailing at 5:00 p.m., London time, or, if earlier, close of business, on the relevant London banking day; plus (ii) the mean of the spread of the SONIA rate to the Bank Rate over the previous five days on which a SONIA rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or

(2)

if the Bank Rate is not published by the BoE at 5:00 p.m., London time, (or, if earlier, close of business) on the relevant London banking day, the SONIA rate published on the SONIA Screen Page (or otherwise published by the relevant authorized distributors) for the first preceding London banking day on which the SONIA rate was published on the SONIA Screen Page (or otherwise published by the relevant authorized distributors).

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred prior to the applicable Non-USD Benchmark Reference Time in respect of any determination of SONIA on any date as described under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA” below, then the Non-USD benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the Non-USD benchmark transition provisions, after a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the Non-USD Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA.”

Notwithstanding the foregoing provisions, in the event the BoE publishes guidance as to (i) how SONIA is to be determined or (ii) any rate of interest that is to replace the SONIA rate, the calculation agent shall, in consultation with us, follow such guidance in order to determine the SONIA rate for so long as the SONIA rate is not available or has not been published by the authorized distributors.

“SONIA Screen Page” means Reuters Screen SONIA Page or such other page, section or other part as may replace it as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to SONIA.

Calculation of Interest Amounts for Floating-Rate Notes

The amount of accrued interest on a floating-rate note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum floating interest rate determined by reference to the applicable base rate, as determined for the applicable interest period, by a factor resulting from the day count convention that applies with respect to such determination. The factor resulting from the day count convention will be, if so specified in the applicable supplement, one of the following, or may be any other convention set forth in the applicable supplement:

•	a factor based on a 360-day year of twelve 30-day months if the day count convention specified in the applicable supplement is “30/360”;

•	a factor equal to the actual number of days in the relevant period divided by 360 if the day count convention specified in the applicable supplement is “Actual/360”;

•

a factor equal to the actual number of days in the relevant period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, if the day count convention specified in the applicable supplement is “Actual/Actual”; or

•	a factor equal to the actual number of days in the relevant period divided by 365, if the day count convention specified in the applicable supplement is “Actual/365 (Fixed).”

If no day count convention is specified in the applicable supplement, the accrued interest factor will be as follows:

•	for BBSW notes, CDOR notes and compounded CORRA notes, the factor will be equal to the actual number of days in the relevant period divided by 365;

•

for treasury (auction) rate notes, compounded SONIA notes and simple average SONIA notes, the factor will be equal to the actual number of days in the relevant period divided by 365 (or, if any portion of such relevant period falls in a leap year, the sum of (a) the actual number of days in that portion of such relevant period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of such relevant period falling in a non-leap year, divided by 365); and

•

for EURIBOR notes, federal funds (effective) rate notes, prime rate notes, compounded SOFR notes and simple average SOFR notes and any other floating-rate notes other than the types of notes specified in this bulleted list, the factor will be equal to the actual number of days in the relevant period divided by 360.

On or before the relevant “calculation date,” the calculation agent will calculate the amount of interest that has accrued during each interest period in accordance with the provisions set forth above. For any series of notes for which the specified base rate is an In Arrears Base Rate, the calculation date pertaining to an applicable interest payment date will be the business day immediately preceding such interest payment date (including, if applicable, the maturity date or the date of earlier redemption or prepayment, as the case may be). For any series of notes for which the specified base rate is an In Advance Base Rate, the calculation date pertaining to an interest payment date will be the earlier of:

•

the tenth calendar day after the applicable interest determination date for the interest period to which such interest payment date relates or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding such interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

All amounts resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. All percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

The interest rate on a note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more to any one borrower.

At the request of a holder of any BBSW note, CDOR note, EURIBOR note, federal funds (effective) rate note, prime rate note or treasury (auction) rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

At the request of a holder of any compounded SOFR note, compounded SONIA note, compounded CORRA note, simple average SOFR note or simple average SONIA note, the calculation agent will provide compounded SOFR, compounded SONIA, compounded CORRA, simple average SOFR or simple average SONIA, as applicable, the interest rate and the amount of interest accrued with respect to any interest period for such note, after compounded SOFR, compounded SONIA, compounded CORRA, simple average SOFR or simple average SONIA, as applicable, and such interest rate and accrued interest have been determined.

Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR

Unless we specify otherwise in the applicable supplement, the provisions set forth in this section “—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR,” which we refer to as the “USD benchmark transition provisions,” will apply to all compounded SOFR notes and simple average SOFR notes. References to “notes” in this section are to such notes.

USD Benchmark Replacement. If we or our designee (after consulting with us) determines on or prior to the relevant USD Benchmark Reference Time that a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred with respect to the then-current USD Benchmark for any series of notes, the applicable USD Benchmark Replacement will replace the then-current USD Benchmark for such series of notes for all purposes relating to the relevant notes in respect of all determinations on such date and for all determinations on all subsequent dates.

USD Benchmark Replacement Conforming Changes. In connection with the implementation of a USD Benchmark Replacement, we or our designee (after consulting with us) will have the right to make USD Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used in this prospectus supplement with respect to any USD Benchmark Transition Event and implementation of the applicable USD Benchmark Replacement and USD Benchmark Replacement Conforming Changes:

“USD Benchmark” means, initially, with respect to compounded SOFR notes and simple average SOFR notes, SOFR; provided, in each case, that if a USD Benchmark Transition Event and related USD Benchmark Replacement Date have occurred with respect to SOFR or the then-current USD Benchmark, then “USD Benchmark” means the applicable USD Benchmark Replacement.

“USD Benchmark Replacement” means, with respect to compounded SOFR notes and simple average SOFR notes, the first alternative set forth in the order below that can be determined by us or our designee, after consulting with us, as of the USD Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the USD Relevant Governmental Body as the replacement for the then-current USD Benchmark and (b) the USD Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the USD Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (after consulting with us) as the replacement for the then-current USD Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current USD Benchmark for U.S. dollar-denominated floating-rate notes at such time and (b) the USD Benchmark Replacement Adjustment.

“USD Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (after consulting with us) as of the USD Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the USD Relevant Governmental Body or determined by us or our designee (after consulting with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the USD Relevant Governmental Body, in each case for the applicable Unadjusted USD Benchmark Replacement;

(2)	if the applicable Unadjusted USD Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current USD Benchmark with the applicable USD Unadjusted Benchmark Replacement for U.S. dollar-denominated floating-rate notes at such time.

“USD Benchmark Replacement Conforming Changes” means, with respect to any USD Benchmark Replacement, changes to (1) any interest determination date, interest payment date, interest period demarcation date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the relevant notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) tenors, (6) any other terms or provisions of the relevant series of notes, in each case that we or our designee (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such USD Benchmark Replacement in a manner substantially consistent with market practice (or, if we or the calculation agent or our other designee (after consulting with us) decides that implementation of any portion of such market practice is not administratively feasible or if we or our designee (after consulting with us) determines that no market practice for use of the USD Benchmark Replacement exists, in such other manner as we or our designee (after consulting with us) determines is appropriate).

“USD Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current USD Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “USD Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the USD Benchmark permanently or indefinitely ceases to provide such USD Benchmark; or

(2)	in the case of clause (3) of the definition of “USD Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the USD Benchmark Replacement Date occurs on the same day as, but earlier than, the USD Benchmark Reference Time in respect of any determination, the USD Benchmark Replacement Date will be deemed to have occurred prior to the USD Benchmark Reference Time for such determination.

“USD Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current USD Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the USD Benchmark announcing that such administrator has ceased or will cease to provide the USD Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the USD Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the USD Benchmark, the central bank for the currency of the USD Benchmark, an insolvency official with jurisdiction over the administrator for the USD Benchmark, a resolution authority with jurisdiction over the administrator for the USD Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the USD Benchmark, which states that the administrator of the USD Benchmark has ceased or will cease to provide the USD Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the USD Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the USD Benchmark announcing that the USD Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the USD Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the USD Benchmark excluding the applicable ISDA Fallback Adjustment.

“USD Benchmark Reference Time” with respect to any determination of the USD Benchmark means (1) with respect to compounded SOFR notes and simple average SOFR notes, if the USD Benchmark is SOFR, 3:00 p.m., New York City time, on the date of such determination, and (2) otherwise, the time determined by us or our designee (after consulting with us) in accordance with the USD Benchmark Replacement Conforming Changes.

“USD Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“Unadjusted USD Benchmark Replacement” means the USD Benchmark Replacement excluding the USD Benchmark Replacement Adjustment.

Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA

Unless we specify otherwise in the applicable supplement, the provisions set forth in this section “—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA,” which we refer to as the “Non-USD benchmark transition provisions,” will apply to all EURIBOR notes, compounded SONIA notes and simple average SONIA notes. References to “notes” in this section are to such notes.

Non-USD Benchmark Replacement. If we or our designee (after consulting with us) determines on or prior to the relevant Non-USD Benchmark Reference Time that a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred with respect to the then-current Non-USD Benchmark for any series of notes, the applicable Non-USD Benchmark Replacement will replace the then-current Non-USD Benchmark for such series of notes for all purposes relating to the relevant notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Non-USD Benchmark Replacement Conforming Changes. In connection with the implementation of a Non-USD Benchmark Replacement, we or our designee (after consulting with us) will have the right to make Non-USD Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used in this prospectus supplement with respect to any Non-USD Benchmark Transition Event and implementation of the applicable Non-USD Benchmark Replacement and Non-USD Benchmark Replacement Conforming Changes:

“Non-USD Benchmark” means, initially, (i) with respect to EURIBOR notes, EURIBOR for the index maturity indicated in the applicable supplement and (ii) with respect to compounded SONIA notes and simple average SONIA notes, SONIA; provided, in each case, that if a Non-USD Benchmark Transition Event and related Non-USD Benchmark Replacement Date have occurred with respect to such initial Non-USD Benchmark, as applicable, or the then-current Non-USD Benchmark, then “Non-USD Benchmark” means the applicable Non-USD Benchmark Replacement.

“Non-USD Benchmark Replacement” means, where the then-current Non-USD Benchmark is EURIBOR or another forward-looking term rate for which multiple tenors are published by the applicable administrator, the Non-USD Interpolated Benchmark if applicable with respect to the then-current Non-USD Benchmark, plus the Non-USD Benchmark Replacement Adjustment for such Non-USD Benchmark if applicable; provided that if the calculation agent cannot determine the Non-USD Interpolated Benchmark as of the Non-USD Benchmark Replacement Date, or if the then-current Non-USD Benchmark is not EURIBOR or another forward-looking term rate for which multiple tenors are published by the applicable administrator, then “Non-USD Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee, after consulting with us, as of the Non-USD Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Non-USD Relevant Governmental Body or identified through any other applicable regulatory or legislative action or guidance as the replacement for the then-current Non-USD Benchmark for the applicable Non-USD Corresponding Tenor (if any) and (b) the Non-USD Benchmark Replacement Adjustment;

(2)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (after consulting with us) as the replacement for the then-current Non-USD Benchmark for the applicable Non-USD Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Non-USD Benchmark for floating-rate notes denominated in the specified currency at such time and (b) the Non-USD Benchmark Replacement Adjustment;

provided that, if we or our designee (after consulting with us) determines that there is no such alternate rate of interest as of the applicable Non-USD Benchmark Replacement Date, then the Non-USD Benchmark will be the most recent rate that could have been determined for such Non-USD Benchmark in accordance with (i) the terms and provisions for determining such Non-USD Benchmark in the section “—Payment Delay Notes—Compounded SOFR and Compounded SONIA” or “—Floating-Rate Notes Without Payment Delay,” as applicable or (ii) any Non-USD Benchmark Replacement Conforming Changes that have been implemented with respect to such Non-USD Benchmark, as applicable.

“Non-USD Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (after consulting with us) as of the Non-USD Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Non-USD Relevant Governmental Body or determined by us or our designee (after consulting with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Non-USD Relevant Governmental Body, in each case for the applicable Unadjusted Non-USD Benchmark Replacement; and

(2)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Non-USD Benchmark with the applicable Unadjusted Non-USD Benchmark Replacement for floating-rate notes denominated in the specified currency at such time.

“Non-USD Benchmark Replacement Conforming Changes” means, with respect to any Non-USD Benchmark Replacement, changes to (1) any interest determination date, interest payment date, interest period demarcation date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the relevant notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) tenors, (6) any other terms or provisions of the relevant series of notes, in each case that we or our designee (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Non-USD Benchmark Replacement in a manner substantially consistent with market practice (or, if we or the calculation agent or our designee (after consulting with us) decides that implementation of any portion of such market practice is not administratively feasible or if we or our designee (after consulting with us) determines that no market practice for use of the Non-USD Benchmark Replacement exists, in such other manner as we or our designee (after consulting with us) determines is appropriate).

“Non-USD Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Non-USD Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Non-USD Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the applicable Non-USD Benchmark permanently or indefinitely ceases to provide such Non-USD Benchmark; or

(2)	in the case of clause (3) or (4) of the definition of “Non- USD Benchmark Transition Event,” the date of the public statement, publication of information or determination referenced therein.

For the avoidance of doubt, if the event giving rise to the Non-USD Benchmark Replacement Date occurs on the same day as, but earlier than, the Non-USD Benchmark Reference Time in respect of any determination, the Non-USD Benchmark Replacement Date will be deemed to have occurred prior to the Non-USD Benchmark Reference Time for such determination.

“Non-USD Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Non-USD Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Non-USD Benchmark announcing that such administrator has ceased or will cease to provide such Non-USD Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Non-USD Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Non-USD Benchmark, the central bank for the currency of such Non-USD Benchmark, an insolvency official with jurisdiction over the administrator for such Non-USD Benchmark, a resolution authority with jurisdiction over the administrator for such Non-USD Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Non-USD Benchmark, which states that the administrator of such Non-USD Benchmark has ceased or will cease to provide such Non-USD Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Non-USD Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Non-USD Benchmark announcing that such Non-USD Benchmark is no longer representative or otherwise not appropriate for use as a reference rate for floating-rate notes denominated in the specified currency at such time; or

(4)	a determination by us or our designee (after consulting with us) that such Non-USD Benchmark for the specified maturity, if applicable, has been permanently or indefinitely discontinued.

“Non-USD Corresponding Tenor” with respect to a Non-USD Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Non-USD Benchmark.

“Non-USD Interpolated Benchmark” means, where the then-current Non-USD Benchmark is EURIBOR or another forward-looking term rate for which multiple tenors are published by the applicable administrator, the rate determined for the Non-USD Corresponding Tenor by interpolating on a linear basis between: (1) the Non-USD Benchmark for the longest period (for which the Non-USD Benchmark is available) that is shorter than the Non-USD Corresponding Tenor and (2) the Non-USD Benchmark for the shortest period (for which the Non-USD Benchmark is available) that is longer than the Non-USD Corresponding Tenor. “Non-USD Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-current Non-USD Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

“Non-USD Benchmark Reference Time” with respect to any determination of the Non-USD Benchmark means (1) with respect to EURIBOR notes, if the Non-USD Benchmark is EURIBOR, 11:00 a.m., Brussels time, on the relevant interest determination date, (2) with respect to compounded SONIA notes and simple average SONIA notes, if the Non-USD Benchmark is SONIA, 12:00 p.m., London time, on the date of such determination, and (3) otherwise, the time determined by us or our designee (after consulting with us) in accordance with the Non-USD Benchmark Replacement Conforming Changes.

“Non-USD Relevant Governmental Body” means, with respect to any Non-USD Benchmark, the central bank, monetary authority, relevant regulatory supervisor or any similar institution (including any committee or working group thereof sponsored, convened or endorsed by such central bank, monetary authority or relevant regulatory supervisor) with supervisory authority over the then-current Non-USD Benchmark or specified currency for the applicable series of notes.

“Unadjusted Non-USD Benchmark Replacement” means the Non-USD Benchmark Replacement excluding the Non-USD Benchmark Replacement Adjustment.

Additional Information About SOFR

As further described in this prospectus supplement, the interest rate on compounded SOFR notes and simple average SOFR notes will be determined by reference to a rate based on SOFR.

In general, the following discussion relating to SOFR is based on information available on the SOFR Administrator’s Website. SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the FRBNY would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by BofA Securities, Inc., our affiliate, as a primary dealer. On June 3, 2019, FRBNY used this daily survey mechanism to calculate SOFR for May 31, 2019, when access was disrupted to one of the three primary data sources used to calculate the SOFR.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. government securities business day, the FRBNY publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the FRBNY’s publication would indicate the revision. This revision threshold will be reviewed periodically by the FRBNY and may be changed based on market conditions.

SOFR is published by FRBNY based on data received from other sources, and we have no control over its determination, calculation or publication.

FRBNY started publishing SOFR in April 2018. FRBNY also has published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Neither the SOFR Administrator’s Website, nor any of the information or materials available thereon, are incorporated by reference into this prospectus supplement. Neither are we affiliated with FRBNY, nor does FRBNY sanction, endorse, or recommend any products or services offered by us.

Fixed-Rate Reset Notes

We may issue notes that will bear interest initially at a fixed interest rate for a specified portion of the applicable term and then reset such fixed interest rate by reference to a “reset reference rate” at one or more specified intervals for the remainder of such term as determined in accordance with the terms and provisions set forth in the applicable supplement and below in this prospectus supplement under “—Determination of Interest Rates for Fixed-Rate Reset Notes” and “—Determination of Reset Reference Rates.” We refer to these notes as “fixed-rate reset notes.”

The terms and provisions of fixed-rate reset notes set forth in this prospectus supplement will apply, to the extent applicable as set forth below, unless otherwise specified in the applicable supplement. If the applicable supplement for a series of fixed-rate reset notes includes terms and provisions that modify, conflict with or otherwise are inconsistent with the terms and provisions set forth below in this prospectus supplement, then, regardless of whether or not the applicable terms and provisions set forth below are stated to apply “unless otherwise specified in the applicable supplement,” such terms and provisions set forth in the applicable supplement shall govern and control with respect to such series of notes.

Overview of Interest Rates and Reset Reference Rates for Fixed-Rate Reset Notes

Each fixed-rate reset note will bear interest from, and including, its original issue date to, but excluding, the “first reset date” specified in the applicable supplement, at the rate per annum specified to be the “initial interest rate” in the applicable supplement. The interest rate on any fixed-rate reset note will reset on the applicable first reset date and on any applicable subsequent reset date(s) specified in the applicable supplement, all in accordance with the terms and provisions of fixed-rate reset notes set forth below in this prospectus supplement under “—Determination of Interest Rates for Fixed-Rate Reset Notes.” The interest rate to which any fixed-rate reset note resets on the first reset date and any applicable subsequent reset date(s) will be determined by reference to the reset reference rate plus the applicable “spread,” if any, each as specified in the applicable supplement. The reset reference rate will be either the U.S. Treasury Rate or the UK Government Bond (Gilt) Rate, as specified in the applicable supplement to be the reset reference rate and as determined in accordance with the terms and provisions set forth below in this prospectus supplement under “—Determination of Reset Reference Rates—UK Government Bond (Gilt) Rate” or “—Determination of Reset Reference Rates—U.S. Treasury Rate,” as applicable.

Accrual of Interest and Interest Payment Dates

We will pay interest on any fixed-rate reset note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable supplement (each such day being an “interest payment date” for a fixed-rate reset note) and at the maturity date or earlier redemption date, as applicable. Each interest payment due on an interest payment date, the maturity date or earlier redemption date, as applicable, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date, the maturity date or earlier redemption date, as the case may be (each such period, an “interest period”). The amount of accrued interest on any fixed-rate reset note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count convention that applies with respect to such determination. The interest rate applicable with respect to any interest period for any fixed-rate reset note will be the rate per annum determined in accordance with the applicable terms and provisions set forth below under “—Determination of Interest Rates for Fixed-Rate Reset Notes” and “—Determination of Reset Reference Rates.”

If no day count convention is specified in the applicable supplement, the accrued interest factor will be as follows:

•

for fixed-rate reset notes for which the reset reference rate is specified in the applicable supplement to be the U.S. Treasury Rate, the factor will be computed on the basis of a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention; and

•

for fixed-rate reset notes for which the reset reference rate is specified in the applicable supplement to be the UK Government Bond (Gilt) Rate, the factor will be computed on the basis of an Actual/Actual (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention, which we may refer to as the “Actual/Actual (ICMA)” day count convention.

We will make payments on fixed-rate reset notes as described below in this prospectus supplement under “—Payment of Principal, Interest, and Other Amounts Payable” and in the accompanying prospectus under the heading “Description of Debt Securities—Payment of Principal, Interest, and Other Amounts Payable.”

Determination of Interest Rates for Fixed-Rate Reset Notes

Each fixed-rate reset note will bear interest:

(i)	from, and including, the original issue date to, but excluding, the first reset date (such period, the “initial fixed rate period”) at a rate per annum equal to the initial interest rate;

(ii)

from, and including, the first reset date to, but excluding, the first “subsequent reset date” specified in the applicable supplement or, if no subsequent reset dates are specified in the applicable supplement, the maturity date or earlier redemption date, as the case may be, at a rate per annum equal to the first reset interest rate; and

(iii)	for each applicable subsequent reset period thereafter (if any), at a rate per annum equal to the applicable subsequent reset interest rate,

payable, in each case, in arrears on each applicable interest payment date, the maturity date or earlier redemption date, as the case may be. For the avoidance of doubt, the applicable interest rate specified in the preceding sentence will apply for each interest period falling within the initial fixed rate period and any reset period, as applicable.

In addition, for the avoidance of doubt, the “first reset date” and “subsequent reset date(s),” if any, for each fixed-rate reset note will be specified in the applicable supplement.

The interest rate applicable during each reset period will be determined by the calculation agent on each applicable reset determination date. See “—Calculation Agents; Decisions and Determinations.”

Interest rates for a fixed-rate reset note may also be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest or other applicable period; and/or

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest or other applicable period.

In addition, the interest rate on a fixed-rate reset note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more to any one borrower.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“first reset interest rate” means, in respect of the first reset period, a per annum interest rate equal to the sum of (a) the relevant reset reference rate determined as of the relevant reset determination date and (b) the “spread” specified in the applicable supplement for such first reset interest rate.

“first reset period” means the period from, and including, the first reset date to, but excluding, the first subsequent reset date or, if no subsequent reset dates are specified in the applicable supplement, the maturity date or earlier redemption date, as applicable.

“reset date” means the first reset date and each applicable subsequent reset date, if any.

“reset determination date” means, unless otherwise specified in the applicable supplement:

(a)

with respect to any fixed-rate reset note for which the reset reference rate is the UK Government Bond (Gilt) Rate, the second London banking day (or such other number of London banking days as we may specify in the applicable supplement) preceding the applicable reset date; and

(b)

with respect to any fixed-rate reset note for which the reset reference rate is the U.S. Treasury Rate, the third business day (or such other number of business days as we may specify in the applicable supplement) preceding the applicable reset date.

“reset period” means the first reset period or a subsequent reset period, as applicable.

“reset reference rate” means either (a) the U.S. Treasury Rate or (b) the UK Government Bond (Gilt) Rate, as specified in the applicable supplement and determined in accordance with the terms and provisions set forth below in this prospectus supplement under “—Determination of Reset Reference Rates—U.S. Treasury Rate” or “—Determination of Reset Reference Rates—UK Government Bond (Gilt) Rate,” as applicable.

“subsequent reset interest rate” means, in respect of any subsequent reset period, a per annum interest rate equal to the sum of (a) the relevant reset reference rate determined as of the relevant reset determination date and (b) the “spread” specified in the applicable supplement for such subsequent reset interest rate.

“subsequent reset period” means the period from, and including, the first subsequent reset date to, but excluding, the next subsequent reset date or, if no additional subsequent reset dates are specified in the applicable supplement, the maturity date or earlier redemption date, as applicable, and each successive period from, and including, to, but excluding, the next subsequent reset date or maturity date or earlier redemption date, as applicable.

Determination of Reset Reference Rates

U.S. Treasury Rate

For any reset period commencing on or after the first reset date, the “U.S. Treasury Rate” will be determined by the calculation agent in the following manner:

(1)

the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities, for the maturity comparable to such reset period, for the five business days (or such other number of business days as we may specify in the applicable supplement) immediately preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable reset determination date; or

(2)

if there are no such published yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities, for such maturity, then the “U.S. Treasury Rate” will be determined by interpolation between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset determination date (or, if there is no such reset date, the maturity date) and (B) the other maturing as close as possible to, but later than, such reset date or maturity date, as applicable, in each case for the five business days (or such other number of business days as we may specify in the applicable supplement) preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable reset determination date.

In each case, the U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that the then-current reset reference rate (which, as of the original issue date for any series of fixed-rate reset notes, will be the U.S. Treasury Rate for the specified maturity set forth in the applicable supplement) cannot be determined in the manner applicable for such reset reference rate (which, as of the original issue date of such series of fixed-rate reset notes, will be pursuant to the methods described in clauses (1) or (2) above) on the applicable reset determination date (such determination, a “rate substitution event”), we or our designee, after consulting with us, may determine whether there is an industry-accepted successor rate to the then-current reset reference rate (such industry-accepted successor rate, the “replacement rate”). If we or our designee, after consulting with us, determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or the then-current reset reference rate) for all purposes relating to an applicable series of fixed-rate reset notes in respect of such determination on such reset determination date and all determinations on all subsequent reset determination dates. In addition, if a replacement rate is utilized as described in the preceding sentence, we or our designee, after consulting with us, may adopt or make changes to (1) any interest payment date, reset determination date, reset date, other relevant date, business day convention, interest period or reset period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of fixed-rate reset notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) specified maturities, and (6) any other terms or provisions of the relevant series of notes (including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reset reference rate (which, as of the original issue date of for any series of fixed-rate reset notes, will be the U.S. Treasury Rate for the specified maturity)), in each case that we or our designee, after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such replacement rate in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee, after consulting with us, determines that implementation of any portion of such market practice is not administratively feasible or if we or our designee, after consulting with us, determines that no market practice for use of such replacement rate exists, in such other manner as we or our designee, after consulting with us, determines is appropriate) (such changes, the “U.S. Treasury Rate adjustments”). If we or our designee, after consulting with us, determines that there is no such replacement rate, then the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

For purposes of the foregoing terms and provisions with respect to the determination of the U.S. Treasury Rate, the following term has the meaning set forth below:

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Federal Reserve, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

UK Government Bond (Gilt) Rate

For any reset period commencing on or after the first reset date, the “UK Government Bond (Gilt) Rate” will be determined by us and the gilt determination agent in the following manner:

(1)

the yield (rounded to four decimal places, with 0.00005%. being rounded upwards) of the Tradeweb FTSE Gilt Closing Price of the applicable benchmark gilt (as determined by us and the gilt determination agent) in respect of such reset period that appears on the Bloomberg Screen Page “TWMD2” (or any successor or replacement page) (the “Gilt Screen Page”) at 3:00 p.m. (London time) on the applicable reset determination date; or

(2)

if the Gilt Screen Page is not available or has been discontinued, or if it is specified in the applicable supplement that the UK Government Bond (Gilt) Rate will not be determined by reference to the Gilt Screen Page as set forth in clause (1) above, or no yield of such benchmark gilt in respect of such reset period appears on such page on the applicable reset determination date (as determined by us or the gilt determination agent in consultation with us), then the applicable UK Government Bond (Gilt) Rate will be the gross redemption yield (as calculated by the gilt determination agent in consultation with us in accordance with generally accepted market practice at the time of determination) on a semi-annual compounding basis (converted to an annualized yield and rounded up, if necessary, to four decimal places, with 0.00005%. being rounded upwards) of the benchmark gilt in respect of that reset period, with the price of the benchmark gilt for this purpose being the arithmetic average (rounded up if necessary, to the nearest 0.001%, with 0.0005% being rounded up) of the bid and offered prices of such benchmark gilt quoted by the reset reference banks at 3:00 p.m., London time, on the relevant reset determination date on a dealing basis for settlement on the next following dealing day in London. If at least four quotations are provided, the benchmark gilt rate will be the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the benchmark gilt rate will be the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the benchmark gilt rate will be the rounded quotation provided. If no quotations are provided, then the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

The gilt determination agent will notify us of the benchmark gilt rate once available. Absent manifest error, all determinations of the gilt determination agent will be final and binding on you, the trustee and us.

For purposes of the foregoing terms and provisions with respect to the determination of the UK Government Bond (Gilt) Rate, the following terms have the meanings set forth below:

“gilt determination agent” means an independent financial institution of international repute or other independent financial adviser, in each case which may be one of our affiliates, experienced in the international capital markets, in each case appointed by us at our own expense.

“benchmark gilt” means, in respect of a reset period, such United Kingdom government security having a maturity comparable to such reset period, as would be used at the time of selection and in accordance with customary financial practice, in pricing new issues of Sterling-denominated corporate debt securities which have a maturity comparable to such reset period as we and the gilt determination agent may determine to be appropriate.

“dealing day” means a day, other than a Saturday or Sunday, on which the London Stock Exchange (or such other stock exchange on which the benchmark gilt is at the relevant time listed) is ordinarily open for the trading of securities.

“reset reference banks” means five brokers of gilts and/or gilt-edged market makers selected by us in our discretion.

Effect of a Gilt Transition Event and Related Gilt Replacement Date

Gilt Benchmark Replacement. If we or our designee (after consulting with us) determines on or prior to the relevant Gilt Reference Time that a Gilt Benchmark Transition Event and related Gilt Benchmark Replacement Date have occurred with respect to the then-current Gilt Benchmark for any series of notes, the applicable Gilt Benchmark Replacement will replace the then-current Gilt Benchmark for such series of notes for all purposes relating to the relevant notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Gilt Benchmark Replacement Conforming Changes. In connection with the implementation of a Gilt Benchmark Replacement, we or our designee (after consulting with us) will have the right to make Gilt Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used in this prospectus supplement with respect to any Gilt Benchmark Transition Event and implementation of the applicable Gilt Benchmark Replacement and Gilt Benchmark Replacement Conforming Changes:

“Gilt Benchmark” means, initially, the applicable benchmark gilt for the applicable series of notes; provided, in each case, that if a Gilt Benchmark Transition Event and related Gilt Benchmark Replacement Date have occurred with respect to such initial Gilt Benchmark, as applicable, or the then-current Gilt Benchmark, then “Gilt Benchmark” means the applicable Gilt Benchmark Replacement.

“Gilt Benchmark Replacement” means the Gilt Interpolated Benchmark (if applicable) with respect to the then-current Gilt Benchmark, plus the Gilt Benchmark Replacement Adjustment for such Gilt Benchmark, if applicable; provided that if the gilt determination agent cannot determine the Gilt Interpolated Benchmark as of the Gilt Benchmark Replacement Date, then “Gilt Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee, after consulting with us, as of the Gilt Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Gilt Relevant Governmental Body or identified through any other applicable regulatory or legislative action or guidance as the replacement for the then-current Gilt Benchmark for the applicable Gilt Corresponding Tenor (if any) and (b) the Gilt Benchmark Replacement Adjustment;

(2)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (after consulting with us) as the replacement for the then-current Gilt Benchmark for the applicable Gilt Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Gilt Benchmark for floating-rate notes denominated in pounds sterling at such time and (b) the Gilt Benchmark Replacement Adjustment;

provided that, if we or our designee (after consulting with us) determines that there is no such alternate rate of interest as of the applicable Gilt Benchmark Replacement Date, then the Gilt Benchmark will be the most recent rate that could have been determined for such Gilt Benchmark in accordance with (i) the terms and provisions for determining such Gilt Benchmark in the first paragraph above under the heading “—UK Government Bond (Gilt) Rate” or (ii) any Gilt Benchmark Replacement Conforming Changes that have been implemented with respect to such Gilt Benchmark, as applicable.

“Gilt Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (after consulting with us) as of the Gilt Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Gilt Relevant Governmental Body or determined by us or our designee (after consulting with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Gilt Relevant Governmental Body, in each case for the applicable Gilt Unadjusted Benchmark Replacement; and

(2)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Gilt Benchmark with the applicable Unadjusted Gilt Benchmark Replacement for notes comparable to the fixed-rate reset notes denominated in pounds sterling at such time.

“Gilt Benchmark Replacement Conforming Changes” means, with respect to any Gilt Benchmark Replacement, changes to (1) any reset determination date, reset date, interest payment date, reset period, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the relevant notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) tenors, and (6) any other terms or provisions of the relevant series of notes, in each case that we or our designee (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Gilt Benchmark Replacement in a manner substantially consistent with market practice or, if we or the gilt determination agent or our designee (after consulting with us) decides that implementation of any portion of such market practice is not administratively feasible or if we or our designee (after consulting with us) determines that no market practice for use of the Gilt Benchmark Replacement exists, in such other manner as we or our designee (after consulting with us) determines is appropriate.

“Gilt Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Gilt Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Gilt Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the applicable Gilt Benchmark permanently or indefinitely ceases to provide such Gilt Benchmark; or

(2)	in the case of clause (3) or (4) of the definition of “Gilt Benchmark Transition Event,” the date of the public statement, publication of information or determination referenced therein.

For the avoidance of doubt, if the event giving rise to the Gilt Benchmark Replacement Date occurs on the same day as, but earlier than, the Gilt Benchmark Reference Time in respect of any determination, the Gilt Benchmark Replacement Date will be deemed to have occurred prior to the Gilt Benchmark Reference Time for such determination.

“Gilt Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Gilt Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Gilt Benchmark announcing that such administrator has ceased or will cease to provide such Gilt Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Gilt Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Gilt Benchmark, the central bank for the currency of such Gilt Benchmark, an insolvency official with jurisdiction over the administrator for such Gilt Benchmark, a resolution authority with jurisdiction over the administrator for such Gilt Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Gilt Benchmark, which states that the administrator of such Gilt Benchmark has ceased or will cease to provide such Gilt Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Gilt Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Gilt Benchmark announcing that such Gilt Benchmark is not appropriate for use as a reference rate for notes denominated in pounds sterling at such time; or

(4)	a determination by us or our designee (after consulting with us) that such Gilt Benchmark for the specified maturity, if applicable, has been permanently or indefinitely discontinued.

“Gilt Corresponding Tenor” with respect to a Gilt Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Gilt Benchmark.

“Gilt Interpolated Benchmark” means, if the then-current Gilt Benchmark is a forward-looking term rate for which multiple tenors are published by the applicable administrator, the rate determined for the Gilt Corresponding Tenor by interpolating on a linear basis between: (1) the Gilt Benchmark for the longest period (for which the Gilt Benchmark is available) that is shorter than the Gilt Corresponding Tenor and (2) the Gilt Benchmark for the shortest period (for which the Gilt Benchmark is available) that is longer than the Gilt Corresponding Tenor. “Gilt Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-current Gilt Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

“Gilt Reference Time” with respect to any determination of the Gilt Benchmark means, if the Gilt Benchmark is the UK Government Bond (Gilt) Rate, 3:00 p.m., London time, on the date of such determination, and (3) otherwise, the time determined by us or our designee (after consulting with us) in accordance with the Gilt Benchmark Replacement Conforming Changes.

“Gilt Relevant Governmental Body” means, with respect to any Gilt Benchmark, the BoE, the UK Financial Conduct Authority or any other central bank, monetary authority, relevant regulatory supervisor or any similar institution (including any committee or working group thereof sponsored, convened or endorsed by the BoE, the UK Financial Conduct Authority or any such central bank, monetary authority or relevant regulatory supervisor) with supervisory authority over the then-current Gilt Benchmark or pounds sterling.

“Unadjusted Gilt Benchmark Replacement” means the Gilt Benchmark Replacement excluding the Gilt Benchmark Replacement Adjustment.

Specific Terms and Provisions of the Notes

The applicable supplement for each offering of notes will contain additional terms of the offering and specific terms and provisions of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the maturity date, and any terms providing for the extension or postponement of the maturity date;

•	the denominations or minimum denominations, if other than $1,000;

•	the currency or currencies, if not U.S. dollars, in which payments will be made on the notes;

•	whether the note is a fixed-rate note, a floating-rate note, a fixed/floating-rate note or a fixed-rate reset note;

•	whether the note is senior or subordinated;

•	the method of determining and paying interest;

•	any spread or spread multiplier applicable to a floating-rate note or fixed-rate reset note;

•	the method for the calculation and payment of principal and any premium, interest, and other amounts payable;

•	if other than the trustee, the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the notes;

•

if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•

if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date;

•	if applicable, any addition to, elimination of or other change in the events of default or covenants for the senior notes or remedies available to investors in the senior notes;

•	if the notes will be represented by a master global note;

•	if the notes will be listed on any securities exchange; and

•	if applicable, any other material terms or provisions of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Each note will mature 365 days (one year) or more from the issue date.

Unless we specify otherwise in the applicable supplement, the notes will not be entitled to the benefit of any sinking fund.

Calculation Agents; Decisions and Determinations

Calculations relating to floating-rate notes and fixed-rate reset notes, including: (i) with respect to floating-rate notes, calculations with respect to base rates, interest rates, accrued interest, principal and any premium, and any other amounts payable applicable to floating-rate notes and (ii) with respect to fixed-rate reset notes, calculations with respect to reset reference rates, first reset interest rates and subsequent reset interest rates, as the case may be, will be made by the applicable calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates or may be a non-affiliated entity that we appoint. Unless we specify otherwise in the applicable supplement, the calculation agent will be: (i) with respect to any series of floating-rate notes or fixed-rate reset notes denominated in U.S. dollars, The Bank of New York Mellon Trust Company, N.A., (ii) with respect to any series of floating-rate notes or fixed-rate reset notes denominated in Canadian dollars, Merrill Lynch Canada Inc. and (iii) with respect to any series of floating-rate notes or fixed-rate reset notes denominated in Australian dollars, pounds sterling or euro, The Bank of New York Mellon, London Branch. We have entered into agreements with each of the foregoing entities for purposes of their acting as calculation agent with respect to any applicable series of floating-rate notes and fixed-rate reset notes. We may appoint the calculation agent after the original issue date of such floating-rate notes or fixed-rate reset notes but before the first date on which a calculation is required to be performed under the terms of such floating-rate notes or fixed-rate reset notes, without notice to the investors in the applicable series of notes. We may remove and/or appoint different calculation agents from time to time after the original issue date of a floating-rate note or fixed-rate reset note, or we may elect to act as the calculation agent with respect to such note, in each case without your consent and without notifying you of the change.

Unless otherwise specified in the applicable supplement, any determination, decision or election that may be made by us or, in the case of a determination, the calculation agent or, in all other cases, our other designee (which may be one of our affiliates) pursuant to the terms and provisions of the floating-rate notes or fixed-rate reset notes set forth in this prospectus supplement or in the applicable supplement, and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•

will be made in our or the calculation agent’s or our other designee’s sole discretion, except if made by the calculation agent or our other designee in connection with the applicable benchmark transition provisions set forth under (i) “—Floating-Rate Notes—Payment Delay Notes—Compounded SOFR, Compounded SONIA and Compounded CORRA—Determination of Compounded CORRA (Payment Delay),” (ii) “—Floating Rate Notes—Floating Rate Notes without Payment Delay—Determination of Base Rates—BBSW Notes,” (iii) “—Floating Rate Notes—Floating Rate Notes without Payment Delay—Determination of Base Rates—CDOR Notes,” (iv) “—Floating Rate Notes—Floating Rate Notes without Payment Delay—Determination of Base Rates—Compounded CORRA Notes,” (v) “—Floating-Rate Notes—Effect of a USD Benchmark Transition Event and Related USD Benchmark Replacement Date with Respect to SOFR,” (vi) “—Floating-Rate Notes—Effect of a Non-USD Benchmark Transition Event and Related Non-USD Benchmark Replacement Date with Respect to EURIBOR or SONIA,” (vii) “—Fixed-Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate,” (viii) “—Fixed-Rate Reset Notes—Determination of Reset Reference Rates—UK Government Bond (Gilt) Rate” (and in all cases, with regard to the calculation agent, any such determination in connection with such benchmark transition provisions will be limited solely to administrative feasibility as described in this prospectus supplement);

•

if made by the calculation agent or our other designee in connection with the benchmark transition provisions (as described in the preceding bullet), will be made after consultation with us, and our designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in the Senior Indenture or Subordinated Indenture, as applicable, or the applicable series of floating-rate notes or fixed-rate reset notes, shall become effective without consent from the investors in the relevant series of floating-rate notes or fixed-rate reset notes or any other party.

Any determination, decision or election pursuant to the benchmark transition provisions (as described in the second bullet set forth in the list above) not made by our designee will be made by us on the basis as described above. The calculation agent shall have no responsibility for making, or any liability for not making any such determination, decision or election in connection with such benchmark transition provisions. In addition, we may designate an entity other than the calculation agent (which entity may be a calculation agent and/or our affiliate) to make any determination, decision or election that we have the right to make in connection with such benchmark transition provisions. If we do not agree with any determinations made by the calculation agent regarding administrative feasibility, as described in this prospectus supplement, in connection with such benchmark transition provisions, then we may, in our sole discretion, remove the calculation agent and appoint a successor calculation agent.

Paying and Transfer Agents; Registrars

As set forth in greater detail below, we have appointed certain entities that will act initially as our paying agent, transfer agent and/or security registrar with respect to any series of notes. We may add, replace or terminate paying agents, transfer agents and/or security registrars in accordance with the applicable Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign, in each case without your consent and without notifying you of such event.

With respect to any series of notes denominated in U.S. dollars, the trustee, acting through its corporate trust office, initially will act as our paying agent, security registrar and transfer agent, pursuant to the applicable indenture. The trustee’s corporate trust office currently is located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256.

With respect to any series of notes denominated in Canadian dollars, BNY Trust Company of Canada (the “Canadian paying agent”), acting through its office located at 1 York Street, 6th Floor, Toronto, Ontario, Canada M5J 0B6, initially will act as Canadian paying agent, security registrar and transfer agent, pursuant to a Paying Agency, Transfer Agency and Registrar Agreement dated as of June 29, 2018, among us, the trustee and the Canadian paying agent. Copies of such agreement are available for inspection during usual business hours at the principal office of the Canadian paying agent. The trustee, acting through its corporate office (currently located at the address set forth above) also may act as a paying agent and security registrar with respect to any such series of notes.

With respect to any series of notes denominated in Australian dollars, pounds sterling or euro, The Bank of New York Mellon, London Branch (the “London paying agent”), acting through its office at Merck House, 15 Seldown Lane, Poole, Dorset, BH15 1PX, United Kingdom, initially will act as paying agent and transfer agent for the notes pursuant to a Paying Agency and Transfer Agency Agreement dated as of June 29, 2018 among us, the trustee and the London paying agent. Copies of such agreement are available for inspection during usual business hours at the principal office of the London paying agent. The trustee, acting through its corporate office (currently located at the address set forth above) also will act as a paying agent and security registrar with respect to any such series of notes.

Payment of Principal, Interest, and Other Amounts Payable

Payments to Holders and Record Dates for Interest

Unless we specify otherwise in the applicable supplement, the provisions described in this section will apply to payments on the notes.

Subject to any applicable business day convention as described below or in the applicable supplement, interest payments on the notes will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of, the notes. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the note on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the note at the time of payment by the paying agent.

Except as set forth in the following sentence, and unless we specify otherwise in the applicable supplement, the record date for any interest payment for a note in book-entry only form will be the date that is one business day prior to the applicable payment date. If the note is (i) in book-entry only form and held through DTC and is denominated in a currency other than U.S. dollars or (ii) in a form that is other than book-entry only, and unless we specify otherwise in the applicable supplement, the regular record date for an interest payment date will be the fifteenth calendar day prior to the applicable interest payment date as originally scheduled to occur, whether or not such record date is a business day.

Business Day Conventions

If the applicable supplement specifies that one of the following business day conventions is applicable to a note, the interest payment dates (with respect to floating-rate notes other than those that use a “payment delay convention”), interest reset dates, interest period demarcation dates, if applicable, and interest periods for that note will be affected and, consequently, may be adjusted as described below. Unless we specify otherwise in the applicable supplement, any interest payment due at maturity or on a redemption date or repayment date will not be affected as described below.

•

“Following business day convention (adjusted)” means, if an interest payment date or interest period demarcation date, if applicable, would otherwise fall on a day that is not a business day (as described below), then such interest payment date or interest period demarcation date, as applicable, will be postponed to the next day that is a business day. Unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Modified following business day convention (adjusted)” means, if an interest payment date or interest period demarcation date, if applicable, would otherwise fall on a day that is not a business day, then such interest payment date or interest period demarcation date, if applicable, will be postponed to the next day that is a business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date or interest period demarcation date, if applicable, will be advanced to the immediately preceding day that is a business day. In each case, unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days under the following unadjusted business day convention.

•

“Modified following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and, provided further that, if such next succeeding business day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days under the modified following unadjusted business day convention.

•

“Preceding business day convention” means, if an interest payment date would otherwise fall on a day that is not a business day, then such interest payment date will be advanced to the immediately preceding day that is a business day. If the preceding business day convention is specified in the applicable supplement to be “adjusted,” then the related interest reset dates and interest periods also will be adjusted for non-business days; however, if the preceding business day convention is specified in the applicable supplement to be “unadjusted,” then the related interest reset dates and interest periods will not be adjusted for non-business days.

In all cases, unless we specify otherwise in the applicable supplement, if the maturity date or any earlier redemption date or repayment date with respect to any note (other than a compounded SOFR note, a compounded SONIA note or a compounded CORRA note, in each such case, using the payment delay convention) falls on a day that is not a business day, any payment of principal and any premium, if any, interest and other amounts otherwise due on such day will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity date, redemption date or repayment date, as the case may be.

If no business day convention is specified in the applicable supplement, then, with respect to any interest period during which the note bears interest at a fixed rate, the following unadjusted business day convention will apply, and, with respect to any interest period during which the note bears interest at a floating rate, the modified following business day convention (adjusted) will apply. We also may specify and describe a different business day convention from those described above in the applicable supplement.

Unless we specify otherwise in the applicable supplement, the term “business day” means, for any note, a day that meets all the following applicable requirements:

•

for all notes, is any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the notes, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•

for any note denominated in euro or any EURIBOR note, also is a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating (a “TARGET Settlement Date”) and is not a legal holiday in London, England;

•

for any note denominated in Canadian dollars, any CDOR note or any compounded CORRA note, also is not a legal holiday in Toronto, Ontario and is not a day on which banking institutions in that city are authorized or required by law or regulation to be closed (a “Toronto Banking Day”);

•	for any note denominated in Australian dollars or any BBSW note, also is not a legal holiday in London, England or Sydney, Australia;

•

for any compounded SOFR note or simple average SOFR note, also is not a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purpose of trading in U.S. government securities (a “U.S. government securities business day”);

•

for any note denominated in pounds sterling or any compounded SONIA note or simple average SONIA note, also is a day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London (a “London banking day”); and

•

for any note that has a specified currency other than U.S. dollars, euro, Canadian dollars, Australian dollars or pounds sterling, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

Manner of Payment

Unless otherwise stated in the applicable supplement, we will pay principal and any premium, interest, and other amounts payable on the notes in book-entry only form in accordance with arrangements then in place between the applicable paying agent and the applicable depository. Unless otherwise stated in the applicable supplement, we will pay any interest on notes in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the notes at the close of business on the applicable record date at the address appearing on our or the security registrar’s records. Unless otherwise stated in the applicable supplement, we will pay any principal and any premium, interest, and other amounts payable at the maturity date, or earlier redemption date, of a note in definitive form by wire transfer of immediately available funds to the holder of the note at the time of payment.

Payment of Additional Amounts

If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth in the accompanying prospectus under “Description of Debt Securities—Payment of Additional Amounts,” we will pay to the holder of notes that is a “non-U.S. person” (as defined in the accompanying prospectus under “Description of Debt Securities—Payment of Additional Amounts”) additional amounts to ensure that every net payment on such notes will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on such notes means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the note. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

Except as specifically provided in the accompanying prospectus under “Description of Debt Securities—Payment of Additional Amounts,” we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

If we so specify in the applicable supplement, we may redeem the notes, in whole but not in part, at any time before maturity if we have or will become obligated to pay additional amounts as a result of a change in, or an amendment to, United States tax laws or regulations, as described in the accompanying prospectus under “Description of Debt Securities—Redemption for Tax Reasons,” subject to any required approvals as described below under “—Redemption.”

Redemption

The applicable supplement will indicate whether we have the option to redeem notes prior to their stated maturity. If we may redeem the notes prior to their stated maturity, the applicable supplement will indicate the redemption price and method for redemption. See also “Description of Debt Securities—Redemption” in the accompanying prospectus. The redemption of any note that is our eligible long-term debt (“LTD”) will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the total-loss absorbing capacity (“TLAC”) Rules. In addition, unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, the subordinated notes may not be redeemed prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Make-Whole Redemption

If we so specify in the applicable supplement, we may, at our option, redeem the notes of a series, in whole at any time, or in part from time to time, on or after the date that is six months after the issue date for the notes of such series as specified in the applicable supplement (or, if additional notes of such series are issued after such issue date, then on or after the date that is six months after the issue date of such additional notes) and prior to the last day of the applicable “remaining term” of the notes of such series, upon at least five business days’ but not more than sixty (60) calendar days’ prior written notice to the holders of such notes, at the applicable “make-whole” redemption price. If the notes of an applicable series to be so redeemed are denominated in U.S. dollars, Canadian dollars, Australian dollars or pounds sterling, unless we specify otherwise in the applicable supplement, the applicable “make-whole” redemption price will be equal to the greater of the following applicable amounts:

(i)	100% of the principal amount of the notes being redeemed; or

(ii)

as determined by the applicable quotation agent specified below, the sum of the present values of (a) the principal amount of the notes to be redeemed as if such amount had been paid on the last day of the applicable remaining term of the notes and (b) the scheduled payments of interest on the notes to be redeemed that would have been payable from the applicable redemption date to the last day of the applicable remaining term of the notes, in each such case, discounted to the redemption date as follows: (1) in the case of notes denominated in currencies other than pounds sterling, on a semi-annual basis (assuming, unless otherwise specified in the applicable supplement, (a) in the case of notes denominated in U.S. dollars or Canadian dollars, a 360-day year consisting of twelve 30-day months or (b) in the case of notes denominated in Australian dollars, a 365-day year) or (2) in the case of notes denominated in pounds sterling, on an annual basis (Actual/Actual (ICMA)), at (w) in the case of notes denominated in U.S. dollars, the treasury rate, (x) in the case of notes denominated in Canadian dollars, the GOC bond yield, (y) in the case of notes denominated in Australian dollars, the Australian Treasury Bond Rate or the AUD Interest Rate Swaps, as specified in the applicable supplement, or (z) in the case of notes denominated in pounds sterling, the UK Government Bond (Gilt) rate, plus, in each case, the applicable spread, if any, as may be set forth in the applicable supplement, minus, in each case, interest on the notes to be redeemed accrued to, but excluding, the redemption date, plus, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes being redeemed to, but excluding, the applicable redemption date.

We refer to such a redemption as a “make-whole redemption.”

For the purposes of determining the applicable “make-whole” redemption price for the notes of a series, the term “remaining term” with respect to such notes, means the remaining term of such notes as if such notes matured on the date that is (1) specified as the last date of the remaining term in the applicable supplement, or, if no such date is so specified, (2) the earliest of (x) the stated maturity date of such notes, (y) if the applicable supplement provides that notes of such series also may be redeemed at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, the first date on which such notes may be so redeemed or (z) in the case of a series of fixed/floating rate notes, the first date on which interest begins to accrue on the notes at a floating rate.

The applicable supplement may set forth terms and provisions with respect to a make-whole redemption applicable to notes denominated in a currency other than U.S. dollars, Canadian dollars, Australian dollars or pounds sterling. Further, the applicable supplement may set forth terms with respect to a make-whole redemption for notes denominated in a currency described above that are different from or in addition to the terms set forth herein, in which case the terms set forth in the applicable supplement will govern.

Unless we default on payment of the applicable redemption price, interest will cease to accrue on the series of notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes of any applicable series of notes are to be redeemed, for so long as such notes are in book-entry only form, such notes to be redeemed will be selected in accordance with the procedures of (a) The Depository Trust Company, in the case of notes denominated in U.S. dollars, (b) CDS Clearing and Depository Services Inc., in the case of notes denominated in Canadian dollars or (c) Euroclear Bank SA/NV and Clearstream Banking S.A., in the case of notes denominated in Australian dollars or pounds sterling.

If we redeem any notes denominated in U.S. dollars, Canadian dollars, Australian dollars or pounds sterling pursuant to a make-whole redemption, unless otherwise specified in the applicable supplement, BofA Securities, Inc., Merrill Lynch Canada Inc., Merrill Lynch (Australia) Futures Limited or Merrill Lynch International, respectively, will act as quotation agent with respect thereto as provided in this section “—Make-Whole Redemption.” Because the quotation agent, including any successor quotation agent or any other entity identified by us in the applicable supplement as a quotation agent, is expected to be our affiliate, the economic interests of such quotation agent may be adverse to the interest of investors in notes subject to our redemption, including with respect to certain determinations and judgments it must make as quotation agent in the event that we redeem notes before maturity pursuant to the make-whole redemption described above. Absent manifest error, all determinations of the applicable quotation agent will be final and binding on you, the trustee and us.

Unless otherwise set forth in the applicable supplement, as used in this prospectus supplement in connection with the redemption of notes denominated in U.S. dollars, Canadian dollars,

Australian dollars or pounds sterling pursuant to a make-whole redemption, the following terms will have the respective meanings set forth below:

For Notes Denominated in U.S. Dollars:

“treasury rate” means, with respect to the applicable redemption date for the notes being redeemed, the rate per annum equal to: (1) the yield, under the heading that represents the average for the week immediately prior to the applicable calculation date, appearing in the most recently published statistical release appearing on the website of the Federal Reserve or in another recognized electronic source, in each case, as determined by the quotation agent in its sole discretion, and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity corresponding to the applicable comparable treasury issue; provided that, if no such maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the applicable comparable treasury issue will be determined and the applicable treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week immediately prior to the applicable calculation date or does not contain such yields, the semi-annual equivalent yield to maturity or interpolated maturity (on a day-count basis) of the applicable comparable treasury issue, calculated using a price for the applicable comparable treasury issue (expressed as a percentage of its principal amount) equal to the related comparable treasury price for such redemption date. The applicable treasury rate will be calculated by the quotation agent on the third business day preceding the applicable redemption date of the relevant series of notes being redeemed.

“comparable treasury issue” means, with respect to the applicable redemption date for the notes being redeemed, the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated (on a day-count basis) maturity comparable to the remaining term from such redemption date of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes to be redeemed.

“comparable treasury price” means, with respect to any applicable redemption date, (1) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, provided that the quotation agent obtains five reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“reference treasury dealer” means (1) BofA Securities, Inc., or its successor or any of our other affiliates that may be identified as a reference treasury dealer in the applicable supplement, unless that firm ceases to be a primary U.S. government securities dealer in New York City (referred to herein as a “primary treasury dealer”), in which case we will substitute another primary treasury dealer, and (2) four other primary treasury dealers that we may select.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the applicable comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“quotation agent” means BofA Securities, Inc. or any other entity we identify as the quotation agent in the applicable supplement, including any successor to such entity or, if that firm is unwilling or unable to select the comparable treasury issue, an investment bank of national standing appointed by us.

For Notes Denominated in Canadian Dollars

“GOC Bond Yield” means, on any date of determination, the arithmetic average of the interest rates quoted to the quotation agent by two major Canadian registered investment dealers (that are not the quotation agent) selected by us as being the annual yield to maturity on such date, assuming semi-annual compounding, which a non-callable Government of Canada bond would carry, if issued in Canadian dollars in Canada, at 100% of its principal amount on the applicable redemption date with a maturity date of the final date of the remaining term of the applicable series of notes. The GOC Bond Yield will be determined by the quotation agent as set forth above on the third business day immediately preceding the applicable redemption date.

“quotation agent” means Merrill Lynch Canada Inc. or any other entity we identify as the quotation agent in the applicable supplement, including any successor to such entity or, if that firm is unwilling or unable to select the GOC bond yield, a Canadian investment bank appointed by us.

For Notes Denominated in Australian Dollars

“Australian treasury bond rate” means, with respect to any redemption date, (a) the rate per annum equal to the equivalent yield to maturity as of such date of the comparable Australian treasury bond, assuming a price for the comparable Australian treasury bond (expressed as a percentage of its principal amount) equal to the comparable Australian treasury bond price for such redemption date or (b) if the rate cannot be determined in accordance with clause (a), the rate (expressed as a yield to maturity) published by the Reserve Bank of Australia, as “Indicative Mid Rates of Australian Government Securities” on the Reserve Bank of Australia’s website, at or about 5:00 p.m., Sydney time, on the third business day in Sydney preceding the redemption date, as the average of the buy and sell rates transacted on that day by authorized bond dealers for the series of Australian Commonwealth Government Treasury Bonds with a remaining term to maturity closest to the remaining term of the applicable series of notes. The applicable Australian treasury bond rate will be calculated by the quotation agent on the third business day in Sydney preceding the redemption date.

“AUD Interest Rate Swaps” means, with respect to any redemption date, the rate (expressed as a semi-annual rate which is the average of the “bid” rate and the “ask” rate, in each case, calculated by ICAP Australia Pty Ltd (“ICAP”) (determined using linear interpolation if necessary) calculated for the period from such redemption date to the final date of the remaining term of the applicable series of notes as displayed on Bloomberg page “ICAP, IAUS, 34” titled ‘AUD Interest Rate Swaps’ at or around 10:00 a.m., Sydney time, three business days before such redemption date (or if ICAP no longer calculates that rate or it is not displayed on Bloomberg, the rate determined by the calculation agent to be appropriate having regard to the market rates and sources then available). The applicable AUD Interest Rate Swaps will be calculated by the quotation agent on the third business day in Sydney preceding the redemption date.

“comparable Australian treasury bond” means the Australian Commonwealth Government Treasury security selected by a reference Australian treasury bond dealer as having a fixed maturity most nearly equal to the remaining term of the applicable series of notes, and that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of Australian dollar-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the notes and of a comparable maturity most nearly equal to the remaining term of the applicable series of notes; provided, however, that, if the remaining term of the applicable series of notes is less than one year, a fixed maturity of one year shall be used.

“comparable Australian treasury bond price” means, with respect to any redemption date, the average of all reference Australian treasury bond dealer quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such reference Australian treasury bond dealer quotations, or if fewer than four such reference Australian treasury bond dealer quotations are obtained, the average of all such quotations.

“quotation agent” means Merrill Lynch (Australia) Futures Limited, or any other entity we identify as the quotation agent in the applicable supplement, including any successor to such entity or, if that firm is unwilling or unable to perform as described above, an investment bank of national standing appointed by us.

“reference Australian treasury bond dealer” means any authorized bond dealer appointed by us.

“reference Australian treasury bond dealer quotations” means, with respect to each reference Australian treasury bond dealer and any redemption date, the average, as determined by the quotation agent, of the bid and offered prices for the comparable Australian treasury bond (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference Australian treasury bond dealer at 3:30 p.m., Sydney time, on the third business day in Sydney preceding the redemption date.

For Notes Denominated in Pounds Sterling

“UK Government Bond (Gilt) rate” means, with respect to the applicable redemption date, (1) the rate per annum equal to the equivalent yield to maturity or interpolated yield to maturity as of such redemption date of the reference security, assuming a price for the reference security (expressed as a percentage of its principal amount) equal to the reference security price for such redemption date or (2) if the rate cannot be determined in accordance with clause (1) above, the rate calculated based on averaged mid-price of conventional UK Government Bond (Gilt) (expressed as a yield to maturity) published by FTSE Russell and Tradeweb (or any successor provider) at or about 6:30 p.m., London time, on the fourth London banking day preceding the redemption date for the series of conventional UK Government Bond (Gilt), in each case with a remaining term to maturity closest to the remaining term of such notes.

“quotation agent” means Merrill Lynch International, or any other entity we identify as the quotation agent in the applicable supplement, including any successor to such entity or, if that firm is unwilling or unable to perform as described above, an investment bank of national standing appointed by us.

“reference security” means, as determined by the quotation agent in its sole discretion: (i) one or more UK Government Bond (Gilt) selected by the quotation agent as having an actual or interpolated maturity comparable with the remaining term of the notes to be redeemed, being equal to the length of the period commencing on the applicable redemption date to the last day of the applicable remaining term of the notes, or (ii) the benchmark or reference rate selected by the quotation agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in pounds sterling and having a comparable maturity to the remaining term of such notes.

“reference security price” means, with respect to any relevant redemption date, (1) the arithmetic average of reference security dealer quotations for the related redemption date, after excluding the highest and lowest such quotations, or (2) if the reference security dealer obtains fewer than the number of quotations specified in the applicable supplement, the arithmetic average of all such quotations.

“reference security dealer quotations” means, with respect to each reference security dealer and any relevant redemption date, the arithmetic average, as determined by the quotation agent, of the bid and offered prices for the reference security (expressed in each case as a percentage of its nominal amount) at 6:30 p.m., London time, on the fourth London banking day (or such other number of business days as we specify in the applicable supplement) preceding such redemption date quoted in writing to the quotation agent by such reference security dealer.

“reference security dealers” means each of the investment banks or dealers or financial institutions we select (the number of which to be equal to the number of reference security dealers specified in the applicable supplement), which may include the quotation agent, or our affiliates, which are (1) primary government security dealers in pounds sterling, and their respective successors, or (2) market makers in pricing corporate bond issues denominated in pounds sterling.

Repayment

The applicable supplement will indicate whether the notes can be repaid at the holder’s option prior to their stated maturity. If the notes may be repaid prior to their stated maturity, the applicable supplement will indicate the amount at which we will repay the notes and the procedure for repayment. Unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, the subordinated notes may not be repaid prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular tranche or series of our notes without notice to the investors in existing notes by selling additional notes having the same terms, provided that such additional notes shall be fungible for U.S. federal income tax purposes. However, any new notes of this kind may have a different offering price and may begin to bear interest at a different date.

Extendible/Renewable Notes

We may issue notes for which the maturity date may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable supplement.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, earlier redemption or repayment, as the case may be, the interest payment dates, or any other related matters for a particular tranche of notes, may be modified as described in the applicable supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes by tender, in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to hold, resell, or cancel any repurchased notes. The repurchase of any note that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. Unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, the subordinated notes may not be repurchased prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Form, Exchange, Registration, and Transfer of Notes

Global Notes and Master Global Notes

We will issue each note in book-entry only form, unless otherwise specified in the applicable supplement. This means that we will not issue certificated notes in definitive form to each beneficial owner. Instead, the notes will be in the form of a global note or a master global note, in fully registered form, registered and held in the name of the applicable depository or a nominee of that depository (or, in the case of notes cleared through Euroclear and Clearstream, a nominee of a common depositary or common safekeeper for such depository).

If we so specify in the applicable supplement, your notes will be represented by a master global note. This kind of global note represents multiple notes that have different terms and are issued at different times. Each note evidenced by a master note will be identified by the trustee on a schedule to the master note. If we do not specify in the applicable supplement that your notes will be represented by a master global note, then the notes represented by the same global note will have the same terms.

Depositories for Global Notes and Master Global Notes

Unless otherwise specified in the applicable supplement, the depository for the notes denominated in U.S. dollars will be DTC. Such notes will be registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC and will be deposited with DTC.

Unless otherwise specified in the applicable supplement, the depository for notes denominated in Canadian dollars will be CDS Clearing and Depository Services Inc. (“CDS”). Such notes will be issued as one or more registered global notes initially registered in the name of CDS & CO., as nominee for CDS, and deposited with CDS.

Unless otherwise specified in the applicable supplement, the depository for notes denominated in Australian dollars, pounds sterling or euro will be Euroclear and/or Clearstream. Such notes may be issued either under the New Safekeeping Structure (the “NSS”) or the Classic Safekeeping Structure (the “CSS”). Notes issued under the NSS will be registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream. Notes issued under the CSS will be registered in the name of a nominee of a common depositary for Euroclear and Clearstream. The notes will be deposited with such common safekeeper or common depositary, as applicable.

If so specified in the applicable supplement, notes denominated in Australian dollars, pounds sterling or euro may be issued in the form of two global notes, each in fully registered form, one of which will be registered in the name of DTC or its nominee and deposited with its custodian, and one of which will be either (i) in the case of notes issued under the NSS, registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream and deposited with such common safekeeper, or (ii) in the case of notes issued under the CSS, registered in the name of a nominee of a common depositary for Euroclear and Clearstream and deposited with such common depositary.

DTC, CDS, Euroclear, and Clearstream, as depositories for global securities, and some of their policies and procedures, are described under “Registration and Settlement—Depositories for Global Securities” in the accompanying prospectus. For more information about book-entry only notes and the procedures for registration, settlement, exchange, and transfer of book-entry only notes, see “Description of Debt Securities—Form and Denomination of Debt Securities” and “Registration and Settlement” in the accompanying prospectus.

Eurosystem Eligibility of Notes Issued Under Euroclear/Clearstream’s New Safekeeping Structure

The European Central Bank (“ECB”) has announced that notes issued under the NSS will be eligible as collateral for Eurosystem credit operations (“Eurosystem eligible”), provided that certain other criteria for such eligibility are met. Unless otherwise specified in the applicable supplement, notes issued under the NSS are intended to be Eurosystem eligible, meaning that the notes are intended upon issuance to be deposited with an international central securities depository (“ICSD”) as common safekeeper, and registered in the name of a nominee of an ICSD acting as common safekeeper for Euroclear and Clearstream, and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issuance or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met. The ECB has published on its webpage information on its collateral eligibility criteria. Among other criteria, the information published by the ECB indicates that, effective as of February 8, 2018, unsecured debt instruments issued by credit institutions, or their closely-linked entities, such as Bank of America Corporation, that are not established in the EU member states are not Eurosystem eligible. Therefore, as of the date of this prospectus supplement, the notes will not be recognized as eligible collateral for Eurosystem monetary and intra-day credit operations. In addition, notes issued under the CSS will not be Eurosystem eligible.

Definitive Notes

In the future, we may cancel a global note or we may issue securities initially in non-global, or definitive, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities, or the depository ceases to be a clearing agency registered under the Exchange Act or otherwise authorized under applicable law or regulation, and, in either case, we do not appoint a successor depositary within 90 calendar days after receiving such notice or becoming aware of the foregoing;

•

after the original issue date of a series of notes, the depository and/or relevant clearing system has ceased to operate as such and no alternative depositary and/or clearing system approved by the applicable holders is available; or

•	we, in our sole discretion, elect to issue definitive notes.

If we ever issue notes in definitive form, unless we specify otherwise in the applicable supplement, those notes will be in registered form, and the exchange, registration, or transfer of those notes will be governed by the applicable Indenture and the procedures described under “Description of Debt Securities—Exchange, Registration, and Transfer” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For the material U.S. federal income tax considerations of the acquisition, ownership and disposition of certain notes, see “U.S. Federal Income Tax Considerations” on page 104 of the accompanying prospectus and the section “—Taxation of Debt Securities” of that section. Special U.S. federal income tax rules are applicable to certain types of notes we may issue under this prospectus supplement. The material U.S. federal income tax considerations with respect to any notes we issue, and which are not addressed in the accompanying prospectus, will be discussed in the applicable supplement.

You should consult with your own tax advisor before investing in the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the notes for sale on a continuing basis through the selling agents. The selling agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the selling agents, or, if so specified in the applicable supplement, for resale at a fixed public offering price. The applicable supplement will set forth the initial price for the notes, or whether they will be sold at varying prices.

If we sell notes on an agency basis, we will pay a commission to the selling agent to be negotiated at the time of sale. The commission will be determined at the time of sale and will be specified in the applicable supplement. Each selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable supplement, if notes are sold to a selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that selling agent at a price equal to 100% of the principal amount of the notes less a commission that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any selling agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the notes so sold, unless otherwise specified in the applicable supplement.

We will name any selling agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those selling agents or other persons, in the applicable supplement. As of the date of this prospectus supplement, our selling agent is BofA Securities, Inc. (“BofAS”). We will enter into a distribution agreement with BofAS that describes the offering of notes by them as our agent and as our principal. The form of distribution agreement was filed as an exhibit to the registration statement of which this prospectus supplement forms a part. We also may accept offers to purchase notes through additional selling agents on substantially the same terms and conditions, including commissions, as would apply to purchases through BofAS under the distribution agreement. BofAS may assign its rights under the distribution agreement to another one of our broker-dealer affiliates under the circumstances set forth in the distribution agreement. If a selling agent purchases notes as principal, that selling agent usually will be required to enter into a separate purchase agreement for the notes, and may be referred to in that purchase agreement and the applicable supplement, along with any other selling agents, as an “underwriter.”

We have the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that selling agent.

Unless otherwise specified in the applicable supplement, the obligations of the selling agents under the distribution agreement, including any agreement to purchase notes, will be several and not joint. With respect to any offering of notes, the selling agents will offer the notes subject to prior sale, when, as and if issued and accepted by them, subject to the satisfaction of conditions described in the distribution agreement and any other agreement between us and the selling agents, including any terms agreement.

Any selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify each selling agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the selling agents may be required to make. We also have agreed to reimburse the selling agents for certain expenses.

The notes will not have an established trading market when issued, and we do not intend to list the notes on any securities exchange, unless otherwise specified in the applicable supplement. Any selling agent may purchase and sell notes in the secondary market from time to time. However, no selling agent is obligated to do so, and any selling agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by a selling agent that purchases notes as principal, and in accordance with industry practice, selling agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•

Selling agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

In connection with any offering of the notes, we may appoint a “stabilizing manager,” in which case the stabilizing manager will be identified in the applicable supplement. The stabilizing manager (or persons acting on its behalf), if any, may over allot notes or effect transactions with a view to supporting the market price of the applicable notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the applicable series of notes is made and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which we receive the proceeds of the applicable offering of notes, or no later than 60 days after the date of allotment of the applicable series of notes, whichever is the earlier. Any stabilization action or over allotment must be conducted by the stabilizing manager (or persons acting on its behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the stabilizing manager (or persons acting on its behalf) and, if applicable, on the applicable securities exchange on which the applicable series of notes is listed (if any).

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agents are not required to engage in these activities, and may end any of these activities at any time. The stabilizing manager (if any) may conduct these activities in the over-the-counter market or otherwise. If the stabilizing manager (if any) commences any of these transactions, it may discontinue them at any time.

BofAS, a selling agent and one of our affiliates, is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including BofAS, will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. None of our broker-dealer affiliates that is a FINRA member will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer. For more information, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in the accompanying prospectus.

Following the initial distribution of any notes, our broker-dealer affiliates, including BofAS, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in these transactions.

Notes sold in market-making transactions include notes issued after the date of this prospectus supplement as well as previously-issued securities. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or one of our selling agents informs you in the confirmation of sale that notes are being purchased in an original offering and sale, you may assume that you are purchasing the notes in a market-making transaction.

BofAS and other selling agents that we may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with us and our affiliates. These transactions are in the ordinary course of business for the selling agents and us and our respective affiliates. In these transactions, the selling agents or their affiliates receive customary fees and expenses.

In the applicable supplement, we will specify the settlement period for the offered notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we specify a longer settlement cycle in the applicable supplement for an offering of notes, purchasers who wish to trade those notes on any date prior to two business days before delivery of the notes, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Selling Restrictions

General. Each of the selling agents, severally and not jointly, has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not and will not offer, sell, or deliver any note, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus, or any other offering material relating to any of the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the distribution agreement.

Argentina. We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the notes in Argentina. The CNV has not approved the notes, the offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering or issuance of the notes. The selling agents have represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered or sold, and will not offer or sell, any of the notes in Argentina, except in transactions that will not constitute a public offering of the notes within the meaning of Sections 2 and 83 of the Argentine Capital Markets Law No. 26,831, as amended, supplemented or otherwise modified.

Australia. No prospectus or other disclosure document (as defined in the Corporations Act of 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the program or any notes has been, or will be, lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange operated by ASX Limited (“ASX”). Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that in connection with the distribution of the notes, that it:

(a)

has not (directly or indirectly) made or invited, and will not make or invite, an offer of the notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)

has not distributed or published, and will not distribute or publish, this prospectus supplement, the accompanying prospectus or any other offering material or advertisement relating to any notes in Australia, unless:

(i)

the aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in an alternate currency, in either case, disregarding moneys lent by the offeror or its associates) or the offer or invitation does not otherwise require disclosure to investors under Parts 6D.2 or 7.9 of the Corporations Act;

(ii)	the offer or invitation does not constitute an offer to a “retail client” as defined for the purposes of section 761G of the Corporations Act;

(iii)	such action complies with any applicable laws, regulations and directives in Australia; and

(iv)	such action does not require any document to be lodged with ASIC or the ASX.

We are not authorized under the Banking Act 1959 of the Commonwealth of Australia (the “Australian Banking Act”) to carry on banking business and are not subject to prudential supervision by the Australian Prudential Regulation Authority. The notes are not Deposit Liabilities under the Australian Banking Act. We are the holding corporation for Bank of America, N.A.

Austria. Any person who is in, or comes into, possession of this prospectus supplement and the accompanying prospectus understands and acknowledges that no action has been or will be taken which would allow a public offering (öffentliches Angebot) of the notes in Austria unless it is in compliance with the relevant provisions of the Austrian Capital Market Act (Kapitalmarktgesetz) and the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (“EU Prospectus Regulation”). The notes are being sold in Austria exclusively to qualified investors within the meaning of section 1 paragraph 1 subparagraph 6 Austrian Capital Market Act or Article 2 lit. e) of the EU Prospectus Regulation (“qualified investors”) in reliance on the prospectus exemption set forth under the Austrian Capital Market Act or the EU Prospectus Regulation, and in accordance with Austrian securities, tax, and other applicable laws and regulations. In particular, no prospectus within the meaning of the Austrian Capital Market Act or the EU Prospectus Regulation has been, or will be published for the sale of the notes in Austria. Accordingly, the notes may not be offered, sold, or delivered to any person who is not a qualified investor and this prospectus supplement, the accompanying prospectus and any other offering material is directed only at qualified investors and may not be distributed or made available to any other person in Austria. Any person who is not a qualified investor must not act or rely on this private offering memorandum or any of its contents. Any investment or investment activity to which this private offering memorandum relates is available only to qualified investors and will be engaged in only with qualified investors. We are a U.S. bank holding company and a financial holding company. We are not a bank under the Austrian Banking Act (Bankwesengesetz) and are not EU passported to perform banking business in Austria.

Bermuda. The notes being offered hereby are being offered on a private basis to investors. This prospectus supplement and the accompanying prospectus are not subject to, and have not received approval from, either the Bermuda Monetary Authority or the Bermuda Registrar of Companies and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda and the Investment Funds Act 2006 of Bermuda which regulate the sale or promotion of fund interests or securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Canada. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that in connection with the distribution of the notes it will sell the notes from outside Canada solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Chile. The notes have not been registered with the Comisión para el Mercado Financiero in Chile and may not be offered or sold publicly in Chile.

The People’s Republic of China. This prospectus supplement and the accompanying prospectus, and any other offering materials relating to the notes, have not been filed with or approved by the People’s Republic of China (for such purposes, not including Hong Kong, Macau and Taiwan) authorities, and is not an offer of securities (whether initial public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. No person is authorized to and no person may forward or deliver this prospectus supplement and the accompanying prospectus, or any other offering materials relating to the notes, to the general public or unspecified recipients in the People’s Republic of China. There is no open market in the People’s Republic of China for the notes, and the notes may not be sold, transferred, offered for sale, pledged or encumbered in the People’s Republic of China unless permitted by the People’s Republic of China laws and regulations.

Prohibition of Sales to EEA Retail Investors. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

France. This prospectus supplement and the accompanying prospectus have not been approved by the Autorité des marchés financiers (“AMF”).

Each of the selling agents has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has offered or sold and will offer or sell, directly or indirectly, notes to the public in France, and has distributed or caused to be distributed and will distribute or cause to be distributed to the public in France, this prospectus supplement and the accompanying prospectus, or any other offering material relating to the notes, and that such offers, sales and distributions have been and will be made in France only to (a) qualified investors (investisseurs qualifiés) within the meaning of Article 2(e) of Regulation 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), (b) a restricted group of investors (cercle restreint d’investisseurs) acting for their own account and/or (c) other investors in circumstances which do not require the publication by the offeror of a prospectus or of a summary information document (document d’information synthétique) pursuant to the French Code monétaire et financier and the Règlement général of the AMF all as defined in, and in accordance with, Articles L.411-2 and L.411-2-1 and Articles D.411-2 to D.411-4 of the French Code monétaire et financier, the Règlement général of the AMF and other applicable regulations such as the EU Prospectus Regulation.

The direct or indirect resale of the notes to the public in France may be made only as provided by, and in accordance with, Articles L.411-1, L.411-2, L.411-2-1 and L.621-8 to L.621-8-2 of the French Code monétaire et financier and Articles 5 and seq. of the EU Prospectus Regulation.

Hong Kong. In relation to each tranche of notes that we issue, each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Israel. This prospectus supplement and the accompanying prospectus are intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the notes offered hereunder. The notes cannot be resold in Israel other than to investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. Subject to any applicable law, the notes offered hereunder may not be offered or sold to more than thirty-five offerees, in the aggregate, who are resident in the State of Israel, and who are not listed in the First Supplement of the Israeli Securities Law of 1968, as amended.

No action will be taken in Israel that would permit an offering of the notes or the distribution of any offering document or any other material to the public in Israel. In particular, any such offering document or other material has not been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the selling agents. Any such material shall not be transferred to any other party without our prior written consent or the prior written consent of the selling agent(s).

Nothing in this prospectus supplement, the accompanying prospectus or any other offering document/marketing material or other material relating to the notes, should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase the notes. We or the selling agents do not recommend, advise or express any opinion with respect to the notes which are the subject matter of any such materials provided to an offeree, not with respect to the advisability of investing in the notes, nor with respect to the advisability of investment in any party affiliated thereto.

The purchase of any note will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the notes, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the notes, without relying on any of the materials provided.

Italy. The offering of the notes has not been registered with CONSOB–Commissione Nazionale per le Società e la Borsa (the Italian Companies and Exchange Commission) pursuant to Italian securities legislation and, accordingly, no such notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to the notes be distributed in the Republic of Italy except:

(a)

to qualified investors (investitori qualificati), as defined in Article 34-ter, first paragraph, letter b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“CONSOB Regulation No. 11971”), pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Services Act”); or

(b)

in other circumstances which are exempted from the rules on offerings of securities to the public (pursuant to Article 100 of the Italian Financial Services Act and Article 34-ter, first paragraph, of CONSOB Regulation No. 11971.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to such notes in the Republic of Italy under (a) or (b) above must be:

(i)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Consolidated Banking Act”), and CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time);

(ii)

in compliance with Article 129 of Consolidated Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require us or any entity offering the notes to provide data and information on the issue or the offer of the notes in the Republic of Italy; and

(iii)	in compliance with any other applicable laws and regulations, as well as with any regulations or requirements imposed by CONSOB, the Bank of Italy or other Italian authority.

Please note that in accordance with Article 100-bis of the Italian Financial Services Act, concerning the circulation of financial products, where no exemption from the rules on offerings of securities to the public applies under (a) and (b) above, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Italian Financial Services Act and CONSOB Regulation No. 11971. Furthermore, Article 100-bis of the Italian Financial Services Act affects the transferability of the notes in the Republic of Italy to the extent that any placing of the notes is made solely with qualified investors and the notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus has not been published, purchasers of the notes who are acting outside of the course of their business or profession may be entitled to declare such purchase null and void and to claim damages from any authorized intermediary at whose premises the notes were purchased, unless an exemption provided for by the Italian Financial Services Act applies.

Japan. The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Each selling agent has represented, warranted and agreed, and each further selling agent or distributor appointed in respect of the notes will be required to represent, warrant and agree, that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person or resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan.

If the solicitation constitutes qualified institutional investors solicitation (tekikaku-kikan-toshika-muke-kanyu) under Article 23-13, Paragraph 1 of the FIEA (the “QII Solicitation”), the notes are being solicited only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEA and the investor of any notes is prohibited from transferring such notes to any person in any way other than to QIIs. As the solicitation of offering constitutes QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

If the solicitation constitutes small number of investors solicitation (shoninzu-muke-kanyu) under Article 23-13, Paragraph 4 of the FIEA (the “Small Number of Investors Solicitation”), the notes are being solicited only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are solicited pursuant to the QII Solicitation), and the investor of any notes (other than the above mentioned QII investors) is prohibited from transferring such notes to another person in any way other than as a whole to one transferee unless the total number of notes is less than 50 and the notes cannot be divided into any unit/denomination smaller than the unit/denomination represented on the note certificate therefor. As the offering constitutes Small Number of Investors Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

Mexico. The notes have not been and will not be registered in the National Securities Registry (Registro Nacional de Valores). Therefore, the notes may not be offered or sold in the United Mexican States (“Mexico”) by any means except in circumstances which constitute a private offering (oferta privada) pursuant to Article 8 of the Securities Market Law (Ley del Mercado de Valores) and its regulations. All applicable provisions of the Securities Market Law must be complied with in respect to anything done in relation to the notes in, from or otherwise involving Mexico.

Bank of America Corporation is an entity incorporated pursuant to the laws of the United States of America and holds no authorization, permit or license issued by any Mexican governmental agency, regulator or authority in order to operate as a financial entity in Mexico and is not subject to the supervision of Mexican financial authorities.

Netherlands. Any offer of the notes in any member state of the EEA must be made in accordance with an exemption under the EU Prospectus Regulation 2017/1129 (the “EU Prospectus Regulation”), as amended or replaced from time to time, as implemented in that relevant member state, from the requirement to make an approved prospectus generally available for the offering of the notes. Accordingly, any person making or intending to make an offer of the notes in any EEA member state may only do so in circumstances in which no obligation arises for us or any selling agent to make an approved prospectus generally available pursuant to the EU Prospectus Regulation.

We do not have an authorization from the European Central Bank or Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (the “FSA”) for the pursuit of the business of a credit institution in the Netherlands and therefore do not have a license pursuant to section 2.12(1), 2.13(1) or 2.20(1) of the FSA.

New Zealand. No action has been taken to permit the notes to be offered or sold to any retail investor, or otherwise under any regulated offer in terms of the Financial Markets Conduct Act

2013 (“FMCA”). In particular, no product disclosure statement under the FMCA has been prepared or lodged in New Zealand in relation to the notes.

No person may directly or indirectly offer, sell or deliver any notes in New Zealand, or distribute or publish in New Zealand any offering material or advertisement to any person in relation to any offer of notes, in New Zealand, other than to a “wholesale investor” as that term is defined in clause 3(2)(a), (c) or (d) of Schedule 1 to the FMCA, being a person who is:

(i) an “investment business”;

(ii) “large”; or

(iii) a “government agency”,

in each case as defined in Schedule 1 to the FMCA.

No person may directly or indirectly offer, sell or deliver any notes (or any interest in any of the notes) to any person that:

(a)	is resident in New Zealand for New Zealand income tax purposes; or

(b)	carries on business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007) in New Zealand and either:

(i)	is a registered bank (as defined in the Income Tax Act 2007); or

(ii)	would hold the notes for the purposes of a business it carries on in New Zealand through such fixed establishment,

unless such person certifies that they hold a valid certificate of exemption (or, on or after 1 April 2020, that they have RWT-exempt status (as defined in the Taxation (Annual Rates for 2017-18, Employment and Investment Income, and Remedial Matters) Act)) for New Zealand resident withholding tax purposes and provides a New Zealand tax file number to us.

Philippines. Under Republic Act No. 8799, known as the Securities Regulation Code of the Philippines (the “Securities Code”), and its implementing rules, securities, such as the notes, are not permitted to be sold or offered for sale or distribution within the Philippines unless such notes are approved for registration by the Securities and Exchange Commission of the Philippines or are otherwise exempt securities or sold pursuant to an exempt transaction.

To the extent that the Securities Code is deemed applicable to any offering of notes to Philippine investors, the notes are being offered pursuant to an exempt transaction under Section 10.1(l) or the qualified buyer exemption of the Securities Code.

THE NOTES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE PHILIPPINES UNDER THE SECURITIES CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Singapore. This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, as amended or modified (the “SFA”).

Accordingly, this prospectus supplement and the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes, may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA and, where applicable, the conditions specified in Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is, or will be given, for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

South Korea. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (collectively, the “Foreign Exchange Transaction Law”). Without prejudice to the foregoing, the number of notes offered in Korea or to a resident in Korea shall be less than 50 and for a period of one year from the issue date of the notes, none of the notes may be divided resulting in an increased number of notes. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction Law) in connection with the purchase of the notes.

Spain. This prospectus supplement and the accompanying prospectus, and any other document related to the notes, has not been and it is not envisaged to be approved by, registered or filed with or notified to the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) or any other regulatory authority in Spain or in any other jurisdiction. It is not intended for the public offering or sale of the notes in Spain and does not constitute a prospectus (registration document or securities note) for the public offering of the notes in Spain.

The marketing, offering, sale, subsequent resale or delivery of the notes contemplated by this prospectus supplement and the accompanying prospectus or the distribution of this prospectus supplement and the accompanying prospectus (or any other document or copies thereto relating to the notes) in Spain shall not constitute a public offering of the notes in Spain, pursuant to the requirements set forth by Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), Article 35 of the Royal Legislative Decree 4/2015 of 23 October of the Securities Markets (Real Decreto Legislativo 4/2015, de 23 de octubre, por el que se aprueba el texto refundido de la Ley del Mercado de Valores), as amended and restated (the “Securities Market Act”) and Article 38 of Royal Decree 1310/2005, of 4 November, of 28 July on admission to trading of securities in official secondary markets, public offerings and prospectus, (Real Decreto 1310/2005, de 4 de noviembre, de 28 de julio, del Mercado de Valores, en material de admisión a negociación de valores en mercados secundarios oficiales, de ofertas públicas de venta o suscripción y del folleto exigible a tales efectos), (“RD 1310/2005”), as further amended, restated and supplemented from time to time.

Accordingly, no notes may be offered, sold, resold, delivered or marketed nor may any copies of this prospectus supplement and the accompanying prospectus, or any other document relating to the notes, be distributed in Spain and investors in the notes may not sell or offer such notes in Spain, other than in compliance with the EU Prospectus Regulation, the Securities Markets Act and the RD 1310/2005 and any other related legislation in force from time to time, so that any sale or offering of the notes is not classified as a public offering in Spain.

Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in the notes.

The notes have not been offered and will not be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA); or

(c)	in any other circumstances falling within Article 36 FinSA in combination with Article 44 of the Swiss Financial Services Ordinance (“FinSO”),

provided always that any such offer is conducted in a manner that it does not require us to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

None of this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes constitutes a prospectus within the meaning of FinSA and none of this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

This prospectus supplement and the accompanying prospectus, and any other offering or marketing materials in relation to the notes, are personal to each recipient and may not be publicly distributed or otherwise made publicly available in or into Switzerland.

Taiwan. The notes, if listed on the Taipei Exchange for sale to professional or general investors in Taiwan, and to the extent permitted by relevant Taiwan laws and regulations, may be sold in Taiwan to all professional or general investors, as applicable, or, if not listed in Taiwan, the notes may be made available (i) to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan; (ii) to the Offshore Banking Units (as defined in the R.O.C. Statute for Offshore Banking Operations) of Taiwan banks purchasing the notes for their proprietary account, in trust for their non-Taiwan trust clients or for purposes of on-sale to qualified Taiwan investors; (iii) to the Offshore Securities Units (as defined in the R.O.C. Statute for Offshore Banking Operations) of Taiwan securities firms purchasing the notes for their proprietary account, in trust for their trust clients, as agent for their non-Taiwan brokerage clients or for purposes of on-sale to qualified Taiwan investors; (iv) to the Offshore Insurance Units (as defined in the R.O.C. Statute for Offshore Banking Operations) of Taiwan insurance companies purchasing the notes either for their proprietary account or in connection with the issuance of investment linked insurance policies to non-Taiwan policy holders; and/or (v) to investors in Taiwan through licensed financial institutions to the extent permitted under relevant Taiwan laws and regulations, but may not otherwise be offered, sold or resold in Taiwan.

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market). The offering of the notes has not been approved or licensed by the United Arab Emirates Central Bank, the UAE Securities and Commodities Authority (“SCA”) or any other relevant licensing authorities in the United Arab Emirates (“UAE”), and accordingly does not constitute a public offer of securities in the UAE in accordance with the commercial companies law, Federal Law No. 2 of 2015 Concerning Commercial Companies (as amended), and SCA Resolution No. 3 R.M. of 2017 Regulating Promotions and Introductions or otherwise. Accordingly, the notes may not be offered to the public in the UAE.

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

(a)	who fall within the exemptions set out in SCA Resolutions No. 9 R.M. of 2016 and No 3 R.M. of 2017 (except natural persons) and have confirmed the same;

(b)

upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

United Kingdom.

Prohibition of sales to UK Retail Investors. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA;

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act of 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) No 2017/1129 as it forms part of domestic law by virtue of the EUWA and the regulations made under the EUWA; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other regulatory restrictions

Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from, or otherwise involving the UK.

Uruguay. The notes have not been registered under Law No. 18.627 of December 2, 2009 with the Superintendence of Financial Services of the Central Bank of Uruguay. The notes are not available publicly in Uruguay and are offered only on a private basis. No action may be taken in Uruguay that would render any offering of the notes a public offering in Uruguay. No Uruguayan regulatory authority has approved the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Uruguay.

Los Productos no han sido registrados de acuerdo a Ley No. 18.627 de 2 de Diciembre de 2009 ante la Superintendencia de Servicios Financieros del Banco Central del Uruguay. Los Productos no están disponibles al público y en Uruguay solo han sido ofrecidos privadamente. Ninguna acción puede ser tomada en el Uruguay que pudiere convertir a la presente oferta en una oferta pública en el Uruguay. Ninguna autoridad regulatoria en el Uruguay ha aprobado los Productos o aprobado solvencia del Emisor. Adicionalmente, cualquier reventa de los Productos debe ser realizada en forma que no constituya una oferta pública en el Uruguay.

LEGAL MATTERS

The legality of the notes will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina. Davis Polk & Wardwell LLP, New York, New York or such other counsel as may be indicated in the applicable supplement will pass upon certain legal matters relating to the notes for the selling agents. McGuireWoods LLP regularly performs legal services for us.

INDEX OF CERTAIN DEFINED TERMS

Defined Term	Definition Location
30/360	S-33, S-69, S-79
Actual/360	S-69
Actual/365 (Fixed)	S-69
Actual/Actual	S-33, S-69
Actual/Actual (Canadian Compound Method)	S-33
Actual/Actual (ICMA)	S-33, S-79
adjusted	S-91
Applicable Fallback Rate	S-43, S-50, S-65
applicable supplement	S-3
ARRC	S-13
AUD Interest Rate Swaps	S-96
Australian treasury bond rate	S-96
Bank Rate	S-40, S-60, S-68
base rate	S-34
BBSW	S-22
BBSW Conforming Changes	S-48
BBSW note	S-34
benchmark gilt	S-83
Bloomberg IBOR Fallback Rate Adjustments Rule Book	S-50
BofAS	S-101
business day	S-91
calculation date	S-69
CAD Recommended Rate	S-43, S-50, S-65
CDOR	S-23, S-25
CDOR note	S-34
CDS	S-99
comparable Australian treasury bond	S-96
comparable Australian treasury bond price	S-96
comparable treasury issue	S-95
comparable treasury price	S-95
Compounded CORRA	S-50

Defined Term	Definition Location
compounded CORRA	S-41, S-63
compounded CORRA note	S-34
compounded SOFR	S-38, S-57, S-58
compounded SOFR note	S-34
compounded SONIA	S-39, S-61, S-62
compounded SONIA note	S-34
CORRA	S-24, S-25, S-42, S-49, S-63
daily base rate	S-66, S-67
Designated EURIBOR Page	S-53
DTCC	S-77
EMMI	S-21
EURIBOR	S-21
EURIBOR note	S-34
federal funds (effective) rate	S-53
federal funds (effective) rate note	S-34
Fallback Index Cessation Effective Date	S-51
Fallback Index Cessation Event	S-51
Fallback Observation Day	S-51
Fallback Rate (CORRA)	S-51
Fallback Rate (CORRA) Screen	S-52
first reset date	S-78, S-79
first reset interest rate	S-80
first reset period	S-80
fixed-rate notes	S-33
fixed-rate reset notes	S-78
floating-rate notes	S-6, S-44
following business day convention (adjusted)	S-90
following unadjusted business day convention	S-91
Gilt Benchmark	S-84

Defined Term	Definition Location
Gilt Benchmark Replacement	S-84
Gilt Benchmark Replacement Adjustment	S-84
Gilt Benchmark Replacement Conforming Changes	S-85
Gilt Benchmark Replacement Date	S-85
Gilt Benchmark Transition Event	S-85
Gilt Corresponding Tenor	S-86
gilt determination agent	S-83
Gilt Interpolated Benchmark	S-86
Gilt Reference Time	S-86
Gilt Relevant Governmental Body	S-86
Gilt Screen Page	S-82
GOC Bond Yield	S-96
H.15 Daily Update	S-54, S-56, S-82
In Advance Base Rate	S-35
In Arrears Base Rate	S-35
Indenture	S-31
Index Cessation Effective Date	S-43, S-52, S-65
Index Cessation Event	S-43, S-52, S-65
index maturity	S-44
initial fixed rate period	S-79
initial interest rate	S-78
interest determination date	S-46
interest payment date	S-33, S-37, S-45, S-79
interest period	S-33, S-37, S-45, S-79
interest period demarcation dates	S-37
interest reset date	S-45
ISDA	S-18
ISDA Definitions	S-73
ISDA Fallback Adjustment	S-73
ISDA Fallback Rate	S-73
London banking day	S-92

Defined Term	Definition Location
lookback convention	S-59, S-60, S-61
lookback period	S-66, S-67
make-whole	S-93
modified following business day convention (adjusted)	S-90
modified following unadjusted business day convention	S-91
New York banking day	S-54
Non-USD Benchmark	S-74
Non-USD Benchmark Replacement	S-74
Non-USD Benchmark Replacement Adjustment	S-74
Non-USD Benchmark Replacement Conforming Changes	S-75
Non-USD Benchmark Replacement Date	S-75
Non-USD Benchmark Transition Event	S-75
Non-USD Corresponding Tenor	S-76
Non-USD Interpolated Benchmark	S-76
Non-USD Benchmark Reference Time	S-76
Non-USD Relevant Governmental Body	S-76
notes	S-3, S-20, S-36, S-44, S-70, S-73
observation period	S-56, S-60, S-63
observation period convention	S-57, S-59, S-61, S-62
payment delay convention	S-35, S-36
preceding business day convention	S-91
prime rate	S-54
prime rate note	S-34
Publication Time	S-47
quotation agent	S-95, S-96
rate cut-off date	S-38, S-39, S-41, S-58, S-66, S-67

Defined Term	Definition Location
rate lookback	S-66, S-67
rate substitution event	S-82
reference Australian treasury bond dealer	S-97
reference Australian treasury bond dealer quotations	S-97
Relevant Original Fixing Date	S-52
reference security	S-97
reference security dealer quotations	S-97
reference security price	S-97
reference treasury dealer	S-95
reference treasury dealer quotations	S-95
Relevant Screen Page	S-47
remaining term	S-94
replacement rate	S-82
reset date	S-80
reset determination date	S-80
reset period	S-80
reset reference banks	S-83
reset reference rate	S-80
Reuters page USPRIME1	S-55
Reuters Screen CDOR Page	S-48
simple average SOFR	S-65
simple average SOFR note	S-34
simple average SONIA	S-67
simple average SONIA note	S-34
SOFR	S-13, S-39, S-56, S-59, S-66
SOFR Administrator	S-39, S-57, S-67
SOFR Administrator’s Website	S-39, S-57, S-67
SOFR Index	S-59
SOFR Index convention	S-54, S-58

Defined Term	Definition Location
SOFR Index Determination Time	S-59
SOFR IndexEnd	S-58
SOFR IndexStart	S-59
SONIA	S-15, S-40, S-60, S-68
SONIA Compounded Index convention	S-54, S-62
SONIA Compounded IndexEnd	S-62
SONIA Compounded IndexStart	S-62
SONIA Screen Page	S-41, S-61, S-68
spread	S-36, S-44, S-80, S-81
spread multiplier	S-36, S-44
subsequent reset date	S-79
subsequent reset interest rate	S-81
subsequent reset period	S-81
TARGET Settlement Date	S-92
Toronto Banking Day	S-92
treasury (auction) rate	S-55
treasury (auction) rate note	S-34
trustee	S-31
UK Government Bond (Gilt) Rate	S-82, S-97
U.S. government securities business day	S-92
U.S. Treasury Rate	S-81
U.S. Treasury Rate adjustments	S-82
unadjusted	S-91
Unadjusted Gilt Benchmark Replacement	S-86
Unadjusted Non-USD Benchmark Replacement	S-76
Unadjusted USD Benchmark Replacement	S-73
USD Benchmark	S-71
USD Benchmark Replacement	S-71

Defined Term	Definition Location
USD Benchmark Replacement Adjustment	S-71
USD Benchmark Replacement Conforming Changes	S-72
USD Benchmark Replacement Date	S-72
USD Benchmark Transition Event	S-72
USD Benchmark Reference Time	S-73
USD Relevant Governmental Body	S-73

PROSPECTUS

$123,000,000,000

Debt Securities, Warrants, Units, Purchase Contracts,

Preferred Stock, Depositary Shares, and Common Stock

We from time to time may offer to sell up to $123,000,000,000, or the equivalent thereof in any other currency, of our debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in our preferred stock, and common stock, as well as units comprised of one or more of these securities, in any combination. The debt securities, warrants, purchase contracts, and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “BAC.” The other securities that we may offer from time to time using this prospectus may be listed on the New York Stock Exchange or may be listed or quoted on another securities exchange or quotation system, as specified in the applicable supplement.

This prospectus provides a general description of these securities and the manner in which they will be offered. These securities may be offered for sale from time to time in amounts, on terms and at prices as shall be determined in connection with such offer and sale. These terms and prices will be described in one or more supplements to this prospectus. When we sell a particular issue of securities, we will provide one or more supplements to this prospectus describing the offering and the specific terms of those securities. You should read this prospectus and any applicable supplement carefully before you invest in these securities.

We will use this prospectus in the initial sale of these securities. In addition, BofA Securities, Inc., or any of our other broker-dealer affiliates, may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of our securities should consider the information set forth in the “Risk Factors” section beginning on page 8.

Our securities are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 4, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any type of the securities described in this prospectus or the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and the manner in which they will be offered. Each time we offer and sell securities, we will provide one or more prospectus supplements and/or pricing supplements that describe the particular securities offering and the specific terms and provisions of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable supplement,” we mean the prospectus supplement or supplements and any applicable prospectus addendum, as well as any applicable pricing or product supplements, that describe the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable supplement, you should rely on the information in the applicable supplement.

The information in this prospectus is not complete and may be changed. We have not authorized anyone to provide any information other than information provided in or incorporated by reference in this prospectus and the applicable supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

Capitalized or other terms used and defined in this prospectus are sometimes defined after their first use without a reference such as “as defined in this prospectus.”

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries.

References in this prospectus to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America; references to “Canadian dollars” are to the currency of Canada; and references in this prospectus to “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

PROSPECTUS SUMMARY

This summary section provides a brief overview of material terms of the securities we may offer and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which provides a general description of the securities we may offer and the manner in which they will be offered;

•	the applicable supplement, which describes the specific terms of the particular securities we are offering and the offering, and which may update or change the information in this prospectus; and

•	the documents we refer to in “Where You Can Find More Information” below for information about us, including our financial statements.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through our various bank and nonbank subsidiaries throughout the United States and in international markets, we provide a diversified range of banking and nonbank financial services and products. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

The Securities We May Offer

We may use this prospectus to offer up to $123,000,000,000, or the equivalent thereof in any other currency, of any of the following of our securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	preferred stock;

•	depositary shares representing fractional interests in our preferred stock;

•	common stock; and

•	units, comprised of one or more of any of the securities referred to above, in any combination.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer using this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes general terms of the securities we may offer. Each time we sell securities, we will provide you with the applicable supplement that will describe the offering and the specific terms of the securities being offered. The applicable supplement may include a discussion of additional U.S. federal income tax consequences and any additional risk factors or other special considerations applicable to those particular securities.

Debt Securities

Our debt securities may be either senior or subordinated obligations in right of payment. Our senior and subordinated debt securities will be issued under separate indentures that we have with a trustee. The particular terms of each series of debt securities that we offer using this prospectus will be described in the applicable supplement.

Warrants

We may offer warrants, including:

•	warrants for the purchase of our debt securities, common stock or preferred stock;

•

warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing; and

•

warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units.

We will issue warrants under warrant agreements that we will enter into with one or more warrant agents. For any warrants we may offer, we will describe in the applicable supplement the specific terms of the warrants and the applicable warrant agreement.

Purchase Contracts

We may offer purchase contracts for the purchase of, or whose cash value is determined by reference to the performance, level, or value of, our common or preferred stock or other securities described in this prospectus, a basket of securities or any combination of the foregoing.

For any purchase contracts we may offer, we will describe in the applicable supplement the underlying property, the settlement date, the purchase price, or manner of determining the purchase price, and whether it must be paid when the purchase contract is issued or at a later date, the amount and kind, or manner of determining the amount and kind, of property to be delivered at settlement, whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract, and any other specific terms of the purchase contracts.

Units

We may offer units consisting of one or more securities described in this prospectus, in any combination. For any units we may offer, we will describe in the applicable supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer our preferred stock in one or more series. For any particular series we may offer, we will describe in the applicable supplement:

•	the specific designation;

•	the aggregate number of shares offered;

•	the dividend rate and periods, or manner of calculating the dividend rate and determining the dividend periods, if any;

•	the stated value and liquidation preference amount, if any;

•	the voting rights, if any;

•	the terms on which the series of preferred stock is convertible into shares of our common stock, preferred stock of another series, or other securities, if any;

•	the redemption terms, if any; and

•	any other specific terms of the series.

We also may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock. We will describe in the applicable supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements that we will enter into with one or more depositories.

Form of Securities

Unless we specify otherwise in the applicable supplement, we will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank SA/NV, Clearstream Banking S.A., Luxembourg, or CDS Clearing and Depository Services Inc., as identified in the applicable supplement. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if we so specify in the applicable supplement. The securities issued in book-entry only form will be uncertificated or will be represented by a global security registered in the name of the specified depository or its nominee (unless otherwise specified in the applicable supplement), rather than certificated securities in definitive form registered in the name of each individual owner. Unless we specify otherwise in the applicable supplement, each sale of securities in book-entry only form will settle in immediately available funds through the specified depository.

A global security may be exchanged for certificated securities in definitive form registered in the names of the beneficial owners only under the limited circumstances described in this prospectus.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless we specify another currency for payment of such amounts in the applicable supplement.

Listing

We will state in the applicable supplement whether the particular securities that we are offering will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities using this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

BofA Securities, Inc., or any of our other broker-dealer affiliates, may be an underwriter, dealer or agent for us.

Market-Making by Our Affiliates

Following the initial distribution of an offering of securities, BofA Securities, Inc., and other broker-dealer affiliates of ours, may offer and sell those securities in the course of their businesses as broker-dealers. BofA Securities, Inc. and any such other broker-dealer affiliates may act as a principal or agent in these transactions. This prospectus and the applicable supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in our securities. This summary does not describe all of the risks and investment considerations with respect to an investment in our securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks and uncertainties that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in our subsequent filings that are incorporated by reference in this prospectus. You also should review the risk factors that will be set forth in any applicable supplement for a particular offering of securities. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations on our securities.

We are required periodically to submit a plan to the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”) describing our resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In our current plan, our preferred resolution strategy is a single point of entry (“SPOE”) strategy. This strategy provides that only Bank of America (the parent holding company) files for resolution under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. We have entered into intercompany arrangements governing the contribution of most of our capital and liquidity to these key subsidiaries. As part of these arrangements, we have transferred most of our assets (and have agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of our remaining assets secure our ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided us with a committed line of credit that, in addition to our cash, dividends and interest payments, including interest payments we receive in respect of the subordinated note, may be used to fund our obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require us to contribute our remaining financial assets to the wholly-owned holding company subsidiary if our projected liquidity resources deteriorate so severely that our resolution becomes imminent, which could materially and adversely affect our liquidity and ability to meet our obligations on our securities. In addition, our preferred resolution strategy could result in holders of our securities being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

Under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Financial Reform Act”), when a global systemically important banking organization (“G-SIB”), such as Bank of America, is in default or danger of default, the FDIC may be appointed receiver in order to conduct an orderly liquidation of such institution. In the event of such appointment, the FDIC could, among other things, invoke the orderly liquidation authority, instead of the U.S. Bankruptcy Code, if the Secretary of the U.S. Department of Treasury makes certain financial distress and systemic risk determinations. In 2013, the FDIC issued a notice describing its preferred “single point of entry” strategy for resolving a G-SIB. Under this approach, the FDIC could replace Bank of America with a bridge holding company, which could continue operations and result in an orderly resolution of the underlying bank, but whose equity would be held solely for the benefit of our creditors. The FDIC’s single point of entry strategy may result in holders of our securities suffering greater losses than would have been the case under a bankruptcy proceeding or a different resolution strategy.

If we enter a resolution proceeding, holders of our debt securities and equity securities would be at risk of absorbing our losses.

If we enter a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act, our losses would be imposed first on holders of our equity securities and thereafter on holders of our unsecured debt, including our debt securities, and some or all of such securities could be significantly reduced or eliminated as a result of such resolution proceeding.

Under our SPOE resolution strategy, and the single point of entry strategy preferred by the FDIC under Title II of the Financial Reform Act, the value that would be distributed to holders of our unsecured debt, including our debt securities, may not be sufficient to repay all or part of the principal amount and interest on such debt, and holders of such debt could receive no consideration at all under these resolution scenarios. Either of these resolution strategies could result in holders of our debt securities being in a worse position and suffering greater losses than would have been the case under a different resolution strategy. Although SPOE is our preferred resolution strategy, neither Bank of America nor a bankruptcy court would be obligated to follow our SPOE strategy. Additionally, the FDIC is not obligated to follow its “single point of entry” strategy to resolve Bank of America under Title II of the Financial Reform Act. For more information regarding the financial consequences of any such resolution proceeding, see “Description of Debt Securities—Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy” below.

We are subject to the Federal Reserve’s final rules requiring U.S. G-SIBs to maintain minimum amounts of long-term debt meeting specified eligibility requirements.

Under the rules of the Federal Reserve relating to total loss-absorbing capacity (the “TLAC Rules”), we, as a U.S. G-SIB, are required to, among other things, maintain minimum amounts of unsecured external long-term debt satisfying certain eligibility criteria (“eligible LTD”) and other loss-absorbing capacity for the purpose of absorbing our losses in a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act. Any senior long-term debt must include terms required by the TLAC Rules in order to qualify as eligible LTD. Actions required to comply with the TLAC Rules could impact our funding and liquidity risk management plans.

Risks Relating to Debt Securities Generally

Our obligations on the debt securities will be structurally subordinated to liabilities of our subsidiaries.

Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. As a result, our obligations under the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Further, creditors of subsidiaries recapitalized pursuant to our resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including our contributed assets. In addition, our debt securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations.

Holders of our debt securities could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

We may sell, convey or transfer all or substantially all of our assets to one or more entities that are direct or indirect majority-owned subsidiaries of ours in which we or one or more of our subsidiaries owns more than 50% of the combined voting power, and under the indentures under which the debt securities will be issued, such subsidiary or subsidiaries will not be required to assume our obligations under such debt securities, and we will remain the sole obligor on such debt securities. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of our debt securities would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities—Limitation on Mergers and Sales of Assets” below for more information.

Events for which acceleration rights under our senior debt securities may be exercised are more limited than those available pursuant to the terms of our outstanding senior debt securities issued prior to January 13, 2017.

In response to the TLAC Rules, on January 13, 2017, we modified the terms of our senior debt securities to be issued on or after that date to, among other things, limit the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated (unless specified otherwise in the applicable supplement).

All or substantially all of our outstanding senior debt securities issued prior to January 13, 2017 (the “Pre-2017 Senior Debt Securities”) provide acceleration rights for nonpayment or bankruptcy. The Pre-2017 Senior Debt Securities also provide acceleration rights if we default in the performance of our covenants in those debt securities or the applicable indenture under which those securities were issued. In addition, the Pre-2017 Senior Debt Securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, under the Senior Indenture (as defined below), unless we specify otherwise in the applicable supplement, payment of the principal amount of our senior debt securities issued under such indenture:

•

may be accelerated only (i) if we default in the payment of the principal of or interest on those senior debt securities and, in each case, the default continues for a period of 30 days, or (ii) upon our voluntary or involuntary bankruptcy and, in the case of our involuntary bankruptcy, the event continues for a period of 60 days; and

•	may not be accelerated if we default in the performance of any other covenants contained in such senior debt securities or the Senior Indenture.

As a result of these differing provisions, if we breach or otherwise default in the performance of a covenant (other than a payment covenant) that applies both to senior debt securities that we issued on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, the Pre-2017 Senior Debt Securities would have acceleration rights that would not be available to the holders of our other senior debt securities. In addition, if we fail to pay principal when due with respect to our senior debt securities issued on or after on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, an event of default would occur immediately with respect to the Pre-2017 Senior Debt Securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the indenture under which those debt securities were issued), while the holders of our other senior debt securities must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of Pre-2017 Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of our other senior debt securities (including our debt securities offered by this prospectus) could adversely affect our ability to make timely payments on such other senior debt securities thereafter.

The market value of the debt securities may be less than the principal amount of the debt securities.

The market for, and market value of, the debt securities may be affected by a number of factors. These factors include:

•	the method of calculating the principal of or any premium, interest or other amounts payable on the debt securities;

•	the time remaining to maturity of the debt securities;

•	the aggregate amount outstanding of the relevant debt securities;

•	any redemption or repayment features of the debt securities;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory and judicial events that affect the financial markets generally; and

•	any market-making activities with respect to the debt securities.

Often, the only way to liquidate your investment in the debt securities prior to maturity will be to sell the debt securities. At that time, there may be a very illiquid market for the debt securities or no market at all. If you sell your debt securities prior to maturity, you may receive less than the principal amount of such debt securities.

Acceleration rights for our subordinated debt securities are available only in limited circumstances.

The rights of acceleration under our subordinated debt securities are more limited than those available pursuant to the terms of our senior debt securities. Unless we specify otherwise in the applicable supplement, the payment of principal of our subordinated debt securities may be accelerated only in the event of our voluntary or involuntary bankruptcy under U.S. federal bankruptcy laws (and, in the case of our involuntary bankruptcy, such event continues for a period of 60 days). If you purchase any subordinated debt securities, you will have no right to accelerate the payment of principal of the subordinated debt securities if we fail to pay principal or interest when due on those subordinated debt securities or if we fail in the performance of any of our other obligations under those subordinated debt securities.

Our obligations under subordinated debt securities will be subordinated.

Holders of our subordinated debt securities should recognize that contractual provisions in the Subordinated Indenture (as defined below) may prohibit us from making payments on the subordinated debt securities. The subordinated debt securities are unsecured and subordinate and junior in right of payment to all of our senior indebtedness (as defined in the Subordinated Indenture), to the extent and in the manner provided in the Subordinated Indenture. In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceedings, including a proceeding under Title II of the Financial Reform Act. For additional information regarding the subordination provisions applicable to the subordinated debt securities, see “Description of Debt Securities—Subordination” below.

Redemption of our debt securities prior to maturity may result in a reduced return on your investment.

The terms of our debt securities may permit or require redemption of the debt securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Risks Relating to Our Common Stock and Preferred Stock

Our ability to pay dividends on our common stock and preferred stock may be limited by regulatory policies and requirements.

We are subject to various regulatory policies and requirements relating to capital actions, including payment of dividends. For instance, Federal Reserve regulations require major U.S. bank holding companies to submit a capital plan as part of an annual Comprehensive Capital Analysis and Review (“CCAR”). Our ability to pay dividends depends in part on our ability to maintain regulatory capital levels above minimum requirements plus buffers. To the extent that the Federal Reserve increases our stress capital buffer (“SCB”), GSIB surcharge or countercyclical capital buffer, our ability to pay or increase dividends could be limited. As part of its CCAR, the Federal Reserve conducts stress testing on parts of our business using hypothetical economic scenarios prepared by the Federal Reserve. Those scenarios may affect our CCAR stress test results, which may impact the level of our SCB. Additionally, the Federal Reserve may impose limitations or prohibitions on taking capital actions such as paying or increasing common stock dividends. If the Federal Reserve finds that any of our U.S. bank subsidiaries are not “well-capitalized” or “well-managed,” we would be required to enter into an agreement with the Federal Reserve to comply with all applicable capital and management requirements, which may contain additional limitations or conditions relating to our activities. Additionally, the applicable federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a bank or bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, holders of our common stock are subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of our common stock are equity interests in us and do not constitute indebtedness. This means that shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock or depositary shares representing interests in such preferred stock then outstanding. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. As of July 30, 2021, the aggregate liquidation preference of all our outstanding preferred stock was approximately $23.7 billion.

Our preferred stock is equity and is subordinate to our existing and future indebtedness.

Shares of our preferred stock are equity interests in us and do not constitute indebtedness. This means that shares of our preferred stock and any depositary shares which represent interests in shares of our preferred stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on our preferred stock. In addition, holders of our preferred stock or depositary shares representing interests in shares of our preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

Cash dividends on our preferred stock are subject to certain limitations.

Unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our preferred stock (1) dividends are payable only when, as and if declared by our board of directors or a duly authorized committee of our board of directors and (2) as a corporation, we are restricted to making dividend payments and redemption payments on our preferred stock out of legally available funds. In addition, under the Federal Reserve’s risk-based capital rules related to additional Tier 1 capital instruments, dividends on our preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

If we are deferring payments on our outstanding junior subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on our common stock and preferred stock, or redeeming our preferred stock.

The terms of our currently outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our common stock and preferred stock, or redeeming, purchasing, acquiring, or making a liquidation payment on such stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated notes or at any time when we have deferred payment of interest on those junior subordinated notes.

Other Risks

Our ability to pay dividends on our common stock and preferred stock and to make payments on our debt securities depends upon our receipt of funds from our subsidiaries and applicable laws and regulations, and actions we have taken pursuant to our resolution plan, could restrict the ability of our subsidiaries to transfer funds to us.

We are a holding company and conduct substantially all of our operations through our subsidiaries. We depend on dividends and other distributions, loans and other payments from our subsidiaries to fund dividend payments on our common stock and preferred stock and to fund payments on our other obligations, including the debt securities. Any inability of our subsidiaries to pay dividends or make payments to us may adversely affect our cash flow and financial condition. Many of our subsidiaries, including our bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or to our other subsidiaries. In addition, our bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Lower earnings in our subsidiaries can reduce the amount of funds available to us. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where we have concentrated credit risk, and a failure in or breach of our operational or security systems or infrastructure, could affect our businesses and results of operations. Intercompany arrangements we have entered into in connection with our resolution planning could restrict the amount of funding available to us from our subsidiaries under certain adverse conditions, as described above under “—A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations on our securities.” These restrictions could prevent those subsidiaries from paying dividends or making other distributions to us or otherwise providing funds to us that we need in order to pay dividends or make payments on our securities. Also, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or otherwise will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized.

We cannot assure you that a trading market for your securities will ever develop or be maintained.

We may not list our securities on any securities exchange. We cannot predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of our securities in any secondary market may be limited. Although any underwriters or agents may purchase and sell our securities in the secondary market from time to time, these underwriters or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. We cannot assure you that a secondary market for any of our securities will develop, or that if one develops, it will be maintained.

Our trading activities may create conflicts of interest with you.

We or one or more of our broker-dealer affiliates, including BofA Securities, Inc., may engage in trading activities that are not for your account or on your behalf. These trading activities may present a conflict of interest between the interest of holders of the securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities could influence secondary trading (if any) in the securities, or otherwise could be adverse to the interests of a beneficial owner of the securities.

Payments on the securities are subject to our credit risk, and actual or perceived changes in our creditworthiness may affect the value of our securities.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings may affect the market value of our securities. However, because the return on our securities generally depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks, if any, related to our securities.

BANK OF AMERICA CORPORATION

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through various bank and nonbank subsidiaries throughout the United States and in international markets, we provide a diversified range of banking and nonbank financial services and products. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

USE OF PROCEEDS

Unless we describe a different use in the applicable supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include, but are not limited to, the following:

•	our working capital needs;

•	the funding of investments in, or extensions of credit to, our subsidiaries;

•	possible reductions, redemptions, repayments or repurchases of outstanding indebtedness or equity securities;

•	the possible acquisitions of, or investments in, other financial institutions or other businesses; and

•	other uses in the ordinary course of conducting our business.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional financings as we determine appropriate based on our needs and prevailing market conditions. These additional financings may include the sale of other securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our Senior Indenture described below, and will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding, except obligations that are subject to any priorities or preferences by law.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our Subordinated Indenture described below, and will be subordinated and junior in right of payment to all of our “senior indebtedness,” as defined in the Subordinated Indenture, from time to time outstanding to the extent and in the manner provided in the Subordinated Indenture. The subordinated debt securities will rank equally in right of payment with all our other unsecured and subordinated indebtedness, other than unsecured and subordinated indebtedness that by its terms is subordinated to the subordinated debt securities. Neither the Senior Indenture nor the Subordinated Indenture limits our ability to incur additional “senior indebtedness.”

This section of the prospectus provides a summary of the material terms of the Senior Indenture and the Subordinated Indenture and certain specific terms of debt securities that may be applicable if so specified in the applicable supplement for such debt securities.

Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy

We are subject to the TLAC Rules, which aim to improve the resiliency and resolvability of U.S. global systemically important bank holding companies (“covered BHCs”), including Bank of America, in the event of failure or material financial distress. The TLAC Rules include the requirement that each covered BHC maintain a minimum amount of eligible LTD and other loss-absorbing capacity. The eligible LTD would absorb the covered BHC’s losses, following the depletion of its equity, upon its entry into a resolution proceeding under the U.S. Bankruptcy Code or a resolution proceeding administered by the FDIC under Title II of the Financial Reform Act.

Under Title I of the Financial Reform Act, we are required by the Federal Reserve and the FDIC to periodically submit a plan for a rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy under this plan is our SPOE strategy under which only Bank of America would enter bankruptcy proceedings. Under this strategy, and pursuant to existing intercompany arrangements under which we have transferred most of our assets to a wholly-owned holding company subsidiary, which holds the equity interests in our key operating subsidiaries, we would contribute our remaining financial assets, less a holdback to cover our bankruptcy expenses, to this wholly-owned holding company subsidiary prior to filing for bankruptcy. We would then file for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Pursuant to an order from the bankruptcy court under section 363 of the Bankruptcy Code, we, as debtor-in-possession, would transfer our subsidiaries to a newly-formed entity (“NewCo”) that would be held in trust for the sole and exclusive benefit of our bankruptcy estate.

Under our SPOE resolution strategy, the obligations of Bank of America on its unsecured debt, including the debt securities offered pursuant to this prospectus, would not be assumed by NewCo;

instead, the claims on such obligations would be left behind in the bankruptcy proceeding. After the transferred subsidiaries were stabilized, NewCo’s residual value in the form of shares or proceeds from the sale of shares would be distributed to the holders of claims against the bankruptcy estate in accordance with the priority of their claims, including to holders of our debt securities.

In 2013, the FDIC issued a notice describing its similar preferred “single point of entry” recapitalization model for resolving a global systemically important banking group, such as Bank of America, under Title II of the Financial Reform Act. Under Title II, when a covered BHC is in default or danger of default, the FDIC may be appointed receiver in order to conduct an orderly liquidation of such institution as an alternative to resolution of the entity under the U.S. Bankruptcy Code if the Secretary of the Treasury makes certain financial distress and systemic risk determinations. Pursuant to the single point of entry recapitalization model, the FDIC would use its power to create a “bridge entity” for the covered BHC; transfer the systemically important and viable parts of the covered BHC’s business to the bridge entity; recapitalize those subsidiaries using assets of the covered BHC that have been transferred to the bridge entity; and exchange external debt claims against the covered BHC, including claims of holders of our debt securities and other unsecured debt, for equity in the bridge entity. This strategy would allow operating subsidiaries of the covered BHC to continue to operate and impose losses on stockholders and creditors of the covered BHC, which could include holders of our debt securities.

The Indentures

The senior debt securities and the subordinated debt securities each are governed by a document called an indenture, which is a contract between us and the applicable trustee. Senior debt securities will be issued under the Indenture for Senior Debt Securities dated as of June 27, 2018 (as supplemented from time to time, the “Senior Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, and subordinated debt securities will be issued under the Indenture for Subordinated Debt Securities dated as of June 27, 2018 (as supplemented from time to time, the “Subordinated Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. These indentures are substantially identical in all material respects, except for:

•	the covenant described below under “—Sale or Issuance of Capital Stock of Banks,” which is included only in the Senior Indenture;

•	the provisions relating to subordination described below under “—Subordination,” which are included only in the Subordinated Indenture; and

•

the events of default relating to payment defaults and specific provisions for covenant breaches, as described below under “—Events of Default and Rights of Acceleration; Covenant Breaches,” which are not included in the Subordinated Indenture.

In this prospectus, when we refer to “debt securities,” we mean both our senior debt securities and our subordinated debt securities. When we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture, and when we refer to the “indentures,” we mean both the Senior Indenture and the Subordinated Indenture, together.

The trustee under each indenture has two principal functions:

•

First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest payments and notices.

Neither of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The indentures and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, neither of the indentures contain provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the material terms and provisions of the indentures. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain copies of the indentures. Whenever we refer to the defined terms of an indenture in this prospectus or in a supplement hereto without defining them, the terms have the meanings given to them in that indenture. You must look to the indentures for the most complete description of the information summarized in this prospectus.

Form and Denomination of Debt Securities

Unless we specify otherwise in the applicable supplement, we will issue each debt security in book-entry only form. Debt securities in book-entry only form will be represented by a global security registered in the name of a depository or its nominee. Accordingly, the depository or its nominee will be the registered holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.”

Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security. Your debt securities will not be represented by a master global security unless we so specify in the applicable supplement.

Unless we specify otherwise in the applicable supplement, we will issue our debt securities in fully registered form, without coupons. If we issue a debt security in bearer form, we will describe the special considerations applicable to bearer securities in the applicable supplement. Some of the features that we describe in this prospectus may not apply to bearer securities.

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable supplement. Unless we specify otherwise in the applicable supplement, the debt securities will be denominated in U.S. dollars, and unless we specify otherwise in the applicable supplement, the debt securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements.

Different Series of Debt Securities

We may issue our debt securities from time to time in one or more series with the same or different maturities. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms, provided that such additional debt securities shall be fungible for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may begin to bear interest at a different date.

This section of the prospectus summarizes the material terms of the debt securities that are common to all series under the respective indentures. We will describe the financial and other specific terms of the series of debt securities being offered in the applicable supplement. The applicable supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable supplement and this prospectus, the applicable supplement will control.

The terms of your series of debt securities as described in the applicable supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $1,000 and integral multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the registered holder of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or floating, and the method used to calculate that interest;

•	the base rate that will be used to determine the amounts of any payments on floating rate debt securities;

•	the interest payment dates, the regular record dates for the interest payment dates, the dates from which interest will begin to accrue, and the applicable business day convention;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•

any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	if the debt securities will be represented by a master global security;

•	if the debt securities will be listed on any securities exchange; or

•	any other terms of the debt securities that are permitted under the applicable indenture.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Payable” and in the applicable supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable supplement.

Fixed/Floating Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable supplement.

Fixed-Rate Reset Notes

We may issue debt securities that bear interest at a fixed rate for a specified portion of their term and then reset that fixed rate at specified intervals for the remainder of their term. We refer to these debt securities as “fixed-rate reset notes.” The rate of interest on such debt securities will be specified in, and will be determined in accordance with the terms and provisions set forth in, the applicable supplement.

Calculation Agents for Certain Types of Debt Securities

For any (a) floating-rate notes, (b) fixed/floating rate notes, during any floating-rate period, or (c) fixed-rate reset notes, calculations will be made by the applicable calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates and also may be The Bank of New York Mellon Trust Company, N.A. For floating-rate notes, we will identify in the applicable supplement the initial calculation agent we have appointed for a particular series of debt securities as of the original issue date for such debt securities. For fixed/floating rate notes and fixed-rate reset notes, we may identify the initial calculation agent in the applicable supplement or we may appoint the calculation agent for a particular series of debt securities after the original issue date for such debt securities, at any time prior to the commencement of the first floating-rate period, in the case of fixed/floating rate notes, or before the first date on which a calculation is required to be performed, in the case of fixed-rate reset notes. We may remove and/or appoint different calculation agents from time to time after the original issue date for a series of debt securities, or we may elect to act as the calculation agent with respect to such debt securities, in each case without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee and us.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest (which we refer to as “zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—Taxation of Debt Securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of Principal, Interest, and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the indentures we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the applicable indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of, the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable supplement, the record date for any interest payment for a debt security in book-entry only form will be the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar denominated debt security held through DTC, in which case the record date for an interest payment date will be the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable supplement, the regular record date for an interest payment date will be the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder.

An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable supplement.

Unless we specify otherwise in the applicable supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m. (New York City time) on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the original issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in The City of New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the applicable notes.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable supplement will indicate whether we may redeem the debt securities prior to their stated maturity. If we may redeem the debt securities prior to their stated maturity, the applicable supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination. The redemption of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. In addition, unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be redeemed prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Notice of Redemption

Unless we specify otherwise in the applicable supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the applicable indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of a series of debt securities is to be redeemed;

•	the place of payment for the debt securities to be redeemed; and

•

that, subject to satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in payment of the redemption price, on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

Such redemption may be subject to the satisfaction of one or more conditions precedent, in which case the notice of redemption will describe each condition and, if applicable, state that the redemption date may, in our discretion, be delayed until such time as any or all conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all of the conditions have not been satisfied by the redemption date stated in the notice of redemption, or by the redemption date as it may be delayed in our discretion.

If notice of redemption has been given in accordance with the applicable indenture, the debt securities being redeemed shall, subject to the satisfaction of any conditions to the redemption as specified in the notice of redemption, become due and payable on the date fixed for redemption.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depository.

Repayment

The applicable supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their stated maturity. If the debt securities may be repaid prior to their stated maturity, the applicable supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. The repurchase of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Conversion

We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option or otherwise as provided in the applicable supplement, our preferred stock, depositary shares, common stock, or other debt securities. The applicable supplement will describe the terms of any conversion, exercise, or exchange features, including:

•	the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•

the conversion, exercise, or exchange price payable and the number of shares or amount of our preferred stock, depositary shares, common stock, or other debt securities, that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•	the procedures for electing conversion, exercise, or exchange, as applicable.

Exchange, Registration, and Transfer

Subject to the terms of the applicable indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar, and transfer agent for the debt securities issued under the respective indentures. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption or (2) exchange or register the transfer of any debt security (i) that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry only securities, see “Registration and Settlement” below.

Subordination

Our subordinated debt securities are subordinated and junior in right of payment to all of our “senior indebtedness.” The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that was outstanding on the date we executed the Subordinated Indenture, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Subordinated Indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. Each supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding, as of the most recent practicable date, and any limitation on the issuance of additional senior indebtedness. As of June 30, 2021, on a non-consolidated basis, we had approximately $221 billion of senior long-term debt and certain senior short-term borrowings. Senior indebtedness also includes our obligations under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts, none of which are included in such amount. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of that senior indebtedness and that default or event of default is not remedied, and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, then we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If any subordinated debt security is declared due and payable before the stated maturity (or other date for payment of principal) upon a payment or distribution of our assets to creditors pursuant to our dissolution, winding up, liquidation, or reorganization, whether voluntary or involuntary, we are required to pay all principal and any premium, interest, or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of our subordinated debt securities or the trustee under the Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our subordinated debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks equally with our subordinated debt securities and is entitled to like rights of subrogation.

Due to differing subordination provisions in various series of subordinated debt securities issued by us and our predecessors, in the event of a dissolution, winding up, liquidation, reorganization, insolvency, receivership or other proceeding, holders of subordinated debt securities may receive more or less, ratably, than holders of some other series of our outstanding subordinated debt securities.

Sale or Issuance of Capital Stock of Banks

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any subsidiary bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank.

Limitation on Mergers and Sales of Assets

Each indenture generally permits a consolidation or merger between us and another entity, subject to certain requirements. It also permits the sale, conveyance or transfer by us of all or substantially all of our assets, subject to certain requirements. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under that indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under that indenture.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our assets to our direct or indirect subsidiary or subsidiaries in which we own more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise our rights and powers under that indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under an indenture may waive compliance with some of the covenants or conditions of that indenture.

Modification of the Indentures

We and the trustee may modify the applicable indenture and the rights of the holders of the debt securities with the consent of the holders of at least 50% of the aggregate principal amount of all series of outstanding debt securities under that indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of an indenture without the consent of all holders of the debt securities outstanding under that indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration; Covenant Breaches

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any senior debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	our failure to pay interest on any senior debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	specified events involving our bankruptcy, insolvency, or liquidation; and

•	any other events of default specified for a series of senior debt securities pursuant to the Senior Indenture.

The Subordinated Indenture defines an event of default for subordinated debt securities only as our voluntary or involuntary bankruptcy under U.S. federal bankruptcy laws (and, in the case of our involuntary bankruptcy, continuing for a period of 60 days) and any other events of default specified for a series of subordinated debt securities pursuant to the Subordinated Indenture.

Any additional or different events of default for a series of senior or subordinated debt securities will be specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, if an event of default under an indenture occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities outstanding under the applicable indenture (or, in the case of an event of default with respect to a series of senior debt securities under the Senior Indenture, the holders of 25% in aggregate principal amount of the outstanding senior debt securities of all series affected) may declare the principal amount, or, if the debt securities are issued with original issue discount, such amount as described in the applicable supplement, of all debt securities (or the outstanding senior debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the debt securities then outstanding (or of all series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

With respect to a failure on our part to observe or perform any of the covenants or agreements contained in the debt securities or in the applicable indenture (other than (i) with respect to senior debt securities, those for which acceleration rights are available as discussed above and (ii) with respect to subordinated debt securities, default in payment of principal or interest), which failure continues for a period of 90 days after the date on which written notice of such failure is given (a “covenant breach”), the trustee and the holders of the debt securities may pursue certain remedies as described below or as set forth in the applicable indenture.

Unless otherwise specified in the applicable supplement, an event of default will not occur under our senior debt securities, and neither the trustee nor the holders of any senior debt securities will have the right to accelerate the payment of principal of such senior debt securities, as a result of a covenant breach. In addition, an event of default will not occur, and neither the trustee nor the holders of such senior debt securities will have the right to accelerate the payment of principal of such senior debt securities, as a result of our failure to pay principal of or premium on such senior debt securities when due and payable until such default has continued for a period of 30 days.

Unless otherwise specified in the applicable supplement, payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal or any premium, interest, or other amounts or a breach in the performance of any of our other covenants.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the indentures.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities or (ii) we are over 30 calendar days late on an interest payment on the debt securities, the applicable trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. In the event of our nonpayment of principal, interest or any premium (which nonpayment for senior debt securities constitutes an event of default) or a covenant breach, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the debt securities then outstanding under an indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

Limitation on Suits

Each indenture provides that no individual holder of debt securities of any series may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the applicable indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the applicable indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any senior debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt securities will have, subject to applicable subordination provisions, the absolute right to receive payment of principal of and any premium and any interest on the subordinated debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	A fiduciary;

•	A partnership;

•	A limited liability company;

•	Another fiscally transparent entity; or

•	Not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the applicable indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance

If there is a change in the U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, each of the following must occur:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves. Under current U.S. federal income tax law, the deposit, and our legal release from your debt security, would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We must deliver to the trustee under the indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, we must do both of the following:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the beneficial owners to be taxed on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The indenture under which a series of debt securities has been issued will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our demand, accompanied by an officer’s certificate of ours and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the applicable indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depository in accordance with the procedures of that depository then in place.

Concerning the Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the Senior Indenture and the Subordinated Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of us and our affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the applicable indenture until a successor is appointed.

Governing Law

The indentures are and the debt securities will be governed by New York law.

DESCRIPTION OF WARRANTS

General

The warrants are options that are securities within the meaning of Section 2(a)(17) of the Securities Act of 1933, as amended (the “Securities Act”).

We may issue warrants, including securities warrants, index warrants and currency warrants. We may offer warrants separately or as part of a unit, as described below under the heading “Description of Units.” If we issue warrants as part of a unit, the applicable supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable supplement.

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Any warrants that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and other applicable law.

This section describes some of the general terms and provisions of warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable supplement. The following description and any description of the warrants in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any warrant agreements.

Description of Securities Warrants

We may issue warrants for the purchase of our debt securities, common stock or preferred stock. We refer to this type of warrant as a “securities warrant.” If securities warrants are offered, the applicable supplement will describe the terms of the securities warrants and the warrant agreement relating to the securities warrants, including the following:

•	the offering price;

•	the title and aggregate number of the securities warrants;

•	the nature and amount of the securities that the securities warrants represent the right to buy or sell;

•	if applicable, the designation, aggregate stated principal amount, and terms of the securities purchasable upon exercise of the securities warrants;

•	the currency, currency unit, or composite currency in which the price for the securities warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the securities warrants are issued, and the number of securities warrants issued with each security;

•	if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

•	the price at which the securities may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	the method of exercising the securities warrants, the method of paying the exercise price, and the method of settling the warrant;

•

the dates the right to exercise the securities warrants will commence and expire and, if the securities warrants are not continuously exercisable, any dates on which the securities warrants are not exercisable;

•	any circumstances that will cause the securities warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the securities warrants or related securities will be listed on any securities exchange;

•	whether the securities warrants will be issued in global or definitive form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the securities warrants; and

•	any other terms of the securities warrants which are permitted under the warrant agreement.

Description of Index Warrants

We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing, provided that any warrants that are based, in whole or in part, on one or more currency indices will be listed on a national securities exchange. We refer to this type of warrant as an “index warrant.”

Description of Currency Warrants

We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units, provided that these warrants will be listed on a national securities exchange. We refer to this type of warrant as a “currency warrant.”

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; No Trust Indenture Act Protection

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent under any warrant agreement will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

DESCRIPTION OF PURCHASE CONTRACTS

General

We may issue purchase contracts in any amounts and in as many distinct series as we determine. We may offer purchase contracts separately or as part of a unit, as described below under the heading “Description of Units.” When we refer to a series of purchase contracts, we mean all purchase contracts issued as part of the same series under the applicable purchase contract.

Any purchase contracts that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and other applicable law.

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable supplement. The following description and any description of the purchase contracts in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any purchase contracts.

Purchase Contract Property

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of securities, including our common or preferred stock or our other securities described in this prospectus, a basket of securities or any combination of the foregoing. We refer to each type of property described above as a “purchase contract property.”

Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•

the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any rights to receive payments on that property.

Information in Supplement

If we offer purchase contracts, the applicable supplement will describe the terms of the purchase contracts, including the following:

•	the purchase date or dates;

•	if other than U.S. dollars, the currency or currency unit in which payment will be made;

•	the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

•

whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties, and the nature and amount of each of those properties, or the method of determining those amounts;

•	the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable under each purchase contract;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•

the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance, or level of, the purchase contract properties;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contract;

•	if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

•	if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

•

whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

•

whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	the identities of any depositories and any paying, transfer, calculation, or other agents for the purchase contracts;

•	whether the purchase contract will be issued in global or definitive form;

•	any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

•	any other terms of the purchase contracts and any terms required by or advisable under applicable laws and regulations.

Prepaid Purchase Contracts; Applicability of Indenture

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these contracts as “prepaid purchase contracts.”

In certain circumstances, our obligation to settle a prepaid purchase contract on the relevant settlement date may constitute our senior debt securities or our subordinated debt securities. Accordingly, prepaid purchase contracts may be issued under the indentures, which are described above under the heading “Description of Debt Securities.”

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require holders to satisfy their obligations under the purchase contracts until settlement. We refer to these contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under the heading “Description of Units” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable supplement.

Non-prepaid purchase contracts will not be our senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we specify otherwise in the applicable supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act of 1939. Therefore, holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act of 1939.

Pledge by Holders to Secure Performance

If we so specify in the applicable supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent that we will identify in the applicable supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” Unless we specify otherwise in the applicable supplement, the pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, and/or any other property specified in the applicable supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds, and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments and proceeds from the pledged items to us, unless the payments and proceeds have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments and proceeds from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts that Are Part of Units

Unless we specify otherwise in the applicable supplement, where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document. If the holder settles its obligations in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement also may be obligated to pay interest or other amounts.

DESCRIPTION OF UNITS

General

We may issue units from time to time in such amounts and in as many distinct series as we determine.

We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

Any units that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and other applicable law.

This section describes some of the general terms and provisions applicable to all the units. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable supplement. The following description and any description of the units in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any unit agreements.

We may issue units consisting of one or more securities described in this prospectus or, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the applicable supplement will describe the terms of the units, including the following:

•	the designation and aggregate number of, and the price at which we will issue, the units;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Unit Agreements: Prepaid, Non-Prepaid, and Other

If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable supplement, if applicable.

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver, and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

Any unit agreement for a unit that includes a non-prepaid purchase contract also will include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under the heading “Description of Purchase Contracts.”

A unit agreement also may serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; No Trust Indenture Act Protection

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the indenture, warrant agreement, unit agreement, or purchase contract under which that security is issued. We describe these terms in other sections of this prospectus relating to debt securities, warrants, and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. We will describe any limitations of this kind in the applicable supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

DESCRIPTION OF PREFERRED STOCK

General

We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. As of the date of this prospectus, under our Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. As of July 30, 2021, we had approximately 3.9 million issued and outstanding shares of preferred stock and the aggregate liquidation preference of all of our outstanding preferred stock was approximately $23.7 billion.

Any preferred stock sold using this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless we specify otherwise in the applicable supplement. The applicable supplement for a series of preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions, including any restriction on the repurchase or redemption of the preferred stock while there is an arrearage in the payment of dividends;

•	whether the preferred stock will be issued in other than book-entry only form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Shares of our preferred stock will be uncertificated unless our board of directors by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to us.

This section summarizes the general terms and provisions of our preferred stock. You also should refer to our Restated Certificate of Incorporation and the respective certificates of designations for each series of our preferred stock. We have filed our Restated Certificate of Incorporation as an exhibit to the registration statement of which this prospectus forms a part, and we will file with the SEC the certificate of designations with respect to the particular series of preferred stock being offered promptly after the offering of that series of preferred stock.

Dividends

The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Unless we specify otherwise in the applicable supplement, whenever dividends on any non-voting preferred stock are in arrears for three or more semi-annual dividend periods or six quarterly dividend periods, as applicable (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until full dividends on such non-voting preferred stock have been paid regularly for at least two semi-annual or four quarterly dividend periods.

Voting

The holders of our preferred stock will have no voting rights except:

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Under regulations adopted by the Federal Reserve, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of such lower amount of the series as may be deemed, when coupled with other factors, to constitute a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with The Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of that series.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full. In addition, holders of our preferred stock, or depositary shares representing interests in our preferred stock, may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Preemptive Rights

Unless we specify otherwise in the applicable supplement, holders of our preferred stock will not have any preemptive rights.

Existing Preferred Stock

As of the date of this prospectus, under our Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. As of July 30, 2021, we had approximately 3.9 million issued and outstanding shares of preferred stock and the aggregate liquidation preference of all of our outstanding preferred stock was approximately $23.7 billion. Of our authorized and outstanding preferred stock, as of July 30, 2021:

•

35,045 shares were designated as 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation preference of $100 per share, 7,110 shares of which were issued and outstanding;

•

85,100 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), having a liquidation preference of $25,000 per share, 12,691 shares of which were issued and outstanding;

•

7,001 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”), having a liquidation preference of $100,000 per share, 1,410 shares of which were issued and outstanding;

•

8,501 shares were designated as Adjustable Rate Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), having a liquidation preference of $100,000 per share, 4,926 shares of which were issued and outstanding;

•

6,900,000 shares were designated as 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L (the “Series L Preferred Stock”), having a liquidation preference of $1,000 per share, 3,080,182 shares of which were issued and outstanding;

•

40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U (the “Series U Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;

•

80,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), having a liquidation preference of $25,000 per share, 80,000 shares of which were issued and outstanding;

•

56,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”), having a liquidation preference of $25,000 per share, 56,000 shares of which were issued and outstanding;

•

76,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA (the “Series AA Preferred Stock”), having a liquidation preference of $25,000 per share, 76,000 shares of which were issued and outstanding;

•

40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD (the “Series DD Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;

•

94,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF (the “Series FF Preferred Stock”), having a liquidation preference of $25,000 per share, 94,000 shares of which were issued and outstanding;

•

55,200 shares were designated as 6.000% Non-Cumulative Preferred Stock, Series GG (the “Series GG Preferred Stock”), having a liquidation preference of $25,000 per share, 54,000 shares of which were issued and outstanding;

•

34,160 shares were designated as 5.875% Non-Cumulative Preferred Stock, Series HH (the “Series HH Preferred Stock”), having a liquidation preference of $25,000 per share, 34,160 shares of which were issued and outstanding;

•

40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ (the “Series JJ Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;

•

60,950 shares were designated as 5.375% Non-Cumulative Preferred Stock, Series KK (the “Series KK Preferred Stock”), having a liquidation preference of $25,000 per share, 55,900 shares of which were issued and outstanding;

•

52,400 shares were designated as 5.000% Non-Cumulative Preferred Stock, Series LL (the “Series LL Preferred Stock”), having a liquidation preference of $25,000 per share, 52,400 shares of which were issued and outstanding;

•

44,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series MM (the “Series MM Preferred Stock”), having a liquidation preference of $25,000 per share, 44,000 shares of which were issued and outstanding;

•

44,000 shares were designated as 4.375% Non-Cumulative Preferred Stock, Series NN (the “Series NN Preferred Stock”), having a liquidation preference of $25,000 per share, 44,000 shares of which were issued and outstanding;

•

36,600 shares were designated as 4.125% Non-Cumulative Preferred Stock, Series PP (the “Series PP Preferred Stock”), having a liquidation preference of $25,000 per share, 36,600 shares of which were issued and outstanding;

•

21,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 1 (the “Series 1 Preferred Stock”), having a liquidation preference of $30,000 per share, 3,275 shares of which were issued and outstanding;

•

37,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 2 (the “Series 2 Preferred Stock”), having a liquidation preference of $30,000 per share, 9,967 shares of which were issued and outstanding;

•

20,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 4 (the “Series 4 Preferred Stock”), having a liquidation preference of $30,000 per share, 7,010 shares of which were issued and outstanding; and

•

50,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 5 (the “Series 5 Preferred Stock”), having a liquidation preference of $30,000 per share, 14,056 shares of which were issued and outstanding.

In addition, as of the date of this prospectus, the following series of preferred stock were designated, but no shares of any of these series were outstanding:

•	3 million shares of ESOP Convertible Preferred Stock, Series C;

•	20 million shares of $2.50 Cumulative Convertible Preferred Stock, Series BB;

•	50,000 shares of 6% Non-Cumulative Perpetual Preferred Stock, Series T;

•	44,000 shares of 6.500% Non-Cumulative Preferred Stock, Series Y;

•	44,000 shares of 6.200% Non-Cumulative Preferred Stock, Series CC; and

•	36,000 shares of 6.000% Non-Cumulative Preferred Stock, Series EE.

The following summarizes the general terms and provisions of our Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock and Series 5 Preferred Stock. You also should refer to our Restated Certificate of Incorporation and the respective certificate of designations for each series, which are on file with the SEC.

Series B Preferred Stock

Preferential Rights.  The Series B Preferred Stock ranks senior to the common stock and ranks equally with the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on liquidation. Shares of the Series B Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. We may issue stock with preferences senior or equal to the Series B Preferred Stock without the consent of holders of Series B Preferred Stock.

Dividends.  Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights.  Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of common stock.

Distributions.  In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking senior to Series B Preferred Stock, but before any distribution on shares of common stock, liquidating distributions in the amount of the liquidation preference of $100 per share plus accumulated dividends.

Redemption.  Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of preferred stock ranking senior to the Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of preferred stock ranking senior to Series B Preferred Stock.

Series E Preferred Stock

Preferential Rights.  The Series E Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series E Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series E Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series E Preferred Stock without the consent of the holders of the Series E Preferred Stock.

Dividends.  Holders of the Series E Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $25,000 per share at an annual rate per share equal to the greater of (a) three-month LIBOR plus a spread of 0.35%, and (b) 4.00%. Dividends on the Series E Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series E Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series E Preferred Stock unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series E Preferred Stock for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series E Preferred Stock and on any capital stock ranking equally with the Series E Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series E Preferred Stock and the holders of any capital stock ranking equally with the Series E Preferred Stock.

Voting Rights.  Holders of Series E Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series E Preferred Stock. If any quarterly dividend payable on the Series E Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series E Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series E Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of

Series E Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series E Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series E Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series E Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series E Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series E Preferred Stock in whole or in part, at our option, on any dividend payment date for the Series E Preferred Stock, at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends.

Series F Preferred Stock

Preferential Rights.  The Series F Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series F Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series F Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series F Preferred Stock without the consent of the holders of the Series F Preferred Stock.

Dividends.  Holders of the Series F Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series F Preferred Stock. Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $100,000 per share at a rate per year equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series F Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series F preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series F Preferred Stock and on any capital stock ranking equally with the Series F Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series F Preferred Stock and the holders of any capital stock ranking equally with the Series F Preferred Stock.

Voting Rights.  Holders of Series F Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions.  In the event of our voluntary of involuntary liquidation, dissolution, or winding up, holders of Series F Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series F Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series F Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series F Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series F Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series G Preferred Stock

Preferential Rights.  The Series G Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series G Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series G Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series G Preferred Stock without the consent of the holders of the Series G Preferred Stock.

Dividends.  Holders of the Series G Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee thereof out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series G Preferred Stock, payable quarterly in arrears. Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $100,000 per share at a rate per year equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series G Preferred Stock are non-cumulative. As long as shares of Series G Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series G Preferred Stock and on any capital stock ranking equally with the Series G Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series G Preferred Stock and the holders of any capital stock ranking equally with the Series G Preferred Stock.

Voting Rights.  Holders of Series G Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series G Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of capital stock ranking junior to the Series G Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series G Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series G Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series G Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series L Preferred Stock

Preferential Rights.  The Series L Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Holders of the Series L Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series L Preferred Stock without the consent of the holders of the Series L Preferred Stock.

Dividends.  Holders of the Series L Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 7.25% on the liquidation preference of $1,000 per share. Dividends on the Series L Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series L Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series L Preferred Stock unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series L Preferred Stock for any period unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series L Preferred Stock and on any capital stock ranking equally with the Series L Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series L Preferred Stock and the holders of any capital stock ranking equally with the Series L Preferred Stock.

Conversion Right.  Each share of the Series L Preferred Stock may be converted at any time, at the option of the holder, into 20 shares of our common stock (which reflects an initial conversion price of $50.00 per share of common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments.

Conversion at Our Option.  We may, at our option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of our common stock at the then-applicable conversion rate if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds 130% of the then-applicable conversion price of the Series L Preferred Stock.

Conversion Upon Certain Acquisitions.  If a make-whole acquisition occurs, holders of Series L Preferred Stock may cause this Series L Preferred Stock held by such holder to be converted into shares of our common stock, and we will, under certain circumstances, increase the conversion rate in respect of such conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of common stock. The amount of the make-whole adjustment, if any, will be based upon the price per share of our common stock and the effective date of the make-whole acquisition. Subject to certain exceptions, a “make-whole acquisition” occurs in the event of (1) the acquisition by a person or group of more than 50% of the voting power of our common stock, or (2) our consolidation or merger where we are not the surviving entity.

Conversion Upon Fundamental Change.  In lieu of receiving the make-whole shares described above, if the reference price (as defined below) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may elect to convert each share of the Series L Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the “reference price,” which is the price per share of our common stock paid in the event of a fundamental change, and (2) $19.95, which is 50% of the closing price of our common stock on January 24, 2008, the date of the initial offering of the Series L Preferred Stock, subject to adjustment (the “base price”). If the reference price is less than the base price, holders of the Series L Preferred Stock will receive a maximum of 50.1253 shares of our common stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock.

Anti-Dilution Adjustments.  The conversion rate may be adjusted in the event of, among other things, (1) stock dividend distributions, (2) subdivisions, splits, and combinations of our common stock, (3) issuance of stock purchase rights, (4) debt or asset distributions, (5) increases in cash dividends, and (6) tender or exchange offers for our common stock.

Voting Rights.  Holders of Series L Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series L Preferred Stock. If any quarterly dividend payable on the Series L Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series L Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series L Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series L Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series L Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Liquidation Rights.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series L Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series L Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series L Preferred Stock will not be subject to a sinking fund.

Redemption.  We do not have any rights to redeem the Series L Preferred Stock.

Series U Preferred Stock

Preferential Rights.  The Series U Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series U Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series U Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series U Preferred Stock without the consent of the holders of the Series U Preferred Stock.

Dividends.  Holders of the Series U Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, June 1, 2023, at a rate of 5.20% per annum on the liquidation preference of $25,000 per share, payable semi-annually in arrears, and, for each quarterly dividend period from June 1, 2023 through the redemption date of the Series U Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.135% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series U Preferred Stock are non-cumulative. As long as shares of Series U Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series U Preferred Stock unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series U Preferred Stock for any period unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series U Preferred Stock and on any capital stock ranking equally with the Series U Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series U Preferred Stock and the holders of any capital stock ranking equally with the Series U Preferred Stock.

Voting Rights.  Holders of Series U Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series U Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series U Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series U Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series U Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series U Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series U Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series U Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series U Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series U Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series U Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series U Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series U Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series U Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series U Preferred Stock, in whole or in part, at our option, at any time on or after June 1, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series U Preferred Stock, we may redeem the Series U Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series X Preferred Stock

Preferential Rights.  The Series X Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series X Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series X Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series X Preferred Stock without the consent of the holders of the Series X Preferred Stock.

Dividends.  Holders of the Series X Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, September 5, 2024, at a rate of 6.250% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from September 5, 2024 through the redemption date of the Series X Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.705% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series X Preferred Stock are non-cumulative. As long as shares of Series X Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series X Preferred Stock unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series X Preferred Stock for any period unless full dividends on all outstanding shares of Series X Preferred

Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series X Preferred Stock and on any capital stock ranking equally with the Series X Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series X Preferred Stock and the holders of any capital stock ranking equally with the Series X Preferred Stock.

Voting Rights.  Holders of Series X Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series X Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series X Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series X Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series X Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series X Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series X Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series X Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series X Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series X Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series X Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series X Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series X Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series X Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series X Preferred Stock, in whole or in part, at our option, at any time on or after September 5, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series X Preferred Stock, we may redeem the Series X Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series Z Preferred Stock

Preferential Rights.  The Series Z Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred

Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series Z Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series Z Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series Z Preferred Stock without the consent of the holders of the Series Z Preferred Stock.

Dividends.  Holders of the Series Z Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, October 23, 2024, at a rate of 6.500% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from October 23, 2024 through the redemption date of the Series Z Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 4.174% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series Z Preferred Stock are non-cumulative. As long as shares of Series Z Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series Z Preferred Stock unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series Z Preferred Stock for any period unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series Z Preferred Stock and on any capital stock ranking equally with the Series Z Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series Z Preferred Stock and the holders of any capital stock ranking equally with the Series Z Preferred Stock.

Voting Rights.  Holders of Series Z Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series Z Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series Z Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series Z Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Z Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series Z Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series Z Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series Z Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series Z Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series Z Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series Z Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series Z Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series Z Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series Z Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series Z Preferred Stock, in whole or in part, at our option, at any time on or after October 23, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series Z Preferred Stock, we may redeem the Series Z Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series AA Preferred Stock

Preferential Rights.  The Series AA Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series AA Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series AA Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series AA Preferred Stock without the consent of the holders of the Series AA Preferred Stock.

Dividends.  Holders of the Series AA Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, March 17, 2025, at a rate of 6.100% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 17, 2025 through the redemption date of the Series AA Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.898% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series AA Preferred Stock are non- cumulative. As long as shares of Series AA Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series AA Preferred Stock unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series AA Preferred Stock for any period unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series AA Preferred Stock and on any capital stock ranking equally with the Series AA Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series AA Preferred Stock and the holders of any capital stock ranking equally with the Series AA Preferred Stock.

Voting Rights.  Holders of Series AA Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series AA Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series AA Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series AA Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series AA Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series AA Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series AA Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series AA Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series AA Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series AA Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series AA Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series AA Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series AA Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series AA Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series AA Preferred Stock, in whole or in part, at our option, at any time on or after March 17, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series AA Preferred Stock, we may redeem the Series AA Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series DD Preferred Stock

Preferential Rights.  The Series DD Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series DD Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series DD Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series DD Preferred Stock without the consent of the holders of the Series DD Preferred Stock.

Dividends.  Holders of the Series DD Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, March 10, 2026, at a rate of 6.300% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 10, 2026 through the redemption date of the Series DD Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 4.553% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series DD Preferred Stock are non- cumulative. As long as shares of Series DD Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series DD Preferred Stock unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series DD Preferred Stock for any period unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series DD Preferred Stock and on any capital stock ranking equally with the Series DD Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series DD Preferred Stock and the holders of any capital stock ranking equally with the Series DD Preferred Stock.

Voting Rights.  Holders of Series DD Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series DD Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series DD Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series DD Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series DD Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series DD Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series DD Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series DD Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series DD Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series DD Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series DD Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series DD Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series DD Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series DD Preferred Stock, in whole or in part, at our option, at any time on or after March 10, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series DD Preferred Stock, we may redeem the Series DD Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series FF Preferred Stock

Preferential Rights.  The Series FF Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series FF Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series FF Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series FF Preferred Stock without the consent of the holders of the Series FF Preferred Stock.

Dividends.  Holders of the Series FF Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, March 15, 2028, at a rate of 5.875% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 15, 2028 through the redemption date of the Series FF Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 2.931% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series FF Preferred Stock are non- cumulative. As long as shares of Series FF Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series FF Preferred Stock unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series FF Preferred Stock for any period unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series FF Preferred Stock and on any capital stock ranking equally with the Series FF Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series FF Preferred Stock and the holders of any capital stock ranking equally with the Series FF Preferred Stock.

Voting Rights.  Holders of Series FF Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series FF Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series FF Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series FF Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series FF Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series FF Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series FF Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series FF Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series FF Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series FF Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series FF Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series FF Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series FF Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series FF Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series FF Preferred Stock, in whole or in part, at our option, at any time on or after March 15, 2028, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series FF Preferred Stock, we may redeem the Series FF Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series GG Preferred Stock

Preferential Rights.  The Series GG Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series GG Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series GG Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series GG Preferred Stock without the consent of the holders of the Series GG Preferred Stock.

Dividends.  Holders of the Series GG Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 6.000% on the liquidation preference of $25,000 per share. Dividends on the Series GG Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series GG Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series GG Preferred Stock unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series GG Preferred Stock for any period unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series GG Preferred Stock and on any capital stock ranking equally with the Series GG Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series GG Preferred Stock and the holders of any capital stock ranking equally with the Series GG Preferred Stock.

Voting Rights.  Holders of Series GG Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series GG Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series GG Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series GG Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series GG Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series GG Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series GG Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series GG Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series GG Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series GG Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series GG Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series GG Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series GG Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series GG Preferred Stock, in whole or in part, at our option, at any time on or after May 16, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series GG Preferred Stock, we may redeem the Series GG Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series HH Preferred Stock

Preferential Rights.  The Series HH Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series HH Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series HH Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series HH Preferred Stock without the consent of the holders of the Series HH Preferred Stock.

Dividends.  Holders of the Series HH Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 5.875% on the liquidation preference of $25,000 per share. Dividends on the Series HH Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series HH Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series HH Preferred Stock unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series HH Preferred Stock for any period unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series HH Preferred Stock and on any capital stock ranking equally with the Series HH Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series HH Preferred Stock and the holders of any capital stock ranking equally with the Series HH Preferred Stock.

Voting Rights.  Holders of Series HH Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series HH Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series HH Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series HH Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series HH Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series HH Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series HH Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3 % of the voting power of the Series HH Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series HH Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series HH Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 % of the voting power of the Series HH Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series HH Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series HH Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series HH Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series HH Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series HH Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series HH Preferred Stock, in whole or in part, at our option, at any time on or after July 24, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series HH Preferred Stock, we may redeem the Series HH Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series JJ Preferred Stock

Preferential Rights.  The Series JJ Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series JJ Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series JJ Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series JJ Preferred Stock without the consent of the holders of the Series JJ Preferred Stock.

Dividends.  Holders of the Series JJ Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, (i) for each semi-annual dividend period from the issue date to, but excluding, June 20, 2024, at a rate of 5.125% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, (ii) for each quarterly dividend period from June 20, 2024 through the redemption date of the Series JJ Preferred Stock, at a floating rate equal to three-month U.S. dollar LIBOR plus a spread of 3.292% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. If a “benchmark transition event” and its related “benchmark replacement date,” each as defined in the certificate of designations for the Series JJ Preferred Stock, occur with respect to three-month U.S. dollar LIBOR, then dividends on the Series JJ Preferred Stock for each quarterly dividend period from June 20, 2024 through the redemption date will be determined not by reference to three-month U.S. dollar LIBOR but instead by reference to a “benchmark replacement,” as defined in the certificate of designations for the Series JJ Preferred Stock. Dividends on the Series JJ Preferred Stock are non-cumulative. As long as shares of Series JJ Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series JJ Preferred Stock unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series JJ Preferred Stock for any period unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series JJ Preferred Stock and on any capital stock ranking equally with the Series JJ Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series JJ Preferred Stock and the holders of any capital stock ranking equally with the Series JJ Preferred Stock.

Voting Rights.  Holders of Series JJ Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series JJ Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series JJ Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series JJ Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series JJ Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series JJ Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series JJ Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3 % of the voting power of the Series JJ Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series JJ Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series JJ Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 % of the voting power of the Series JJ Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series JJ Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series JJ Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series JJ Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series JJ Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series JJ Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series JJ Preferred Stock, in whole or in part, at our option, at any time on or after June 20, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series JJ Preferred Stock, we may redeem the Series JJ Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series KK Preferred Stock

Preferential Rights.  The Series KK Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series KK Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series KK Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series KK Preferred Stock without the consent of the holders of the Series KK Preferred Stock.

Dividends.  Holders of the Series KK Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 5.375% on the liquidation preference of $25,000 per share. Dividends on the Series KK Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series KK Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series KK Preferred Stock unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series KK Preferred Stock for any period unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series KK Preferred Stock and on any capital stock ranking equally with the Series KK Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series KK Preferred Stock and the holders of any capital stock ranking equally with the Series KK Preferred Stock.

Voting Rights.  Holders of Series KK Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series KK Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series KK Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series KK Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series KK Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series KK Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series KK Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3 % of the voting power of the Series KK Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series KK Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series KK Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 % of the voting power of the Series KK Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series KK Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series KK Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series KK Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series KK Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series KK Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series KK Preferred Stock, in whole or in part, at our option, at any time on or after June 25, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series KK Preferred Stock, we may redeem the Series KK Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series LL Preferred Stock

Preferential Rights.  The Series LL Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series LL Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series LL Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series LL Preferred Stock without the consent of the holders of the Series LL Preferred Stock.

Dividends.  Holders of the Series LL Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 5.000% on the liquidation preference of $25,000 per share. Dividends on the Series LL Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series LL Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series LL Preferred Stock unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series LL Preferred Stock for any period unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series LL Preferred Stock and on any capital stock ranking equally with the Series LL Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series LL Preferred Stock and the holders of any capital stock ranking equally with the Series LL Preferred Stock.

Voting Rights.  Holders of Series LL Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series LL Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series LL Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series LL Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series LL Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series LL Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series LL Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3 % of the voting power of the Series LL Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series LL Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series LL Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 % of the voting power of the Series LL Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series LL Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series LL Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series LL Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series LL Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series LL Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series LL Preferred Stock, in whole or in part, at our option, at any time on or after September 17, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series LL Preferred Stock, we may redeem the Series LL Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series MM Preferred Stock

Preferential Rights.  The Series MM Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock,

Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series MM Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series MM Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series MM Preferred Stock without the consent of the holders of the Series MM Preferred Stock.

Dividends.  Holders of the Series MM Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, (i) for each semi-annual dividend period from the issue date to, but excluding, January 28, 2025, at a rate of 4.300% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, (ii) for each quarterly dividend period from January 28, 2025 through the redemption date of the Series MM Preferred Stock, at a floating rate equal to three-month U.S. dollar LIBOR plus a spread of 2.664% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. If a “benchmark transition event” and its related “benchmark replacement date,” each as defined in the certificate of designations for the Series MM Preferred Stock, occur with respect to three-month U.S. dollar LIBOR, then dividends on the Series MM Preferred Stock for each quarterly dividend period from January 28, 2025 through the redemption date will be determined not by reference to three-month U.S. dollar LIBOR but instead by reference to a “benchmark replacement,” as defined in the certificate of designations for the Series MM Preferred Stock. Dividends on the Series MM Preferred Stock are non-cumulative. As long as shares of Series MM Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series MM Preferred Stock unless full dividends on all outstanding shares of Series MM Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series MM Preferred Stock for any period unless full dividends on all outstanding shares of Series MM Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series MM Preferred Stock and on any capital stock ranking equally with the Series MM Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series MM Preferred Stock and the holders of any capital stock ranking equally with the Series MM Preferred Stock.

Voting Rights.  Holders of Series MM Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series MM Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series MM Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series MM Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series MM Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series MM Preferred Stock for at least two semiannual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series MM Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3 % of the voting power of the Series MM Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series MM Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series MM Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 % of the voting power of the Series MM Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series MM Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series MM Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series MM Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series MM Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series MM Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series MM Preferred Stock, in whole or in part, at our option, at any time on or after January 28, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series MM Preferred Stock, we may redeem the Series MM Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series NN Preferred Stock

Preferential Rights.  The Series NN Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series NN Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series NN Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series NN Preferred Stock without the consent of the holders of the Series NN Preferred Stock.

Dividends.  Holders of the Series NN Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 4.375% on the liquidation preference of $25,000 per share. Dividends on the Series NN Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series NN Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series NN Preferred Stock unless full dividends on all outstanding shares of Series NN Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series NN Preferred Stock for any period unless full dividends on all outstanding shares of Series NN Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series NN Preferred Stock and on any capital stock ranking equally with the Series NN Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series NN Preferred Stock and the holders of any capital stock ranking equally with the Series NN Preferred Stock.

Voting Rights.  Holders of Series NN Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series NN Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series NN Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series NN Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series NN Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series NN Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series NN Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3 % of the voting power of the Series NN Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series NN Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series NN Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 % of the voting power of the Series NN Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series NN Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series NN Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series NN Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series NN Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series NN Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series NN Preferred Stock, in whole or in part, at our option, at any time on or after November 3, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series NN Preferred Stock, we may redeem the Series NN Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series PP Preferred Stock

Preferential Rights.  The Series PP Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and

Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series PP Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series PP Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series PP Preferred Stock without the consent of the holders of the Series PP Preferred Stock.

Dividends.  Holders of the Series PP Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 4.125% on the liquidation preference of $25,000 per share. Dividends on the Series PP Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series PP Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series PP Preferred Stock unless full dividends on all outstanding shares of Series PP Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series PP Preferred Stock for any period unless full dividends on all outstanding shares of Series PP Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series PP Preferred Stock and on any capital stock ranking equally with the Series PP Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series PP Preferred Stock and the holders of any capital stock ranking equally with the Series PP Preferred Stock.

Voting Rights.  Holders of the Series PP Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series PP Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series PP Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series PP Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series PP Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series PP Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series PP Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3 % of the voting power of the Series PP Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series PP Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series PP Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 % of the voting power of the Series PP Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series PP Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series PP Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series PP Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series PP Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series PP Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series PP Preferred Stock, in whole or in part, at our option any time on or after February 2, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series PP Preferred Stock, we may redeem the Series PP Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series 1 Preferred Stock

Preferential Rights.  The Series 1 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 1 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 1 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 1 Preferred Stock without the consent of the holders of the Series 1 Preferred Stock.

Dividends.  Holders of the Series 1 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.75% and (b) 3.00%. Dividends on the Series 1 Preferred Stock are non-cumulative and are payable quarterly, if declared. As long as shares of Series 1 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 1 Preferred Stock unless full dividends on all outstanding shares of Series 1 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 1 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 1 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 1 Preferred Stock and any capital stock ranking equally with the Series 1 Preferred Stock, all dividends declared upon shares of the Series 1 Preferred Stock and all shares of capital stock ranking equally with the Series 1 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 1 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 1 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 1 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 1 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 1 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 1 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 1 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 1 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 1 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 1 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 1 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 1 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 1 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 1 Preferred Stock), shall be necessary to permit, effect or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 1 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 1 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 1 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 1 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of Bank of America capital stock ranking junior to the Series 1 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 1 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 1 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 2 Preferred Stock

Preferential Rights.  The Series 2 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 2 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 2 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 2 Preferred Stock without the consent of the holders of the Series 2 Preferred Stock.

Dividends.  Holders of the Series 2 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.65% and (b) 3.00%. Dividends on the Series 2 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 2 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 2 Preferred Stock unless full dividends on all outstanding shares of Series 2 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 2 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 2 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 2 Preferred Stock and any capital stock ranking equally with the Series 2 Preferred Stock, all dividends declared upon shares of the Series 2 Preferred Stock and all shares of capital stock ranking equally with the Series 2 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 2 Preferred Stock, and all such other stock of ours shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 2 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 2 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 2 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 2 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 2 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 2 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 2 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 2 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 2 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 2 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 2 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 2 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 2 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 2 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 2 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 2 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 2 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 2 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 2 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 4 Preferred Stock

Preferential Rights.  The Series 4 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G

Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on Bank of America’s liquidation, dissolution, or winding up. Shares of the Series 4 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 4 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 4 Preferred Stock without the consent of the holders of the Series 4 Preferred Stock.

Dividends.  Holders of the Series 4 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.75% and (b) 4.00%. Dividends on the Series 4 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 4 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 4 Preferred Stock unless full dividends on all outstanding shares of Series 4 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 4 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 4 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 4 Preferred Stock and any capital stock ranking equally with the Series 4 Preferred Stock, all dividends declared upon shares of the Series 4 Preferred Stock and all shares of capital stock ranking equally with the Series 4 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 4 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 4 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 4 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 4 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 4 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 4 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 4 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 4 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 4 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 4 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 4 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 4 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 4 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 4 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 4 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 4 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 4 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 4 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 4 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 4 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 4 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 5 Preferred Stock

Preferential Rights.  The Series 5 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, and Series 4 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 5 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 5 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 5 Preferred Stock without the consent of the holders of the Series 5 Preferred Stock.

Dividends.  Holders of the Series 5 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by the our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.50% and (b) 4.00%. Dividends on the Series 5 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 5 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 5 Preferred Stock unless full dividends on all outstanding shares of Series 5 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 5 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 5 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 5 Preferred Stock and any capital stock ranking equally with the Series 5 Preferred Stock, all dividends declared upon shares of the Series 5 Preferred Stock and all shares of capital stock ranking equally with the Series 5 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 5 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 5 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 5 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 5 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 5 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 5 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 5 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 5 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 5 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 5 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 5 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 5 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 5 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 5 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 5 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 5 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 5 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 5 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 5 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 5 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 5 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Additional Classes or Series of Stock

We will have the right to create and issue additional classes or series of stock ranking equally with or junior to our preferred stock as to dividends and distribution of assets upon any liquidation, dissolution, or winding up without the consent of the holders of such preferred stock, or the holders of the related depositary shares.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock, rather than whole shares of our preferred stock. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a U.S. bank or trust company that we will select (the “depository”).

This section describes some of the general terms and provisions applicable to all depositary shares. We will describe the specific terms of a series of depositary shares and the applicable deposit agreement in the applicable supplement. A form of deposit agreement, including a form of depositary receipt, was filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain copies of any deposit agreements and depositary receipts that we may file with the SEC in connection with depositary shares that we may offer.

Form of the Depositary Shares

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the fractional interest of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the applicable supplement relating to the depositary shares being offered. Unless we specify otherwise in the applicable supplement, we will issue depositary shares in book-entry only form. Depositary shares in book-entry only form will be represented by a global depositary receipt deposited with and held in the name of a clearing system or its nominee. Accordingly, the clearing system will be the registered holder of all the depositary shares represented by the global depositary receipt. Those who own beneficial interests in a global depositary receipt will do so through participants in that clearing system’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the clearing system and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.” A global depositary receipt shall be exchangeable for definitive depositary receipts only in certain circumstances.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the applicable deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the applicable supplement relating to the depositary shares being offered.

However, unless we specify otherwise in the applicable supplement, holders of whole shares of preferred stock will not be entitled to deposit those shares under the applicable deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. Unless we specify otherwise in the applicable supplement, the depository will provide notice of redemption at least 30 and not more than 60 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the applicable deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the applicable deposit agreement. All of our obligations as well as the depository’s obligations under the applicable deposit agreement are limited to performance of our respective duties set forth in the applicable deposit agreement without gross negligence, willful misconduct or bad faith, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time, in each case without your consent and without notifying you of such event. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a U.S. bank or trust company.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. We also have filed our Restated Certificate of Incorporation and our bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our Restated Certificate of Incorporation and our bylaws for additional information about our common stock.

General

As of the date of this prospectus, under our Restated Certificate of Incorporation, we are authorized to issue twelve billion eight hundred million (12,800,000,000) shares of common stock, par value $.01 per share, of which approximately 8.5 billion shares were outstanding on June 30, 2021. Our common stock trades on the New York Stock Exchange under the symbol “BAC.” As of June 30, 2021, approximately 566 million shares were reserved for issuance in connection with our various employee and director benefit plans, the conversion of outstanding securities convertible into shares of our common stock, and for other purposes. After taking into account the reserved shares, there were approximately 3.7 billion authorized shares of our common stock available for issuance as of June 30, 2021.

Shares of our common stock will be uncertificated unless our board of directors by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to us.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors in an uncontested election. However, (1) amendments to our Restated Certificate of Incorporation generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock, and (2) a merger, dissolution, or the sale of all or substantially all of our assets generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any convertible securities, all of the shares of our common stock into which those securities are converted will be, validly issued, fully paid, and nonassessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares of common stock.

Certain Anti-Takeover Matters

Certain provisions of Delaware law and of our Restated Certificate of Incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Certain provisions of our Restated Certificate of Incorporation and bylaws may make it less likely that our management would be changed or that someone would acquire voting control of our company without our board’s consent. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Preferred Stock

Our board of directors can, at any time, under our Restated Certificate of Incorporation and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to nominations for the election of directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given to our corporate secretary prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the bylaws and must otherwise comply with the bylaws.

Vacancies

Under our bylaws, a majority vote of our board of directors may increase or decrease the number of directors. Any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote at an election of directors. Any vacancy on our board of directors or newly created directorship will be filled by a majority vote of the remaining directors then in office, and those newly elected directors will serve for a term expiring at the next annual meeting of stockholders, and until such directors’ successor has been elected and qualified.

Amendment of Bylaws

Our bylaws may be adopted, amended or repealed by a majority of our board of directors, subject to certain limitations in our bylaws. Our stockholders also have the power to adopt, amend or repeal our bylaws.

REGISTRATION AND SETTLEMENT

Unless we specify otherwise in the applicable supplement, we will issue the securities in registered, and not bearer, form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security, warrant, purchase contract, unit and depositary share issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire series of securities. Shares of preferred stock and common stock will be uncertificated unless we specify otherwise.

We refer to those persons who have securities registered in their own names, on the books that we or the trustee, warrant agent, registrar or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners or beneficial owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry only, form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement (and other than uncertificated preferred stock and common stock), we will issue each security in global, or book-entry, form. This means that we will not issue certificated securities in definitive form to investors. Instead, we will issue global securities in registered form representing the entire series of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the securities. This means that we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Definitive Securities

In the future, we may cancel a global security or we may issue securities initially in non-global, or definitive, form. We do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the securities except in the limited circumstances described in the relevant securities or in the indenture, agreement or other instrument governing the relevant securities.

Street Name Owners

If we issue certificated securities in definitive form registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name.

Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depository for preferred stock represented by depositary shares, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry only form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry only form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, which we will select, or their nominees. A financial institution or clearing system that we select for this purpose is called the “depository” for that security. A security usually will have only one depository, but it may have more.

Each series of securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking S.A., Luxembourg, which is known as “Clearstream, Luxembourg”;

•	CDS Clearing and Depository Services Inc., Toronto, Ontario, Canada, which is known as “CDS”; and

•	any other clearing system or financial institution that we identify in the applicable supplement.

The depositories named above also may be participants in one another’s clearing systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your securities in the applicable supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information made publicly available by DTC:

Unless we specify otherwise in the applicable supplement, DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue. We may also issue one or more global securities that represent multiple series of debt securities.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York

Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Dividend payments or any payments of principal, any premium, interest, or other amounts on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver definitive securities.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, we will print and deliver definitive securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. We have no control over those clearing systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The information in this section concerning Euroclear and Clearstream, Luxembourg has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

CDS Clearing and Depository Services Inc.

Debt securities that are denominated in Canadian dollars (“Canadian notes”) may be issued as one or more registered notes in global form (i.e., global notes), initially registered in the name of CDS & CO., as nominee for CDS, and deposited with CDS. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in CDS. Investors may elect to hold interests in the global notes through any of CDS, Euroclear or Clearstream, Luxembourg if they are participants of those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream, Luxembourg will hold interests on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective Canadian subcustodians (“Canadian Subcustodians”), which in turn will hold those interests in customers’ securities accounts in the names of the Canadian Subcustodians on the books of CDS.

The global notes representing Canadian notes will be registered in the name of CDS & CO., as nominee of CDS, for the benefit of owners of beneficial interests in the global notes, including participants of Euroclear and Clearstream, Luxembourg. Principal and interest payments on the global notes registered in the name of CDS & CO., or any other nominee appointed by CDS, will be made on our behalf to CDS & CO., or any other nominee appointed by CDS, and CDS will distribute the payments received to the applicable clearing system.

For as long as the notes are maintained in book-entry only form at CDS, we and any paying agent will treat CDS & CO., or any other nominee appointed by CDS, as the sole holder of such notes for all purposes. Canadian notes which are represented by the global notes will be transferable only in accordance with the rules and procedures of CDS.

The registered holder of the applicable global notes will be the only person entitled to receive payments in respect of the Canadian notes represented by those global notes, and we will be discharged by payment to, or to the order of, the registered holder of those global notes for each amount so paid. Each of the persons shown in the records of CDS as the beneficial holder of a particular nominal amount of notes represented by the global notes must look solely to CDS for its share of each payment that we make to, or to the order of, the registered holder of the global notes. No person other than the registered holder of the global notes will have any claim against us in respect of any payments due on the global notes.

CDS is Canada’s national securities clearing and depositary services organization. CDS participants include banks (including the Canadian Subcustodians), investment dealers, and trust companies and may include certain of the underwriters for a particular offering of Canadian notes. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. Indirect access to CDS is available to other organizations that clear through, or maintain a custodial relationship with, a CDS participant. Transfers of ownership and other interests, including cash distributions, in notes clearing and settling through CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Calgary, and Vancouver. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.

The information in this prospectus concerning CDS and CDS’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. CDS may change or discontinue its procedures at any time.

Secondary market trading in Canadian notes between CDS participants will be in accordance with market conventions applicable to transactions in book-based Canadian domestic bonds. Secondary market trading in Canadian notes between Euroclear participants and Clearstream, Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg, and will be settled using the procedures applicable to conventional Eurobonds.

Links have been established among CDS, Euroclear, and Clearstream, Luxembourg to facilitate the initial issuance of Canadian notes and cross-market transfers of such notes associated with secondary market trading. CDS will be linked to Euroclear and Clearstream, Luxembourg through the CDS accounts of the respective Canadian Subcustodians of Euroclear and Clearstream, Luxembourg.

Cross-market transfers of Canadian notes between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in CDS in accordance with CDS rules; however, these cross-market transactions will require delivery of instructions to the relevant clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian Subcustodian to take action to effect final settlement on its behalf by delivering or receiving the relevant Canadian notes in CDS, and making or receiving payment in accordance with the normal procedures for settlement in CDS. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to CDS or to the Canadian Subcustodians.

Because of time-zone differences, credits of Canadian notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a CDS participant will be made during subsequent securities settlement processing and dated the business day following the CDS settlement date. Those credits or any transactions in Canadian notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg participants on the applicable business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of Canadian notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a CDS participant will be received with value on the CDS settlement date, but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in CDS.

Notices given to CDS, as registered holder of Canadian notes, will be passed on to the beneficial owners of such notes in accordance with the standard rules and procedures of CDS and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the limited circumstances described in the relevant securities or in the indenture, agreement or other instrument governing the relevant securities;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Holders”;

•

for debt securities, under existing industry practices, if we or the applicable trustee request any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture, DTC, Euroclear, Clearstream, Luxembourg or CDS, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in definitive form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit or other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit or other agents do not supervise the depository in any way;

•

the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depository’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This section constitutes the opinion of Davis Polk & Wardwell LLP and Sidley Austin LLP, United States tax counsel to Bank of America Corporation.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as: partnerships, or other entities classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of tax accounting for their securities, persons holding the debt securities, preferred stock, depositary shares, or common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not address special rules applicable to a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the debt securities, preferred stock, depositary shares and common stock to its financial statements under Section 451(b) of the Code. This summary also does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities, preferred stock, depositary shares, or common stock that we may issue.

This discussion applies only to investors who, except as otherwise specifically noted:

•	will purchase the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus upon original issuance; and

•	will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this prospectus, the term “Non-U.S. Holder” is a beneficial owner that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities, preferred stock, depositary shares, or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities, preferred stock, depositary shares, or common stock.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable supplement. Accordingly, you should also consult the applicable supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities, preferred stock, depositary shares or common stock offered thereunder.

Taxation of Debt Securities

This section describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “—Convertible, Renewable, Extendible, Indexed, and Other Debt Securities,” which will be described in the applicable supplement. This section is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance for cash at the issue price, as defined below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Stated Interest.  Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Original Issue Discount,” stated interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount.  Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The

“issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the debt security will be issued with original issue discount.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Payment of Stated Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Debt Securities Subject to Early Redemption.   A debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, a U.S. Holder will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating OID, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If such a deemed reissuance occurs when the remaining term of the debt security is one year or less, it is possible that the debt security would thereafter be treated as a short-term debt instrument. See “—Short-Term Debt Securities” below.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Non-U.S. Dollar Denominated Debt Securities” below.

Variable Rate Debt Securities.   In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points).

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less (as described above), all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security provides for stated interest at (x) multiple floating rates or (y) one or more floating rates in addition to a single fixed rate (other than a single fixed rate for an initial period of one year or less (as described above)), the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each qualified floating rate or qualified inverse floating rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Fixed-Rate Reset Notes.    Unless otherwise provided in the applicable supplement, it is expected that a fixed-rate reset note will qualify as a “variable rate debt instrument” that provides for stated interest at a single qualified floating rate in addition to a single fixed rate. Assuming that such treatment applies, a fixed-rate reset note will be subject to the rules described above in “—Variable Rate Debt Securities.”

Acquisition Premium.   If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium.   If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount.   If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount.   A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.”   We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid a separate amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is generally treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holders’ adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities.   Some of our debt securities may be issued with maturities of one year or less from the date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they are required to include any stated interest in income as the interest is received, except to the extent already included under such election. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale, exchange or retirement. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss. In addition, a cash basis U.S. Holder that does not elect to include accrued discount in income currently will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash- basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, it may elect to include accrued “acquisition discount” with respect to a short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities.   Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Debt Securities Subject to Contingencies.   Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, subject to the discussion above under “—Debt

Securities Subject to Early Redemption,” certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to the debt security. A U.S. Holder that does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID on a debt security must timely disclose and justify the use of other estimates to the IRS. No payments on a contingent payment debt instrument are treated as qualified stated interest.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a debt security (regardless of its tax accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. In addition to the accrued OID, a U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the debt security in prior taxable years. A net negative adjustment is not treated as a deductible miscellaneous itemized deduction under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the debt security and the character of any gain or loss on the sale of the debt security will also be affected. U.S. Holders should consult their tax advisors concerning the application of these special rules, including as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable supplement. The comparable yield is likely to change between the date of any preliminary supplement and the date of the related final supplement. Therefore, the projected payment schedule included in any preliminary supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary supplement will be revised, and the revised table will be set forth in the final supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar Denominated Debt Securities.   Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as Non-U.S. Dollar Denominated Debt Securities. In the case of payments of stated interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. The U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and the election may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of tax accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable supplement.

Additional Medicare Tax on Unearned Income.   Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisors regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest.   Under current U.S. federal income tax law and subject to the discussions below concerning backup withholding and FATCA, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to the applicable withholding agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Debt Securities.   A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States.   If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of Common Stock, Preferred Stock, and Depositary Shares

This section describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the common stock, preferred stock and depositary shares offered in this prospectus.

Taxation of Holders of Depositary Shares

For U.S. federal income tax purposes, holders of depositary shares generally will be treated as if they were the holders of the preferred stock represented by such depositary shares. Accordingly, such holders will be entitled to take into account, for U.S. federal income tax purposes, income, and deductions to which they would be entitled if they were holders of such preferred stock, as described more fully below. Exchanges of preferred stock for depositary shares and depositary shares for preferred stock generally will not be subject to U.S. federal income taxation.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by a non-corporate U.S. Holder that constitute “qualified dividend income” are generally subject to tax at a maximum rate applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next section, generally will be eligible for the 50% dividends-received deduction.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be treated as gain from the disposition of our common stock, preferred stock or depositary shares. In addition, a corporate U.S. Holder will not be entitled to the dividends- received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction. A corporate U.S. Holder may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock, preferred stock, or depositary shares should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock, preferred stock, and depositary shares;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 91 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends. A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our common stock, preferred stock, or depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:

•

in the case of common stock, equals or exceeds 10% of the corporate U.S. Holder’s adjusted tax basis in the common stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•

in the case of preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as gain from the disposition of such stock and would be recognized in the taxable year in which the extraordinary dividend is received.

Corporate U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of common stock, preferred stock, or depositary shares in their particular circumstances.

Sale, Exchange, or other Taxable Disposition.   Upon the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares (other than by redemption or repurchase by us), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Redemption or Repurchase of Common Stock, Preferred Stock, or Depositary Shares. If we are permitted to and redeem or repurchase a U.S. Holder’s common stock, preferred stock, or depositary shares, the redemption or repurchase generally would be a taxable event for U.S. federal income tax purposes. A U.S. Holder would be treated as if it had sold its shares if the redemption or repurchase:

•	results in a complete termination of the U.S. Holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. Holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. Holder, in each case as determined under the Code and applicable treasury regulations.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem or repurchase a U.S. Holder’s shares in a redemption or repurchase that meets one of the tests described above, the U.S. Holder generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than our stock or the stock of a successor to us) received less the U.S. Holder’s tax basis in the shares redeemed or repurchased. This gain or loss generally would be long-term capital gain or capital loss if the shares have been held for more than one year.

If a redemption or repurchase does not meet any of the tests described above, a U.S. Holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce the U.S. Holder’s tax basis in the shares and thereafter would be treated as capital gain. If a redemption or repurchase is treated as a distribution that is taxable as a dividend, the U.S. Holder’s tax basis in the redeemed or repurchased shares would be transferred to the remaining shares of our stock that the U.S. Holder owns, if any.

Special rules apply if we redeem our common stock, preferred stock, or depositary shares for our debt securities. We will discuss any special U.S. federal income tax considerations in the applicable supplement if we have the option to redeem our common stock, preferred stock, or depositary shares for our debt securities.

Additional Medicare Tax on Unearned Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the preferred stock, common stock, or depositary shares.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Subject to the discussions below concerning backup withholding and FATCA, payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.

To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or the applicable withholding agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), obtain and provide a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or other Taxable Disposition. Subject to the discussions below concerning backup withholding and FATCA, A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the shares, (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (d) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of our common stock, preferred stock, or depositary shares, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, or other disposition of such shares.

We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of our common stock, preferred stock, or depositary shares is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale, exchange, or other disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, preferred stock, or depositary shares. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock, preferred stock, or depositary shares. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock, preferred stock, or depositary shares. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received on a sale or exchange if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Convertible Preferred Stock and Other Equity Securities

Special U.S. federal income tax rules are applicable to certain other of our equity securities, including preferred stock convertible into or exercisable or exchangeable for our common stock or other securities. The material U.S. federal income tax considerations with respect to these securities will be discussed in the applicable supplement. Investors should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these securities.

Taxation of Warrants

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of warrants offered in this prospectus, including any tax considerations relating to the specific terms of the warrants. Investors considering the purchase of warrants we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants we are offering in light of their investment or tax circumstances.

Taxation of Purchase Contracts

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of purchase contracts offered in this prospectus, including any tax considerations relating to the specific terms of the purchase contracts. Investors considering the purchase of purchase contracts we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the purchase contracts.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of the purchase contracts in light of their investment or tax circumstances.

Taxation of Units

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of units that we are offering, including any tax considerations relating to the specific terms of the units. Investors considering the purchase of units that we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax consequences, if any, of the acquisition, ownership and disposition of the units.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of units comprised of one or more of the securities we are offering in light of their investment or tax circumstances.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act

Legislation commonly known as “FATCA” (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments and to payments of gross proceeds from a sale or redemption. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding under FATCA will apply to payments of gross proceeds from a sale or redemption (other than income treated as U.S.-source “fixed or determinable annual or periodical” income). If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock, depositary shares, or common stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered using this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The underwriters, dealers, or agents may include BofA Securities, Inc. (“BofAS”), or any of our other broker-dealer affiliates.

Each supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

In the applicable supplement, we will specify the settlement period for the offered securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we specify a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on any date prior to two business days before delivery of such securities, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our broker-dealer affiliates, including BofAS, may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent informs you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

BofAS is our wholly-owned subsidiary, and unless otherwise set forth in the applicable supplement, we will receive the net proceeds of any offering in which BofAS participates as an underwriter, dealer or agent. The offer and sale of any securities by BofAS, or any of our other broker-dealer affiliates that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers or agents, or their affiliates, that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Bank of America. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. A fiduciary should also consider whether an investment in the offered securities may constitute a “prohibited transaction,” as described below.

Certain provisions of ERISA and the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and retirement plans covering self-employed persons) that are subject to Section 4975 of the Code, and entities whose underlying assets include plan assets by reason of such employee benefit plan’s or plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity (referred to as “prohibited transactions”). Certain governmental, church, non-U.S. and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (“similar law”).

Each of Bank of America Corporation and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many plans on account of being a service provider to such plans. As a result, a prohibited transaction may arise if the securities are acquired by or on behalf of a plan unless those securities are acquired and held pursuant to an available exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from or occurring in connection with the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction and provided further that the plan receives no less, nor pays no more, than adequate consideration in connection with the transaction (the so-called “Service Provider Exemption”). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these securities.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or a similar exemption or exception acceptable to us) applies to such purchase, holding, and disposition: the Service Provider Exemption, PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, or PTCE 84-14. Therefore, unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that:

(a)	it is not a plan subject to Title I of ERISA, Section 4975 of the Code or similar law and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)

if it is a plan subject to Title I of ERISA or Section 4975 of the Code, its purchase, holding, and disposition of such securities will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code; or

(c)

if it is a governmental plan (as defined in section 3(32) of ERISA), church plan (as defined in section 3(33) of ERISA), non-U.S. plan or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code, its purchase, holding, and disposition of such securities will not violate any similar law and are not otherwise prohibited.

Moreover, any purchaser that is a plan or is acquiring the offered securities on behalf of a plan, including any fiduciary purchasing on behalf of a plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the offered securities that (a) neither we, any of the underwriters nor any of our or their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or non-U.S. plan under any similar laws) with respect to the acquisition, holding or disposition of the offered securities, or as a result of any exercise by the Seller of any rights in connection with the offered securities, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the offered securities and the transactions contemplated with respect to the securities, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the offered securities is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such offered securities and not as a fiduciary to such purchaser.

This discussion is a general summary of some of the rules which apply to ERISA plans and non-ERISA arrangements and their related investment vehicles as of the date of this prospectus. The rules governing investments by ERISA plans and non-ERISA arrangements change frequently, and we have no duty to, nor will we, inform you about any changes to such rules if and when they occur. This summary does not describe all of the rules or other considerations that may be relevant to the investment in the offered securities by such plans or arrangements. The description above is not, and should not be construed as, legal advice or a legal opinion.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and holding of offered securities and the availability of exemptive relief under the class or statutory exemptions listed above. The sale of the securities of Bank of America to a plan is in no respect a representation by the Seller that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of certain contracts and other documents and may not contain all of the information that you may find important. You should review the full text of these contracts and other documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•	our annual report on Form 10-K for the year ended December 31, 2020;

•	our quarterly reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021;

•

our current reports on Form 8-K filed January 19, 2021, January  28, 2021, February  12, 2021, March  19, 2021, April  15, 2021, April  22, 2021, June 28, 2021, June 29, 2021 and July 14, 2021 (in each case, other than documents or information that is furnished but deemed not to have been filed); and

•

the description of our common stock which is contained in our registration statement filed under Section 12 of the Exchange Act, as updated by our current report on Form 8-K filed April 20, 2009 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offering of securities covered by this prospectus, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above, at no cost, by contacting us at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable supplements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our subsequent filings that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina, and for the underwriters or agents by Davis Polk & Wardwell LLP, New York, New York or such other counsel as may be indicated in the applicable supplement. Certain U.S. federal income tax matters will be passed upon for Bank of America by Davis Polk & Wardwell, LLP, New York, New York, special tax counsel to Bank of America and Sidley Austin LLP, New York, New York, special tax counsel to Bank of America. McGuireWoods LLP regularly performs legal services for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this pricing supplement or the accompanying prospectus supplement or prospectus, as applicable.

Our affiliates, including BofA Securities, Inc., will deliver this pricing supplement and the accompanying prospectus supplement and prospectus for offers and sales in the secondary market.

$10,000,000,000

Medium-Term Notes, Series N

$2,000,000,000 4.827% Fixed/ Floating Rate Senior Notes, due July 2026

$3,000,000,000 4.948% Fixed/ Floating Rate Senior Notes, due July 2028

$5,000,000,000 5.015% Fixed/ Floating Rate Senior Notes, due July 2033

PRICING SUPPLEMENT

Sole Book-Runner

BofA Securities

AmeriVet Securities

Cabrera Capital Markets, LLC

CastleOak Securities, L.P.

C.L. King & Associates

Mischler Financial Group, Inc.

R. Seelaus & Co., LLC

Banco Sabadell

BBVA

BNY Mellon Capital Markets, LLC

Capital One Securities

CIBC Capital Markets

Citizens Capital Markets

Danske Markets

HSBC

Huntington Capital Markets

ING

Lloyds Securities

Mashreqbank psc

Mizuho Securities

MUFG

Natixis

NatWest Markets

Nomura

Nordea

PNC Capital Markets LLC

Scotiabank

SOCIETE GENERALE

SMBC Nikko

Standard Chartered Bank

SVB Securities

UniCredit Capital Markets

July 19, 2022